    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER   , 1996
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       UNITED COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

         MINNESOTA                      6712                  41-1380239
---------------------------  --------------------------  ---------------------
 (State or jurisdiction of       (Primary Standard         (I.R.S. Employer
     incorporation or        Industrial Classification      Identification
       organization)                   Code)                    Number)

                       2600 EAGAN WOODS DRIVE, SUITE 155
                             EAGAN, MINNESOTA 55121
                                 (612) 552-2828
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                            R. SCOTT JONES, CHAIRMAN
                            GALEN T. PATE, PRESIDENT
                       UNITED COMMUNITY BANCSHARES, INC.
                       2600 EAGAN WOODS DRIVE, SUITE 155
                             EAGAN, MINNESOTA 55121
                                 (612) 552-2828
            (Name address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

        Lynn M. Gardin, Esq.                 David B. Miller, Esq.
      Fredrikson & Byron, P.A.                Faegre & Benson, LLP
900 Second Avenue South, Suite 1100           2200 Norwest Center
    Minneapolis, Minnesota 55402          Minneapolis, Minnesota 55402
           (612) 347-7000                        (612) 336-3000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: / /

    If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED
                                                   PROPOSED          MAXIMUM
                                                    MAXIMUM         AGGREGATE        AMOUNT OF
   TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE      OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED    BE REGISTERED    PER SHARE (1)      PRICE (1)           FEE
  % Cumulative Perpetual
 Preferred Stock, Series A,
 $25 Stated Value............      440,000          $25.00         $11,000,000        $3,334
Total Registration Fee.......                                                         $3,334

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS        SUBJECT TO COMPLETION DATED OCTOBER   , 1996
DATED          , 1997
                                 440,000 SHARES

                       [UNITED COMMUNITY BANCSHARES LOGO]
                 % CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

The shares being offered hereby are 440,000 shares of    % Cumulative Perpetual
Preferred Stock, Series A (the "Series A Preferred Stock") of United Community Bancshares, Inc. ("United" or the "Company"). The Series A Preferred Stock has a liquidation preference of $25.00 per share, plus accrued and unpaid dividends to the date fixed for liquidation. See "Description of Securities -- Series A Preferred Stock -- Liquidation Preference."

Dividends on the Series A Preferred Stock are cumulative and are payable, when, as and if declared by United's Board of Directors, quarterly in arrears on the 15th day of January, April, July and October in each year, commencing April 15,
1997, at an annual rate of $    per share. See "Description of Securities --
Series A Preferred Stock -- Dividends."

The Series A Preferred Stock is intended to qualify as Tier 1 capital of United under applicable federal regulations. See "Supervision and Regulation."

The Series A Preferred Stock ranks senior to United's common stock, $0.01 par value (the "Common Stock"), with respect to both cash dividend rights and rights upon liquidation, dissolution or winding up. As long as the Series A Preferred Stock is outstanding, United is not permitted to declare or pay any cash dividend on, or redeem or repurchase, any shares of its Common Stock unless United has declared or paid, respectively, all accrued and unpaid dividends at the stated rate on the Series A Preferred Stock. See "Description of Securities -- Series A Preferred Stock."

The Series A Preferred Stock is redeemable at any time commencing January 15, 2000, at the option of United, in whole or in part, at the declining redemption amounts set forth in this Prospectus, plus accrued and unpaid dividends to the date fixed for redemption and without interest. See "Description of Securities -- Series A Preferred Stock -- Redemption at the Option of United."

United does not intend to list the Series A Preferred Stock on any securities exchange or include it for quotation on the Nasdaq National Market or any other quotation system. Although the Underwriter has indicated an intention to make a market in the Series A Preferred Stock, the Underwriter is not obligated to make a market in the Series A Preferred Stock, and any market making may be discontinued at any time at the sole discretion of such Underwriter. There can be no assurance that a market will develop for the Series A Preferred Stock. See "Risk Factors -- Limited Trading Market" and "Underwriting." Concurrently with this offering, United is offering by separate Prospectus up to 56,600 shares of its Common Stock. See "Description of Securities -- Common Stock."

SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ISSUANCE AND SALE OF THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE OFFICE OF THE COMPTROLLER OF THE CURRENCY (THE "OCC"), THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"), OR THE MINNESOTA DEPARTMENT OF COMMERCE (THE "DEPARTMENT"), NOR HAS THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE OCC, THE FDIC, OR THE DEPARTMENT, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. THESE SECURITIES ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

                                        Price to         Underwriting        Proceeds to
                                         Public          Discount (1)        United (2)
Per Share.........................       $25.00                $                  $
Total.............................          $                  $                  $

(1) United will also pay an advisory fee equal to 1% of the gross proceeds of the offering to the Underwriter (the "Advisory Fee"). United has also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See
    "Underwriting."
(2) Before deducting expenses payable by United estimated to be $270,000.

The shares of Series A Preferred Stock are being offered by the Underwriter subject to prior sale when, as and if delivered to and accepted by the Underwriter. It is expected that delivery of the certificates for the Series A Preferred Stock will be made at the offices of Piper Jaffray Inc. in
Minneapolis, Minnesota, on or about January   , 1997.

                               PIPER JAFFRAY INC.

                            ------------------------

                        UNITED COMMUNITY BANCHARES, INC.
                                OFFICE LOCATIONS

                                 [MAP]

                            ------------------------

The Company intends to furnish to its stockholders annual reports containing financial statements audited by an independent auditing firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.
                            ------------------------

Information contained in this Prospectus contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" beginning on page 8 of the Prospectus constitute cautionary statements identifying important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements.
                            ------------------------

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF SUCH INFORMATION OR OF ALL MATERIAL FEATURES OF THE PROPOSED OFFERING AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED HEREIN.

                                  THE COMPANY

    United Community Bancshares, Inc. ("United" or the "Company"), a bank holding company with $429 million in assets as of June 30, 1996, operates Signal Bank, Inc. ("Signal Bank") and The Goodhue County National Bank ("Goodhue Bank") (collectively, Signal Bank and Goodhue Bank are referred to as the "Banks"). Signal Bank is a state-chartered bank with offices in Eagan, Savage and West St. Paul, Minnesota. Goodhue Bank is a national bank with offices in Red Wing, Lanesboro and Rushford, Minnesota. In addition to the Banks, United also operates Consumers Credit Corporation ("CCC"), a consumer finance company with offices in Hastings, Northfield, Red Wing and West St. Paul, Minnesota.

    COMMUNITY BANKING PHILOSOPHY. United's operating strategy for the Banks has emphasized relationship banking for owner-operated small-to-medium-sized businesses, nonprofit organizations, professionals and consumers in market areas surrounding the Banks' offices. Management of each Bank believes that a significant number of its commercial customers prefer to bank with locally managed institutions which provide a full-service banking relationship covering the customer's commercial banking business and the personal needs of its management and employees. United provides its Banks with the advantages of affiliation with a multi-bank holding company, including services such as data processing services, credit policy formulation, accounting services, investment portfolio management and specialized staff support while generally granting substantial autonomy to management of the Banks with respect to the day-to-day operations and customer service decisions. The Company believes this autonomy allows the Banks to better serve customers in their respective communities and thereby enhances the Banks' business opportunities and operations. The Company also maintains local bank charters and boards of directors, as well as encourages all of its personnel to become active in community groups and projects.

    ACQUISITION OF PARK BANK. United has entered into a Merger Agreement, dated October 7, 1996 (the "Merger Agreement") with Park Financial Corporation ("PFC"), a bank holding company which owns Park National Bank ("Park Bank"), a national bank with assets of approximately $203 million as of June 30, 1996 (the "Park Acquisition"). Park Bank operates its principal office in St. Louis Park, Minnesota and a branch in New Hope, Minnesota. Park Bank provides a wide range of commercial and consumer services primarily to owner-operated small-to-medium-sized businesses, professionals and consumers principally in the western and northwestern portions of the seven-county Minneapolis-St. Paul metropolitan area. The cash purchase price of approximately $46 million will be obtained from the proceeds of this Offering, together with the proceeds from the concurrent sale of United's common stock in the approximate minimum amount of $5 million (net of estimated offering expenses), a loan from Firstar Bank Milwaukee, N.A. in the approximate amount of $24 million and cash on hand of approximately $7 million. As of the date of this Prospectus, all conditions precedent to the consummation of the Park Acquisition have been satisfied or waived, with the only remaining condition being the consummation of the sale of the Series A Preferred Stock offered hereby. The Park Acquisition will be accounted for under the purchase method of accounting and will close concurrently with this Offering. See "Acquisition of Park."

    GROWTH STRATEGIES. United's strategy is to continue to grow by acquiring other financial institutions and financial service providers, expanding existing bank and consumer finance businesses internally, and pursuing other financial service opportunities. United's acquisition strategy is to identify banks with at least $50 million in assets in Minnesota and Wisconsin communities within a 100 mile radius of the Minneapolis-St. Paul metropolitan area. In assessing acquisitions, United focuses on credit quality, past performance of the bank, management strengths and weaknesses, location, community demographics, relative health of the local economy, organizational structure of the bank and consideration for and terms of the acquisition.

Management believes there are a number of community banks which meet United's criteria and whose owners would be interested in selling their banks to a community-based organization like United. United will continue to expand its current business operations by identifying products or services which have been successful in one or more of its offices and expanding these products or services to other offices. For example, Signal Bank is a "preferred lender" with the Small Business Administration ("SBA"), and its expertise in making SBA loans will be utilized by other United subsidiary banks. Similarly, Goodhue Bank's lease financing experience will allow the United subsidiary banks to participate in more equipment financing transactions. In addition, United's strategy is to grow CCC's loan portfolio by building CCC's indirect and direct consumer finance business and by the acquisition or start-up of new offices.

    The Company is a Minnesota corporation and its principal executive offices are located at 2600 Eagan Woods Drive, Suite 155, Eagan, Minnesota 55121, and its telephone number is (612) 552-2828. United was formed on January 1, 1994 through the merger of Goodhue County Financial Corporation ("Goodhue"), the former holding company for Goodhue Bank, into Signal Bancshares, Inc. ("Signal"), the former holding company for Signal Bank. Upon consummation of the merger, the name of the Company was changed to United Community Bancshares, Inc. References to United or the Company means United and its subsidiaries unless the context otherwise requires.

                                  THE OFFERING

Securities offered................  440,000 shares of    % Cumulative Perpetual Preferred
                                    Stock, Series A, $25.00 stated value per share (the
                                    "Series A Preferred Stock"). See "Description of
                                    Securities -- Series A Preferred Stock."

Dividends.........................  Cash dividends are cumulative from the date of issue and are payable quarterly in arrears on the 15th day of
                                    January, April, July and October in each year,
                                    commencing April 15, 1997, at an annual rate of $    per
                                    share (the "Series A Dividend Amount"), when, as and if
                                    declared by United's Board of Directors. See
                                    "Description of Securities -- Series A Preferred Stock
                                    -- Dividends."

Maturity..........................  The Series A Preferred Stock is perpetual.

Redemption at option of United....  The Series A Preferred Stock may not be redeemed prior to January 15, 2000. Thereafter the Series A Preferred
                                    Stock may be redeemed in whole or in part, at the option
                                    of United, at any time upon not less than 30 days' but
                                    not more than 60 days' prior written notice, at the
                                    following per share redemption amounts, plus accrued and
                                    unpaid dividends up to the date fixed for redemption,
                                    without interest: $25.75, if the redemption date is
                                    within the 12-month period beginning January 15, 2000;
                                    $25.38, if the redemption date is within the 12-month
                                    period beginning January 15, 2001; and $25.00, if the
                                    redemption date is on or after January 15, 2002.
                                    Redemption by United is subject to prior regulatory
                                    approval. See "Description of Securities -- Series A
                                    Preferred Stock -- Redemption at the Option of United."

Ranking...........................  The Series A Preferred Stock ranks senior to United's
                                    Common Stock with respect to both cash dividend rights
                                    and rights upon liquidation, dissolution or winding up.
                                    See "Description of Securities -- Series A Preferred
                                    Stock."

Voting rights.....................  The Series A Preferred Stock is non-voting, except that the holders of the Series A Preferred Stock will have
                                    the right to vote in certain limited circumstances
                                    described herein. See "Description of Securities --
                                    Series A Preferred Stock -- Limited Voting Rights."

Liquidation preference............  In the event of any voluntary or involuntary liquidation of United, holders of the Series A Preferred Stock are
                                    entitled to be paid $25.00 per share, plus accrued and
                                    unpaid dividends up to the date fixed for liquidation,
                                    before any distribution is made to holders of the Common
                                    Stock or any other class or series of capital stock of
                                    United ranking junior to the Series A Preferred Stock
                                    with respect to distributions upon liquidation. See
                                    "Description of Securities -- Series A Preferred Stock
                                    -- Liquidation Preference."

Listing...........................  United does not intend to list the Series A Preferred
                                    Stock on any securities exchange or include it for
                                    quotation on the Nasdaq National Market or any other
                                    quotation system. See "Risk Factors -- Limited Public
                                    Market" and "Underwriting."

Use of proceeds...................  United will use all of the net proceeds of the Offering to provide a portion of the financing for the Park
                                    Acquisition and to increase United's qualifying "Tier 1"
                                    capital in order for United to have sufficient capital
                                    to consummate the Park Acquisition. See "Use of
                                    Proceeds."

                             SUMMARY FINANCIAL DATA
    The summary financial information presented below reflects certain financial information of United on an historical basis as of and for the periods indicated and on an unaudited pro forma basis (i) as of and for the year ended December 31, 1993 taking into account the merger of Goodhue and Signal, which was accounted for using the purchase method of accounting effective January 1, 1994, as if such transaction had occurred on January 1, 1993, (ii) as of and for the six months ended June 30, 1996 giving effect to the Park Acquisition (including related equity and debt financing transactions), which will be consummated concurrently with the closing of this Offering and will be accounted for using the purchase method of accounting, as if such transaction had occurred on January 1, 1996, and (iii) as of and for the six months ended June 30, 1995 and the year ended December 31, 1995 giving effect to the Park Acquisition (including related equity and debt financing transactions), which will be consummated concurrently with the closing of this Offering and will be accounted for using the purchase method of accounting, as if such transaction had occurred on January 1, 1995. This data should be read in conjunction with each of United's, Goodhue's and PFC's Consolidated Financial Statements and related notes included herein and in conjunction with the unaudited Pro Forma Combined Financial Statements and related notes included herein. See "Index to Financial Information," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                              AS OF AND FOR THE            AS OF AND FOR THE
                                                               SIX MONTHS ENDED               YEAR ENDED
                                                                   JUNE 30,                  DECEMBER 31,
                                                             --------------------  ---------------------------------
                                                               1996       1995       1995       1994       1993(1)
                                                             ---------  ---------  ---------  ---------  -----------
                                                                                                         (PRO FORMA)
                                                                             (DOLLARS IN THOUSANDS)
 UNITED
OPERATING DATA
  Interest income..........................................  $  16,451  $  14,843  $  31,206  $  25,516   $  23,930
  Interest expense.........................................      6,875      6,013     12,848      9,159       9,035
                                                             ---------  ---------  ---------  ---------  -----------
  Net interest income......................................      9,576      8,830     18,358     16,357      14,895
  Provision for loan and lease losses......................         95         20         61        234         605
                                                             ---------  ---------  ---------  ---------  -----------
  Net interest income after provision for loan and lease
   losses..................................................      9,481      8,810     18,297     16,123      14,290
  Noninterest income.......................................      2,390      1,938      3,919      3,837       3,947
  Noninterest expense......................................      8,556      8,208     16,531     16,131      14,995
                                                             ---------  ---------  ---------  ---------  -----------
  Income before income taxes and cumulative effect of
   change in accounting principle..........................      3,315      2,540      5,685      3,829       3,242
  Income tax expense.......................................      1,034        897      2,056      1,396       1,138
                                                             ---------  ---------  ---------  ---------  -----------
  Income before cumulative effect of change in accounting
   principle...............................................      2,281      1,643      3,629      2,433       2,104
  Cumulative effect of change in accounting principle
   (2).....................................................     --         --         --         --             181
                                                             ---------  ---------  ---------  ---------  -----------
  Net income...............................................  $   2,281  $   1,643  $   3,629  $   2,433   $   2,285
                                                             ---------  ---------  ---------  ---------  -----------
                                                             ---------  ---------  ---------  ---------  -----------
BALANCE SHEET DATA
  Total assets.............................................  $ 428,933  $ 402,356  $ 421,841  $ 383,984   $ 347,687
  Net loans and leases.....................................    272,965    252,948    263,006    244,125     217,317
  Investment securities....................................    104,523     92,238    101,837     83,434      82,610
  Deposits.................................................    340,225    317,874    340,723    312,947     291,590
  Securities sold under repurchase agreements..............     29,283     29,160     23,173     27,747      15,321
  Notes payable and other borrowings.......................     16,097     19,664     15,762     12,412      10,549
  Total stockholders' equity...............................     38,500     30,998     36,969     27,525      26,745
KEY RATIOS
  Return on average assets (3)(4)..........................       1.08%      0.85%      0.91%      0.68%       0.61%
  Return on average equity (3)(4)..........................      12.43      11.47      11.65       9.22        8.22
  Average stockholders' equity to average assets...........       8.69       7.43       7.79       7.34        7.48
  Net interest margin (3)..................................       5.08       5.17       5.13       5.12        5.01
  Operating efficiency ratio...............................      71.50      76.22      74.21      79.88       79.58
  Nonperforming loans/total loans and leases...............       0.43       0.34       0.28       0.27        0.64
  Allowance for loan and lease losses/total loans and
   leases..................................................       1.08       1.14       1.09       1.16        1.24
  Allowance for loan and lease losses/nonperforming loans
   and leases..............................................     250.63     339.28     385.51     423.74      192.99
  Common stock dividend payout ratio (5)...................       0.00       0.00       0.00       0.00       10.37
  Ratio of earnings to fixed charges and preferred stock
   dividends: (6)
    Including interest on deposits, FHLB advances, federal
     funds purchased and securities sold under repurchase
     agreements (7)........................................       1.48x      1.42x      1.44x      1.42x       1.36x
    Excluding interest on deposits, FHLB advances, federal
     funds purchased and securities sold under repurchase
     agreements (7)........................................      19.94x      9.25x     12.24x      6.94x      50.88x

                                                                                                    AS OF AND FOR
                                                                              AS OF AND FOR THE          THE
                                                                               SIX MONTHS ENDED       YEAR ENDED
                                                                                   JUNE 30,          DECEMBER 31,
                                                                             --------------------  ----------------
                                                                               1996       1995           1995
                                                                             ---------  ---------  ----------------
                                                                                     (DOLLARS IN THOUSANDS)
 PRO FORMA

OPERATING DATA
  Interest income..........................................................  $  24,135  $  21,776     $   45,818
  Interest expense.........................................................     10,708      9,446         20,113
                                                                             ---------  ---------       --------
  Net interest income......................................................     13,427     12,330         25,705
  Provision for loan and lease losses......................................        334        380            781
                                                                             ---------  ---------       --------
  Net interest income after provision for loan and lease losses............     13,093     11,950         24,924
  Noninterest income.......................................................      3,213      2,754          5,578
  Noninterest expense......................................................     12,253     12,124         24,265
                                                                             ---------  ---------       --------
  Income before income taxes...............................................      4,053      2,580          6,237
  Income tax expense.......................................................      1,578      1,161          2,784
                                                                             ---------  ---------       --------
  Net income...............................................................  $   2,475  $   1,419     $    3,453
                                                                             ---------  ---------       --------
                                                                             ---------  ---------       --------

BALANCE SHEET DATA
  Total assets.............................................................  $ 652,143  $ 605,359     $  636,731
  Net loans and leases.....................................................    386,011    359,085        372,868
  Investment securities....................................................    177,182    151,556        163,302
  Deposits.................................................................    506,668    471,700        506,477
  Securities sold under repurchase agreements..............................     46,491     39,942         33,839
  Notes payable and other borrowings.......................................     38,989     41,395         37,489
  Total stockholders' equity...............................................     53,758     46,257         52,228

KEY RATIOS
  Return on average assets (3)(4)..........................................       0.79%      0.50%          0.59%
  Return on average equity (3)(4)..........................................      13.49       9.91          11.09
  Average stockholders' equity to average assets...........................       5.84       7.71           7.88
  Net interest margin (3)..................................................       4.72       4.82           4.80
  Operating efficiency ratio...............................................      73.64      80.38          77.57
  Nonperforming loans/total loans and leases...............................       1.01       0.69           0.53
  Allowance for loan and lease losses/total loans and leases...............       1.39       1.35           1.40
  Allowance for loan and lease losses/nonperforming loans and leases.......     137.76     195.16         264.26
  Common stock dividend payout ratio (5)...................................       0.00       0.00           0.00
  Ratio of earnings to fixed charges and preferred stock dividends: (6)
    Including interest on deposits, FHLB advances, federal funds purchased
     and securities sold under repurchase agreements (7)...................       1.27x      1.17x          1.20x
    Excluding interest on deposits, FHLB advances, federal funds purchased
     and securities sold under repurchase agreements (7)...................       2.70x      1.86x          2.13x

------------------------------
(1) Combines the results of operations and financial condition of Signal and Goodhue.

(2) Cumulative effect of change in accounting principle in 1993 represents the adoption of Statement of Financial Accounting Standard ("SFAS") No. 109 Accounting for Income Taxes.

(3) Annualized for the six months ended June 30, 1996 and 1995.

(4) Computed using income before cumulative effect of change in accounting principle.

(5) Dividends per common share divided by net income per common share.

(6) For the purpose of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of one-third rent expense and interest expense. Preferred stock dividends are assumed to equal the amount of pre-tax income that would be necessary to pay such dividends.

(7) FHLB advances are Federal Home Loan Bank advances.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS IN CONNECTION WITH THE DECISION TO PURCHASE SHARES OF SERIES A PREFERRED STOCK.

PAYMENTS ON SERIES A PREFERRED STOCK

    As a holding company without significant assets other than its equity interest in its subsidiary banks, United's ability to pay dividends on the Series A Preferred Stock depends primarily upon the cash dividends it receives from the subsidiary banks. Dividend payments from the subsidiary banks are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the respective subsidiary banks. Payment of dividends is also subject to regulatory restrictions if such dividends would impair the capital of the subsidiary banks. Payment of subsidiary bank dividends is also subject to the bank's profitability, financial condition and capital expenditures and other cash flow requirements. No assurance can be given that the subsidiary banks will be able to pay dividends at past levels, or at all, in the future. See "Supervision and Regulation."

    Dividends on the Series A Preferred Stock are payable when, as and if declared by the Board of Directors of United. Under Minnesota corporate law, United may declare and pay dividends if United will be able to pay its debts in the ordinary course of business after making the distribution. The final determination of the timing, amount and payment of dividends on the Series A Preferred Stock will depend on conditions then existing, including dividends received from United's subsidiary banks, United's profitability, financial condition and capital requirements and certain restrictions included in United's financing from Firstar Bank Milwaukee, N.A. ("Firstar"). See "Acquisition of Park -- Financing."

    The Federal Reserve Board (the "FRB") has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the FRB expressed its view that a bank holding company experiencing earnings weaknesses should not pay cash dividends which exceed its net income or which could only be funded in ways that would weaken its financial health, such as by borrowing. The FRB also may impose limitations on the payment of dividends as a condition to its approval of certain applications, including applications for the approval of mergers and acquisitions. Increased leverage and goodwill levels arising from the Park Acquisition are anticipated to reduce United's regulatory Tier 1 risk-based capital and leverage ratios immediately following the Park Acquisition to levels only somewhat above regulatory minimums for a "well-capitalized" institution and United's total risk-based capital ratio to a level above "adequately capitalized" but below "well-capitalized." Accordingly, United will be deemed "adequately capitalized" for purposes of various federal banking regulations applicable to a bank holding company. There can be no assurance that the FRB will not impose limitations on the payment of dividends to the Company's stockholders, including holders of the Series A Preferred Stock, if United were to experience further decreases in tangible capital. See "Supervision and Regulation."

    Following the Park Acquisition, covenants in the Company's loan agreement with Firstar will require, among other things, that each of Signal Bank, Goodhue Bank and Park Bank maintains a ratio of total tangible stockholders' equity plus allowance for loan losses to total assets of 7% or greater. As of June 30, 1996, such ratio was 8.8% at Signal Bank, 8.1% at Goodhue Bank, and, after giving pro forma effect to the Park Acquisition, 8.8% at Park Bank. In the event a subsidiary bank fails to maintain its minimum capital level, that bank will be restricted from paying dividends to United. In addition, the terms of any future financing arrangements could limit the ability of United to pay dividends on the Series A Preferred Stock. See "Acquisition of Park -- Financing."

    Substantially all of the consolidated assets of United are held by its subsidiary banks, and, in the event of liquidation of both United and any of its subsidiary banks, creditors of such banks, including depositors, would have first claim to such assets before holders of the Series A Preferred Stock. At June 30, 1996, after giving pro forma effect to the Park Acquisition, United would have outstanding indebtedness and other liabilities, including deposits, of $598 million. See "Description of Securities -- Series A Preferred Stock -- Liquidation Preferences."

RISKS INVOLVED IN ACQUISITION STRATEGY; ACQUISITION OF PARK

    United believes the majority of its growth will come from acquisitions of banks and other financial institutions. Such acquisitions involve risks of adversely changing results of operations, changes in capital structure, including increased reliance on debt, unforeseen liabilities relating to the acquired institution or arising out of the acquisition transaction, or asset quality problems of the acquired entity and other conditions not within the control of United, such as adverse personnel relations, loss of customers because of change of identity, deterioration in local economic conditions and other risks affecting the acquired institution. Acquisition candidates may not be available or available on terms favorable to United in the future. United must compete with a variety of individuals and institutions, including major regional bank holding companies, for suitable acquisition candidates. Such competition could affect United's ability to make acquisitions and increase the price that United pays for certain acquisitions.

    Concurrently with the closing of this Offering, the Company will consummate the Park Acquisition. The Park Acquisition is the Company's first acquisition since the merger with Goodhue in 1994. Available earnings and cash flow to pay dividends on the Series A Preferred Stock will be dependent in part on the successful integration of Park Bank with United. Among other things, the Park Acquisition will involve a significant increase in the Company's long-term indebtedness and interest expense due to the addition of approximately $24 million of long-term debt financing in connection with the Park Acquisition. This indebtedness requires the dedication of an increased portion of cash flow to the payment of principal and interest, thereby reducing funds available for Series A Preferred Stock dividends, capital expenditures and other cash flow requirements. In addition, Park Bank's percentage of nonperforming loans to total loans is somewhat greater than the Banks' percentage of nonperforming loans to total loans, and as a result United's overall percentage of nonperforming loans to total loans will increase over its current level. The Park Acquisition will also result in a decrease from the historical regulatory capital ratios of the Company. Following completion of the Park Acquisition, it is anticipated that United's Tier 1 risk-based capital and leverage ratios will be only somewhat above regulatory minimums for a "well-capitalized" institution, and that United's total risk-based capital ratio will be above the regulatory minimum for an "adequately capitalized" institution but below the regulatory minimum for a "well-capitalized" institution. Accordingly, United will be deemed "adequately capitalized" for purposes of various federal banking regulations applicable to United. These lower capital ratios could inhibit the Company's ability to effect certain acquisitions in the future or result in other regulatory limitations, especially if the Company should experience adverse results of operations or other events causing further decreases in tangible capital. There can be no assurance that either the subsidiary banks or United will be able to maintain capital at levels which will not result in adverse operating or financial restrictions or that access to adequate capital or capital on terms satisfactory to United will exist in the event capital restoration is necessary or desirable. See "Acquisition of Park"; "Supervision and Regulation."

GOVERNMENT REGULATION

    The banking industry is highly regulated by both federal and state regulatory authorities. United and its subsidiaries are subject to supervision and regular examinations by agents of the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Minnesota Department of Commerce. Under federal and state banking law, United and its subsidiaries are subject to substantial supervision and limitations with respect to making loans, extending credit, purchasing securities, paying dividends, making acquisitions, branching and many other aspects of the banking business. Regulation includes among other things, capital reserve requirements, dividend limitations, limitations on products and services offered, geographical limits, consumer credit regulations, community investment requirements and restrictions on transactions with affiliated parties. Financial institution regulation has been the subject of significant legislation in recent years, is subject to currently pending legislation, and may be the subject of further significant legislation in the future, none of which is within the control of United. This regulation substantially affects the business and financial results of all financial institutions and holding companies, including United and the subsidiary banks, and United is not able to predict the impact of changes in such regulations on United's business and profitability, some of which may be materially adverse to United. See "Supervision and Regulation."

INTEREST RATE RISK

    United's ability to pay any dividends is substantially dependent on each subsidiary bank's cash flow and net income. The net income of each bank depends to a great extent upon its net interest rate spread, which is the difference between the average interest rate earned by the bank on its loans, securities and other interest-earning assets, and the average interest rate it pays on deposits and other interest-bearing liabilities. Interest rates are highly sensitive to many factors beyond the control of the banks, including general economic conditions and policies of various governmental and regulatory authorities. Increases or decreases in interest rates may cause significant decreases in the net interest income and net income of the banks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset/ Liability Management -- Interest Rate Sensitivity."

LOCAL ECONOMIC CONDITIONS

    The success of United depends to a great extent upon general economic conditions in the communities it serves, primarily the Minneapolis-St. Paul metropolitan area and southeastern Minnesota, and particularly conditions affecting small and medium sized businesses which are a significant portion of United's borrowers. A decline in the economy of these areas could have an adverse effect on United's business, including the demand for new loans, refinancing activity, the ability of borrowers to repay outstanding loans and the value of loan collateral, and could adversely affect the Banks' and Park Bank's net income. See "Business -- Banks" and "Business -- Lending and Investments."

COMPETITION

    The financial services industry is rapidly changing and highly competitive. United competes with the system banks of two large multi-bank holding companies, as well as numerous other banks, savings and loan associations, credit unions, securities brokerage firms and other financial services companies. Some of these competitors have greater financial and other resources than United. No assurance can be given that United will be able to continue to compete successfully in these markets. In addition, recent legislation permitting nationwide interstate banking and branching could increase competition by both in-state and out-of-state banking or other financial institutions, and as a result could adversely affect United's business. See "Business -- Competition."

DEPENDENCE UPON KEY PERSONNEL

    The continued success of United is substantially dependent upon the efforts of the directors and executive officers of United, in particular, R. Scott Jones, Chairman and Galen T. Pate, President. The success of United depends in large part on the retention of present key management personnel, and upon the ability to hire and retain additional qualified personnel in the future when needed. United does not have employment contracts with any management personnel or any key-person life insurance coverage on any management personnel. See "Management."

CONCENTRATION OF OWNERSHIP IN MANAGEMENT

    Assuming they do not purchase shares in the offering of United's Common Stock occurring concurrently with this Offering, following completion of such Common Stock offering, the directors and officers of United, the principal executive officers of United's subsidiaries and the United Employee Stock Ownership Plan will hold approximately 43.8% (assuming the minimum number of shares of Common Stock are sold in the concurrent offering) of the United Common Stock then outstanding. In addition, senior management has received, and may in the future receive, stock options under the 1994 Stock Option Plan, which if exercised would increase the number of shares of United Common Stock held by management. Because of such share ownership, these individuals may be able to exercise significant influence in the election of members of United's Board of Directors and the outcome of other corporate actions. See "Management" and "Principal Shareholders."

LIMITED TRADING MARKET

    United does not intend to list the Series A Preferred Stock on any securities exchange, or include the Series A Preferred Stock for quotation on the Nasdaq National Market or any other market system. There is no existing public market for the Series A Preferred Stock, and there can be no assurance that an active or liquid trading market for the Series A Preferred Stock will develop following the Offering, or that, if such a market does develop, it will continue. The Underwriter has indicated an intention to make a market in the Series A Preferred Stock, although the Underwriter has no obligation to make a market and, if such a market is made, there can be no assurance that an active trading market will develop or that any such market making which does take place will not be discontinued at any time at the sole discretion of the Underwriter. If the shares of Series A Preferred Stock are traded after their original issuance, they may trade at a discount to their stated value. See "Underwriting."

LIMITED VOTING RIGHTS

    Holders of the Series A Preferred Stock will not have any voting rights, except in very limited circumstances. See "Description of Securities -- Series A Preferred Stock -- Limited Voting Rights."

POSSIBLE LACK OF AVAILABLE INFORMATION

    The Company anticipates that it will not be required to register the Series A Preferred Stock pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and does not presently intend voluntarily to effect such a registration. Following the offering, the Company will be subject to the periodic and other reporting requirements of the Exchange Act for the 1997 calendar year pursuant to Section 15(d) thereof. Thereafter, provided the Series A Preferred Stock is then held by less than 300 holders of record at the beginning of any subsequent fiscal year the Company could cease to be subject to the obligation to file such reports with respect to such fiscal year. The Company anticipates that the Series A Preferred Stock will be held by less than 300 holders of record at the end of 1997, and therefore that it will then cease to be subject to the reporting requirements of the Exchange Act at that time. The Company intends to provide quarterly and annual financial information to its shareholders even if not required to do so pursuant to the Exchange Act. See "Additional Information."

                              ACQUISITION OF PARK

    THE INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO THE PARK ACQUISITION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

GENERAL

    United's wholly-owned subsidiary, PFC Acquisition Corp. ("Newco") and PFC have entered into the Merger Agreement, pursuant to which Newco will merge into PFC, with PFC as the surviving corporation (the "Merger"). All conditions to the Merger, including receipt of applicable regulatory approvals, have been satisfied or waived, with the only remaining condition being the consummation of the sale of the Series A Preferred Stock offered hereby. It is expected that the Merger will be consummated concurrently with the closing of this Offering. Following the Merger, United expects to continue operations of Park Bank in a manner substantially consistent with past practice and plans to retain the existing management of Park Bank.

    PFC began operations as a one-bank holding company on October 1, 1975. PFC owns all of the issued and outstanding capital stock of Park Bank, formerly known as Park National Bank of St. Louis Park, which was chartered in 1963. Park Bank, with assets of approximately $203 million as of June 30, 1996, engages in commercial and consumer banking activities primarily in the western and northwestern portions of the seven-county Minneapolis-St. Paul metropolitan area. Management of United believes that the acquisition of Park Bank will (i) broaden the base of operations for the entire United consolidated group and could diversify risk that may exist in each market area; (ii) result in economies of scale due to the combination of resources; (iii) result in a larger organization that should better enable management to attract well-qualified employees and provide opportunities to broaden access to capital markets and acquisition opportunities; and (iv) allow each of United's subsidiary banks to access the products, services, talents and capabilities of the other subsidiary banks and their management and employees. See "Business -- Growth Strategies."

BUSINESS OF PARK BANK

    Park Bank provides a wide range of commercial and consumer banking products and services for small-to-medium-sized businesses, consumers and professionals. Park Bank has a market niche focused on the lending and cash management needs of owner-operated businesses in light manufacturing, wholesale/ distribution and service industries with sales of $250,000 to $25 million. At June 30, 1996, 79% of Park Bank's loans were commercial, commercial real estate or commercial construction loans, with the real estate loans primarily placed on owner-occupied facilities. The commercial lending activities are principally in the western and northwestern portions of the seven-county Minneapolis-St. Paul metropolitan area.

    Park Bank provides its consumer customers with a competitive variety of deposit products and services, installment and home equity line of credit loans, discount brokerage services, and other customary banking services. A majority of Park Bank's consumer business is originated within a two-to-three mile radius of its banking offices in St. Louis Park and New Hope, Minnesota.

    Park Bank competes with the system banks of two large multi-bank holding companies, as well as numerous other banks, savings and loan associations, credit unions, securities brokerage firms and other financial services companies. Management believes that the experience and reputation of Park Bank in the small-to-medium-sized business market is very complementary to that of Signal Bank, which will enhance the ability of both banks to compete more effectively through the sharing of resources and expertise, such as SBA loan programs.

    Park Bank presently leases its main office, consisting of approximately 27,000 square feet located at 5353 Wayzata Boulevard, St. Louis Park, Minnesota, under a lease which expires on October 31, 2004, with several options to renew. Park Bank operates a branch office in an approximately 5,200 square foot detached building owned by Park Bank and located at 7001 Bass Lake Road, New Hope, Minnesota. Management believes that Park Bank's facilities are adequate to meet its foreseeable needs. As of June 30, 1996, PFC and Park Bank employed 80 persons, 65 on a full-time basis and 15 on a part-time basis.

TERMS OF THE PARK ACQUISITION

    In connection with the Merger, the shareholders of PFC will receive aggregate cash consideration estimated to be approximately $46 million (the actual consideration will be based on the November 30, 1996 book value of PFC plus a premium plus a fixed daily accrual representing earnings from November 30, 1996 through the closing date of the Park Acquisition). Following the Park Acquisition, United will own all of the issued and outstanding stock of PFC which in turn owns all of the issued and outstanding stock of Park Bank. For accounting purposes, the Park Acquisition will be accounted for under the purchase method for business combinations, which requires adjusting the assets and liabilities of Park Bank to their fair value and the recording of goodwill at an amount equal to the difference between the aggregate cash payment and the fair value of the tangible assets and liabilities. The Park Acquisition is subject to various conditions, including bank regulatory approval, all of which have been satisfied or waived with the only remaining condition being the consummation of the sale of the Series A Preferred Stock offered hereby.

    In the Merger Agreement, PFC and the Park Financial Corporation Common Stock Revocable Trust (the "Trust"), a majority shareholder of PFC, have made various representations and warranties relating to the due organization of PFC and Park Bank, authorization of PFC to enter into the Merger Agreement, capitalization and financial statements of PFC and Park Bank and other matters customary in transactions of this type. The Merger Agreement includes covenants obligating PFC and Park Bank to conduct their operations pending closing of the Merger in the ordinary course of business and in compliance with various restrictions intended to protect the financial condition of PFC and Park Bank and customary in transactions of this type.

    Pursuant to a separate Indemnification Agreement, the Trust and certain beneficiaries of the Trust (the "Indemnifying Parties") have agreed to indemnify United, the surviving corporation of the Merger, and Park Bank from and against any and all claims, losses, damages, liabilities or expenses arising or incurred within six years after the Merger as a result of any claims, actions or proceedings made or brought against United, the surviving corporation of the Merger, and Park Bank by the Indemnifying Parties or the other shareholders of PFC for any or no reason. There will be no indemnification for claims brought by third parties, or for claims based upon inaccuracies of the representations and warranties made by PFC and the Trust in the Merger Agreement.

FINANCING

    The aggregate financing for the Park Acquisition will come from the proceeds from this Offering, the proceeds from the sale of United's Common Stock occurring concurrently with this Offering in the approximate minimum amount of $5 million (after deducting offering expenses), cash on hand in the aggregate amount of $7 million, and a loan from Firstar in the amount of $24 million. In addition to providing financing for the Park Acquisition, the net proceeds from the sale of the Series A Preferred Stock and the net proceeds from the sale of the Common Stock will also be used to increase United's qualifying "Tier 1" capital. United and Firstar have entered into a Loan Agreement, under which Firstar is providing a loan of up to an aggregate amount of $27 million, of which $24 million will enable United to complete the Park Acquisition. The loan is for a five-year term, with interest payable quarterly and principal (based on a ten-year amortization) payable annually. Interest will accrue at a rate equal to 140 basis points in excess of the three-month LIBOR Rate. All indebtedness of United to Firstar under the loan will be secured by a pledge of all of the stock of Park Bank, Signal Bank and Goodhue Bank.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Series A Preferred Stock offered
hereby are estimated to be $        net of estimated underwriting discount and
other estimated offering expenses. United intends to use all the proceeds from this Offering, together with the proceeds from the offering of United's Common Stock occurring concurrently with this Offering, to provide a portion of the financing for the Park Acquisition and to increase United's qualifying "Tier 1" capital in order for United to have sufficient capital to consummate the Park Acquisition. See "Supervision and Regulation."

    In addition to the net proceeds from the Series A Preferred Stock offered hereby, United will receive an approximate minimum amount of $5 million from the sale of its Common Stock occurring concurrently with this Offering and $24 million from the proceeds of a loan from Firstar, and will obtain $7 million from cash-on-hand, to provide the financing for the Park Acquisition, estimated to be $46 million in the aggregate. See "Acquisition of Park."

                                 CAPITALIZATION

    The following table sets forth the capitalization of United as of June 30, 1996, and pro forma capitalization of United after giving effect to the Park Acquisition, the sale of the Series A Preferred Stock offered in this Offering, the sale of the minimum number of shares of Common Stock offered by United concurrently with this Offering and the proceeds from the financing from Firstar. See "Acquisition of Park." In addition, certain capital ratios are also presented. The table should be read in conjunction with the financial statements and related notes contained elsewhere herein.

                                                                                            AS OF JUNE 30, 1996
                                                                                          ------------------------
                                                                                           ACTUAL    PRO FORMA (1)
                                                                                          ---------  -------------
                                                                                           (DOLLARS IN THOUSANDS)
Long-term Debt..........................................................................  $   3,150    $  26,042
Stockholders' Equity
  Series A Preferred Stock, $25.00 stated value; 440,000 shares authorized; no shares
   issued and outstanding (actual); 440,000 shares issued and outstanding (pro forma)...     --           11,000
  Common Stock, $.01 par value; 5,000,000 shares authorized; 546,686 shares issued and
   outstanding (actual); 593,846 shares issued and outstanding (pro forma)..............          5            6
  Additional paid-in capital............................................................     21,016       25,274
  Retained earnings.....................................................................     17,795       17,795
  Unrealized loss on securities available for sale......................................       (316)        (316)
                                                                                          ---------  -------------
    Total stockholders' equity..........................................................     38,500       53,759
                                                                                          ---------  -------------
Total Capitalization....................................................................  $  41,650    $  79,801
                                                                                          ---------  -------------
                                                                                          ---------  -------------

Regulatory capital ratios:
  Tier 1 risk-based capital.............................................................      13.6%         7.0%
  Total risk-based capital..............................................................      14.7%         8.4%
  Leverage..............................................................................       8.3%         4.8%

------------------------
(1) The pro forma information set forth above as of June 30, 1996 may not be indicative of the financial condition of the Company on the date of the Park Acquisition which is expected to close in January, 1997. Earnings from the operations of Park Bank during the period from July 1, 1996 to the date of the Park Acquisition are expected to increase the cash merger consideration requiring United to increase long-term debt to be incurred of $22.9 million as shown above to the $24.0 million amount set forth elsewhere herein. See "Acquisition of Park" and "Use of Proceeds."

                            SELECTED FINANCIAL DATA

    The following tables presented below reflect certain consolidated financial information of United on an historical basis as of and for the dates indicated and on an unaudited pro forma basis as of and for the year ended December 31, 1993 giving effect to the merger of Goodhue and Signal which was accounted for using the purchase method of accounting (appearing in Table 1); certain financial information of PFC on an historical basis as of and for the dates indicated (appearing in Table 2); and certain unaudited pro forma consolidated financial information of United giving effect to the Park Acquisition (including related debt and equity transactions) using the purchase method of accounting (appearing in Table 3). For a description of the purchase method of accounting with respect to the merger with Goodhue and the Park Acquisition and the related effects on the historical financial statements of United, see unaudited Pro Forma Consolidated Financial Statements of United included elsewhere herein. The historical consolidated financial data as of and for the five years ended December 31, 1995 (except United as of and for the year ended December 31, 1993), are derived from audited consolidated financial statements of United and PFC. The historical consolidated financial data as of and for the six months ended June 30, 1996 and 1995 are derived from the unaudited historical financial statements of United and PFC and reflect, in the opinions of management of United and PFC, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. The results of operations for the six months ended June 30, 1996 may not be indicative of results of operations to be obtained for the entire fiscal year. The selected consolidated financial and other data should be read in conjunction with each of United's, Goodhue's and PFC's Consolidated Financial Statements and related notes included herein and in conjunction with the unaudited Pro Forma Consolidated Financial Statements and related notes included herein. See "Index to Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                    AS OF AND FOR THE
                                     SIX MONTHS ENDED                       AS OF AND FOR THE
                                         JUNE 30,                        YEAR ENDED DECEMBER 31,
                                   --------------------  -------------------------------------------------------
                                     1996       1995       1995       1994      1993 (1)    1992 (2)   1991 (2)
                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                                               (PRO FORMA)
                                                              (DOLLARS IN THOUSANDS)
 UNITED -- TABLE 1

OPERATING DATA
  Interest income................  $  16,451  $  14,843  $  31,206  $  25,516   $  23,930   $  11,276  $  12,783
  Interest expense...............      6,875      6,013     12,848      9,159       9,035       4,334      6,470
                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
  Net interest income............      9,576      8,830     18,358     16,357      14,895       6,942      6,313
  Provision for loan and lease
   losses........................         95         20         61        234         605         488      2,000
                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
  Net interest income after
   provision for loan and lease
   losses........................      9,481      8,810     18,297     16,123      14,290       6,454      4,313
  Noninterest income.............      2,390      1,938      3,919      3,837       3,947       2,419      1,808
  Noninterest expense............      8,556      8,208     16,531     16,131      14,995       6,537      5,609
                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
  Income before income taxes and
   cumulative effect of change in
   accounting principle..........      3,315      2,540      5,685      3,829       3,242       2,336        512
  Income tax expense.............      1,034        897      2,056      1,396       1,138         725        171
                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
  Income before cumulative effect
   of change in accounting
   principle.....................      2,281      1,643      3,629      2,433       2,104       1,611        341
  Cumulative effect of change in
   accounting principle (3)......     --         --         --         --             181      --         --
                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
  Net income.....................  $   2,281  $   1,643  $   3,629  $   2,433   $   2,285   $   1,611  $     341
                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------

BALANCE SHEET DATA
  Total assets...................  $ 428,933  $ 402,356  $ 421,841  $ 383,984   $ 347,687   $ 155,095  $ 152,370
  Net loans and leases...........    272,965    252,948    263,006    244,125     217,317      92,516     83,262
  Investment securities..........    104,523     92,238    101,837     83,434      82,610      40,938     43,886
  Deposits.......................    340,225    317,874    340,723    312,947     291,590     140,446    139,317
  Securities sold under
   repurchase agreements.........     29,283     29,160     23,173     27,747      15,321      --         --
  Notes payable and other
   borrowings....................     16,097     19,664     15,762     12,412      10,549       1,572      1,144
  Total stockholders' equity.....     38,500     30,998     36,969     27,525      26,745      11,943     10,674

KEY RATIOS
  Return on average assets
   (4)(5)........................       1.08%      0.85%      0.91%      0.68%       0.61%       1.10%      0.23%
  Return on average equity
   (4)(5)........................      12.43      11.47      11.65       9.22        8.22       14.55       3.24
  Average stockholders' equity to
   average assets................       8.69       7.43       7.79       7.34        7.48        7.59       7.20
  Net interest margin (4)........       5.08       5.17       5.13       5.12        5.01        5.23       4.72
  Operating efficiency ratio.....      71.50      76.22      74.21      79.88       79.58       69.83      69.12
  Nonperforming loans/total loans
   and leases....................       0.43       0.34       0.28       0.27        0.64        0.45       2.72
  Allowance for loan and lease
   losses/total loans and
   leases........................       1.08       1.14       1.09       1.16        1.24        1.53       2.57
  Allowance for loan and lease
   losses/ nonperforming loans
   and leases....................     250.63     339.28     385.51     423.74      192.99      336.07      94.32
  Common stock dividend payout
   ratio (6).....................       0.00       0.00       0.00       0.00       10.37        0.00       0.00
  Ratio of earnings to fixed
   charges and preferred stock
   dividends: (7)
    Including interest on
     deposits, FHLB advances,
     federal funds purchased and
     securities sold under
     repurchase agreements.......       1.48x      1.42x      1.44x      1.42x       1.36x       1.53x      1.08x
    Excluding interest on
     deposits, FHLB advances,
     federal funds purchased and
     securities sold under
     repurchase agreements.......      19.94x      9.25x     12.24x      6.94x      50.88x      16.57x      3.75x

                                            AS OF AND FOR THE
                                             SIX MONTHS ENDED                      AS OF AND FOR THE
                                                 JUNE 30,                       YEAR ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1996       1995       1995       1994       1993       1992       1991
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                (DOLLARS IN THOUSANDS)
 PFC -- TABLE 2

OPERATING DATA
  Interest income........................  $   7,844  $   7,074  $  14,969  $  11,663  $   9,744  $  10,549  $  12,907
  Interest expense.......................      3,036      2,637      5,672      3,538      2,927      4,229      6,604
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income....................      4,808      4,437      9,297      8,125      6,817      6,320      6,303
  Provision for loan and lease losses....        240        360        720        740        552        678      1,974
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income after provision for
   loan and lease losses.................      4,568      4,077      8,577      7,385      6,265      5,642      4,329
  Noninterest income.....................        823        817      1,659      1,556      2,102      2,824      2,894
  Noninterest expense....................      2,990      3,228      6,338      6,076      6,234      6,557      6,862
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes and
   cumulative effect of change in
   accounting principle..................      2,401      1,666      3,898      2,865      2,133      1,909        361
  Income tax expense.....................        925        630      1,497      1,030        659        579        228
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before cumulative effect of
   change in accounting principle and
   extraordinary credit..................      1,476      1,036      2,401      1,835      1,474      1,330        133
  Cumulative effect of change in
   accounting principle (3)..............     --         --         --         --            850     --         --
  Tax benefit arising from carry forward
   of prior year operating loss..........     --         --         --         --         --             93         62
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income.............................  $   1,476  $   1,036  $   2,401  $   1,835  $   2,324  $   1,423  $     195
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------

BALANCE SHEET DATA
  Total assets...........................  $ 208,230  $ 186,705  $ 200,570  $ 181,505  $ 157,650  $ 153,524  $ 156,092
  Net loans and leases...................    115,080    108,298    113,499    102,882     94,368     82,035     87,187
  Investment securities..................     75,738     61,802     63,765     55,632     45,468     46,941     43,510
  Deposits...............................    166,443    153,827    165,754    156,704    135,363    132,037    136,151
  Total stockholders' equity.............     23,684     21,156     22,888     19,237     18,152     15,640     14,557

KEY RATIOS
  Return on average assets (4)(5)........       1.43%      1.13%      1.27%      1.08%      0.99%      0.94%      0.13%
  Return on average equity (4)(5)........      12.63      10.22      11.35       9.72       8.90       9.22       1.35
  Average stockholders' equity to average
   assets................................      11.29      11.03      11.19      11.14      11.13      10.18       9.44
  Net interest margin (4)................       4.99       5.21       5.24       5.14       4.95       4.68       4.39
  Operating efficiency ratio.............      53.10      61.43      57.85      62.76      69.90      71.71      74.61
  Nonperforming loans/total loans and
   leases................................       2.35       1.28       1.07       1.69       1.25       4.38       5.95
  Allowance for loan and lease
   losses/total loans and leases.........       2.18       1.85       2.14       1.93       1.61       1.74       1.78
  Allowance for loan and lease losses/
   nonperforming loans and leases........      92.77     144.28     199.20     113.93     129.18      39.78      29.85
  Common stock dividend payout ratio
   (6)...................................       0.00       0.00       0.00       0.00       0.00       0.00       0.00
  Ratio of earnings to fixed charges and
   preferred stock dividends: (7)
    Including interest on deposits, FHLB
     advances, federal funds purchased
     and securities sold under repurchase
     agreements..........................       1.78x      1.62x      1.66x      1.77x      1.68x      1.43x      1.05x
    Excluding interest on deposits, FHLB
     advances, federal funds purchased
     and securities sold under repurchase
     agreements..........................      45.46x     32.43x     21.52x     15.84x     10.78x      5.49x      1.65x

                                                                              AS OF AND FOR THE     AS OF AND FOR
                                                                               SIX MONTHS ENDED          THE
                                                                                   JUNE 30,           YEAR ENDED
                                                                             --------------------    DECEMBER 31,
                                                                               1996       1995           1995
                                                                             ---------  ---------  ----------------
                                                                                     (DOLLARS IN THOUSANDS)
 PRO FORMA -- TABLE 3(8)

OPERATING DATA
  Interest income..........................................................  $  24,135  $  21,776     $   45,818
  Interest expense.........................................................     10,708      9,446         20,113
                                                                             ---------  ---------       --------
  Net interest income......................................................     13,427     12,330         25,705
  Provision for loan and lease losses......................................        334        380            781
                                                                             ---------  ---------       --------
  Net interest income after provision for loan and lease losses............     13,093     11,950         24,924
  Noninterest income.......................................................      3,213      2,754          5,578
  Noninterest expense......................................................     12,253     12,124         24,265
                                                                             ---------  ---------       --------
  Income before income taxes...............................................      4,053      2,580          6,237
  Income tax expense.......................................................      1,578      1,161          2,784
                                                                             ---------  ---------       --------
  Net income...............................................................  $   2,475  $   1,419     $    3,453
                                                                             ---------  ---------       --------
                                                                             ---------  ---------       --------

BALANCE SHEET DATA
  Total assets.............................................................  $ 652,143  $ 605,359     $  636,731
  Net loans and leases.....................................................    386,011    359,085        372,868
  Investment securities....................................................    177,182    151,556        163,302
  Deposits.................................................................    506,668    471,700        506,477
  Securities sold under repurchase agreements..............................     46,491     39,942         33,839
  Notes payable and other borrowings.......................................     38,989     41,395         37,489
  Total stockholders' equity...............................................     53,758     46,257         52,228

KEY RATIOS
  Return on average assets (4).............................................       0.79%      0.50%          0.59%
  Return on average equity (4).............................................      13.49       9.91          11.09
  Average stockholders' equity to average assets...........................       5.84       7.71           7.88
  Net interest margin (4)..................................................       4.72       4.82           4.80
  Operating efficiency ratio...............................................      73.64      80.38          77.57
  Nonperforming loans/total loans and leases...............................       1.01       0.69           0.53
  Allowance for loan and lease losses/total loans and leases...............       1.39       1.35           1.40
  Allowance for loan and lease losses/nonperforming loans and leases.......     137.76     195.16         264.26
  Common stock dividend payout ratio (6)...................................       0.00       0.00           0.00
  Ratio of earnings to fixed charges and preferred stock dividends: (7)
    Including interest on deposits, FHLB advances, federal funds purchased
     and securities sold under repurchase agreements.......................       1.27x      1.17x          1.20x
    Excluding interest on deposits, FHLB advances, federal funds purchased
     and securities sold under repurchase agreements.......................       2.70x      1.86x          2.13x

------------------------------
(1) Combines the results of operations and financial condition of Signal and Goodhue.

(2) Includes the accounts of Signal only.

(3) Cumulative effect of change in accounting principle in 1993 represents the adoption of Statement of Financial Accounting Standard (SFAS) No. 109 Accounting for Income Taxes.

(4) Annualized for the six months ended June 30, 1996 and 1995.

(5) Computed using income before cumulative effect of change in accounting principle.

(6) Dividends per share divided by net income per share.

(7) For the purpose of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of one-third rent expense and interest expense. Preferred stock dividends are assumed to equal the amount of pre-tax income that would be necessary to pay such dividends.

(8) Combines the results of operations and financial condition of United and PFC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BASIS OF PRESENTATION

    The following discussion and analysis provides information regarding United's historical results of operations and financial condition for the years ended December 31, 1995, 1994 and 1993 and for the six months ended June 30, 1996 and 1995. This discussion and analysis should be read in conjunction with United's Consolidated Financial Statements and the notes thereto and the other financial information included herein.

    The comparison of 1994 data to 1993 data is substantially affected by the merger of Goodhue into Signal on January 1, 1994. For comparative purposes, an unaudited pro forma consolidated balance sheet and statement of income of Signal and Goodhue as of December 31, 1993 and for the year then ended, prepared as though the Signal and Goodhue merger had occurred on January 1, 1993, have been included elsewhere herein. See "Index to Financial Information." Pro forma results do not purport to represent what United's results of operations or financial condition would actually have been if the transactions had occurred on the dates indicated, and do not project United's results or financial condition for or to any future period or date. For purposes of this Management's Discussion and Analysis, 1994 financial data will be compared to the pro forma 1993 financial data. The financial data for 1992 and 1991 include the financial information of Signal only.

    The Park Acquisition, which will be consummated concurrently with completion of this Offering, will substantially affect United's future operations and will have a significant impact on comparisons of income, expense and balance sheet items for 1997 periods to 1996 periods. United expects the Park Acquisition will be completed in January, 1997. United intends to account for the Park Acquisition using the purchase method of accounting. As a result of the Park Acquisition, among other things, United will incur a substantial increase in long-term debt and related interest expense and in goodwill and related goodwill amortization. Although management believes that following the Park Acquisition the Company will be "adequately capitalized" for purposes of various federal banking regulations, the recording of the goodwill in connection with the Park Acquisition will result in a significant decrease in tangible capital and in regulatory capital ratios from those in existence prior to the Park Acquisition.

OVERVIEW

    United's net income for the six months ended June 30, 1996 increased $638,000 or 38.8% to $2.3 million from $1.6 million for the six months ended June 30, 1995. Net income for the year ended December 31, 1995 increased $1.2 million or 49.3% to $3.6 million from $2.4 million in 1994. Net income before the cumulative effect of change in accounting principle in 1994 increased $329,000 or 15.6% from $2.1 million in 1993.

    Total assets at June 30, 1996 increased $7.1 million or 1.7% to $428.9 million from $421.8 million at December 31, 1995. Total assets at December 31, 1995 increased $37.8 million or 9.8% from $384.0 million at December 31, 1994 which was an increase of $36.3 million or 10.4% over the total assets at December 31, 1993.

    The annualized return on average assets was 1.08% for the six months ended June 30, 1996 compared with .85% for the six months ended June 30, 1995. The return on average assets using income before the cumulative effect of change in accounting principle was .91% for the year ended December 31, 1995 compared with
 .68% and .61% for the years ended December 31, 1994 and pro forma 1993, respectively.

    The annualized return on average equity was 12.43% for the six months ended June 30, 1996 compared with 11.47% for the six months ended June 30, 1995. The return on average equity using income before the cumulative effect of change in accounting principle was 11.65% for the year ended December 31, 1995 compared with 9.22% and 8.22% for the years ended December 31, 1994 and pro forma 1993, respectively.

RESULTS OF OPERATIONS

    NET INTEREST INCOME

    Net interest income is interest earned on loans and other earning assets less interest paid on deposits and other borrowed funds. Earning assets are categorized as federal funds sold, investment securities and loans and leases. Interest-bearing liabilities are categorized as deposits, federal funds purchased and securities sold under repurchase agreements, Federal Home Loan Bank ("FHLB") advances, and notes payable.

    Net interest income for the six months ended June 30, 1996 increased $746,000 or 8.4% to $9.6 million from $8.8 million for the six months ended June 30, 1995. Net interest income was positively impacted by an increase of $35.9 million or 10.4% in average interest-earning assets to $380.1 million at June 30, 1996 from $344.2 million at June 30, 1995, and by an increase of .03% in average yields on average interest-earning assets to 8.73% for the six months ended June 30, 1996 from 8.70% for the six months ended June 30, 1995. Average interest-earning assets were impacted by an 8.0% increase in average loans and leases due to continued loan demand and a 20.3% increase in average taxable investment securities resulting from increased deposit growth in excess of loan demand. The positive impact to net interest income was partially offset by the increase of $24.6 million or 8.4% in average interest-bearing liabilities to $316.6 million at June 30, 1996 from $292.0 million at June 30, 1995 and an increase in the rate paid on average interest-bearing liabilities of .23% to 4.38% for the six months ended June 30, 1996 from 4.15% for the six months ended June 30, 1995. Average interest-bearing liabilities increased due primarily to an increase of $39.0 million or 61.4% in money market deposit accounts resulting from marketing a new money market product that the Company featured as its prime interest-bearing deposit account. The money market deposit increase partially resulted in a decrease of $15.5 million in the savings and time deposit accounts between the periods. The Company also utilized increased FHLB advances of $7.5 million to fund a portfolio of fixed-rate residential real estate loans, while notes payable were reduced by $4.1 million using proceeds from a stock offering. The net interest spread declined 0.20% to 4.35% for the six months ended June 30, 1996 from 4.55% for the six months ended June 30, 1995 while net interest margin declined to 5.08% from 5.17%. United expects its overall cost of funds to increase after the Park Acquisition due to the additional interest expense incurred on long-term debt.

    Net interest income for 1995 increased $2.0 million or 12.2% to $18.4 million from $16.4 million for 1994. Net interest income was positively impacted by an increase of $38.4 million or 12.0% in average interest-earning assets to $357.8 million for the year ended December 31, 1995 from $319.4 for the year ended December 31, 1994 and by an increase of .73% in average yields on average interest-earning assets to 8.72% for 1995 compared to 7.99% for 1994. This increase was due to a general rising rate environment during 1995. Average interest-earning assets were impacted by a 9.3% increase in average loans and leases and a 13.4% increase in average taxable investment securities. The positive impact to net interest income was partially offset by the increase of $30.9 million or 11.4% in average interest-bearing liabilities to $301.1 million for the year ended December 31, 1995 from $270.2 million for the year ended December 31, 1994 and an increase in the rate paid on average interest-bearing liabilities of .88% to 4.27% for 1995 from 3.39% for 1994. Average interest-bearing liabilities increased primarily due to an increase of $35.0 million or 86.4% in money market deposit accounts resulting from marketing a new money market product that the Company featured as its prime interest-bearing deposit account. This increase partially resulted in a decrease of $12.0 million in the savings and time deposit accounts between the periods. The Company utilized increased FHLB advances of $5.4 million to fund a portfolio of fixed-rate residential real estate loans. Securities sold under repurchase agreements increased $5.9 million or 25.1% due to commercial customer demand. As a result of greater increases in the rates paid on average interest-bearing liabilities than the increase in yields on average interest-earning assets, the net interest spread was reduced .15% to 4.45% for 1995 from 4.60% for 1994. Net interest margin was not impacted by the decrease in spread due to the net increase in average interest-earning assets.

    Net interest income for 1994 increased $1.5 million or 10.1% to $16.4 million from $14.9 for pro forma 1993. Net interest income was positively impacted by an increase of $22.0 million or 7.4% in average interest-earning assets to $319.4 million for the year ended December 31, 1994 from $297.4 million for the pro forma year ended December 31, 1993 and offset by a decrease of .06% in average yields on average interest-earning assets to 7.99% for 1994 from 8.05% for pro forma 1993. Average interest-earning assets were impacted by a 13.3% increase in average loans and by a 7.4% decrease in average taxable investment securities. The net positive impact to net interest income was partially offset by the increase of $8.6 million or 3.3% increase in average interest-bearing liabilities to $270.2 million at December 31, 1994 from $261.6 for the pro forma year ended December 31, 1993 and enhanced by a decrease in the rate paid on average interest-bearing liabilities of .06% to 3.39% for 1994 from 3.45% for pro forma 1993. Average interest-bearing liabilities increased primarily due to an increase of $11.0 million or 88.0% in securities sold under repurchase agreements resulting from increased marketing of this product. Net interest spread did not change from 1993 to 1994. Net interest margin increased from 5.01% in 1993 to 5.12% in 1994 due to the net increase in average interest-earning assets.

    The following table presents the changes in net interest income by volume and rate and the total thereof for the periods indicated. Changes in net interest income due to both volume and rate have been included in changes due to rate.

                                                      SIX MONTHS ENDED                             YEAR ENDED
                                                          JUNE 30,                                DECEMBER 31,
                                                        1996 VS. 1995                             1995 VS. 1994
                                           ---------------------------------------   ---------------------------------------
                                                     INCREASE (DECREASE)                       INCREASE (DECREASE)
                                                      DUE TO CHANGE IN                          DUE TO CHANGE IN
                                           ---------------------------------------   ---------------------------------------
                                             VOLUME         RATE          TOTAL        VOLUME         RATE          TOTAL
                                           -----------   -----------   -----------   -----------   -----------   -----------
                                                                            (IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Federal funds sold.....................  $       (1)   $       (36)  $       (37)  $      246    $       190   $       436
  Taxable investment securities..........         458             38           496          517            589         1,106
  Non-taxable investment securities......           7             (3)            4           69             (7)           62
  Loans and leases.......................         968            177         1,145        1,956          2,130         4,086
                                           -----------         -----   -----------   -----------   -----------   -----------
    Total interest-earning assets........  $    1,432    $       176   $     1,608   $    2,788    $     2,902   $     5,690
                                           -----------         -----   -----------   -----------   -----------   -----------
                                           -----------         -----   -----------   -----------   -----------   -----------

INTEREST-BEARING LIABILITIES:
  Deposits -- interest-bearing:
    Interest-bearing demand deposits.....  $        3    $       (22)  $       (19)  $      (32)   $         7   $       (25)
    Savings..............................         (84)           (30)         (114)        (259)             7          (252)
    Money market.........................         839             50           889          919          1,325         2,244
    Time.................................        (193)           252            59          (42)           984           942
                                           -----------         -----   -----------   -----------   -----------   -----------
      Total interest-bearing deposits....         565            250           815          586          2,323         2,909
  Federal funds purchased and securities
   sold under repurchase agreements......         (62)            32           (30)         210            402           612
  FHLB advances..........................         225        --                225          312             17           329
  Notes payable..........................        (149)             1          (148)         (36)          (125)         (161)
                                           -----------         -----   -----------   -----------   -----------   -----------
    Total interest-bearing liabilities...  $      579    $       283   $       862   $    1,072    $     2,617   $     3,689
                                           -----------         -----   -----------   -----------   -----------   -----------
                                           -----------         -----   -----------   -----------   -----------   -----------
CHANGE IN NET INTEREST INCOME............  $      853    $      (107)  $       746   $    1,716    $       285   $     2,001
                                           -----------         -----   -----------   -----------   -----------   -----------
                                           -----------         -----   -----------   -----------   -----------   -----------

                                                         YEAR ENDED
                                                        DECEMBER 31,
                                                      1994 VS. 1993 (1)
                                           ---------------------------------------

                                                     INCREASE (DECREASE)
                                                      DUE TO CHANGE IN
                                           ---------------------------------------
                                             VOLUME         RATE          TOTAL
                                           -----------   -----------   -----------

INTEREST-EARNING ASSETS:
  Federal funds sold.....................  $      (62)   $        19   $       (43)
  Taxable investment securities..........        (333)          (307)         (640)
  Non-taxable investment securities......         135            (75)           60
  Loans and leases.......................       2,506           (297)        2,209
                                           -----------         -----   -----------
    Total interest-earning assets........  $    2,246    $      (660)  $     1,586
                                           -----------         -----   -----------
                                           -----------         -----   -----------
INTEREST-BEARING LIABILITIES:
  Deposits -- interest-bearing:
    Interest-bearing demand deposits.....  $       10    $       (84)  $       (74)
    Savings..............................         (30)          (112)         (142)
    Money market.........................        (152)            12          (140)
    Time.................................         189           (257)          (68)
                                           -----------         -----   -----------
      Total interest-bearing deposits....          17           (441)         (424)
  Federal funds purchased and securities
   sold under repurchase agreements......         334            130           464
  FHLB advances..........................          25             (2)           23
  Notes payable..........................         (47)           108            61
                                           -----------         -----   -----------
    Total interest-bearing liabilities...  $      329    $      (205)  $       124
                                           -----------         -----   -----------
                                           -----------         -----   -----------
CHANGE IN NET INTEREST INCOME............  $    1,917    $      (455)  $     1,462
                                           -----------         -----   -----------
                                           -----------         -----   -----------

--------------------------
(1) Combines Signal and Goodhue.

    The following table presents, for the periods and as of the dates indicated, information regarding United's average balance sheet. Ratio, yield and rate information are based on average daily balances during the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993. Non-accrual loans are included in the average balances for loans and leases, net, for the periods indicated.

                                              SIX MONTHS ENDED JUNE 30,
                           ----------------------------------------------------------------
                                        1996                             1995
                           -------------------------------  -------------------------------
                                                  AVERAGE                          AVERAGE
                            AVERAGE               YIELD/     AVERAGE               YIELD/
                            BALANCE   INTEREST     RATE      BALANCE   INTEREST     RATE
                           ---------  ---------  ---------  ---------  ---------  ---------
                                                (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning assets:
Federal funds sold........ $  11,121  $    294       5.33%  $  11,144  $    331       5.99%
Taxable investment
 securities...............    93,390     2,754       5.95%     77,635     2,258       5.87%
Non-taxable investment
 securities(2)............     8,306       213       5.17%      8,054       209       5.23%
Loans and leases(3).......   267,237    13,190       9.95%    247,378    12,045       9.82%
                           ---------  ---------             ---------  ---------
  Total interest-earning
   assets.................   380,054    16,451       8.73%    344,211    14,843       8.70%
Noninterest-earning
 assets...................    42,417                           41,226
                           ---------                        ---------
  Total assets............ $ 422,471                        $ 385,437
                           ---------                        ---------
                           ---------                        ---------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Interest-bearing
 liabilities:
Deposits --
 interest-bearing:
  Interest bearing demand
   deposits............... $  33,640  $    176       1.06%  $  33,201       195       1.18%
  Savings.................    30,075       288       1.93%     37,990       402       2.13%
  Money market............   102,588     2,256       4.43%     63,560     1,367       4.34%
  Time....................   108,570     3,015       5.60%    116,168     2,956       5.13%
                           ---------  ---------             ---------  ---------
    Total interest-bearing
     deposits.............   274,873     5,735       4.21%    250,919     4,920       3.95%
Federal funds purchased
 and securities sold under
 repurchase agreements....    25,797       635       4.96%     28,457       665       4.71%
FHLB advances.............    12,000       362       6.08%      4,541       137       6.08%
Notes payable.............     3,941       143       7.32%      8,053       291       7.29%
                           ---------  ---------             ---------  ---------
  Total interest-bearing
   liabilities............   316,611     6,875       4.38%    291,970     6,013       4.15%
Noninterest-bearing
 liabilities..............    69,163                           64,818
                           ---------                        ---------
  Total liabilities.......   385,774                          356,788
Stockholders' equity......    36,697                           28,649
                           ---------                        ---------
  Total liabilities and
   stockholders' equity... $ 422,471                        $ 385,437
                           ---------                        ---------
                           ---------                        ---------
Net interest income.......            $  9,576                         $  8,830
Net interest spread.......                           4.35%                            4.55%
Net interest margin.......                           5.08%                            5.17%

                                                           YEAR ENDED DECEMBER 31,
                           ----------------------------------------------------------------------------------------

                                       1995                          1994                        1993(1)
                           ----------------------------  ----------------------------  ----------------------------
                                               AVERAGE                       AVERAGE                       AVERAGE
                           AVERAGE              YIELD/   AVERAGE              YIELD/   AVERAGE              YIELD/
                           BALANCE   INTEREST    RATE    BALANCE   INTEREST    RATE    BALANCE   INTEREST    RATE
                           --------  --------  --------  --------  --------  --------  --------  --------  --------
                                                                                               (PRO FORMA)
                                                            (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning assets:
Federal funds sold........ $ 13,011  $   761      5.85%  $  7,404  $   325      4.39%  $  8,917  $   368      4.13%
Taxable investment
 securities...............   83,441    4,949      5.93%    73,555    3,843      5.22%    79,450    4,483      5.64%
Non-taxable investment
 securities(2)............    7,924      406      5.12%     6,593      344      5.22%     4,473      284      6.35%
Loans and leases(3).......  253,398   25,090      9.90%   231,809   21,004      9.06%   204,553   18,795      9.19%
                           --------  --------            --------  --------            --------  --------
  Total interest-earning
   assets.................  357,774   31,206      8.72%   319,361   25,516      7.99%   297,393   23,930      8.05%
Noninterest-earning
 assets...................   41,798                        39,978                        44,722
                           --------                      --------                      --------
  Total assets............ $399,572                      $359,339                      $342,115
                           --------                      --------                      --------
                           --------                      --------                      --------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Interest-bearing
 liabilities:
Deposits --
 interest-bearing:
  Interest bearing demand
   deposits............... $ 32,679  $   364      1.11%  $ 35,636  $   389      1.09%  $ 34,895  $   463      1.33%
  Savings.................   34,441      818      2.38%    45,436    1,070      2.35%    46,603    1,212      2.60%
  Money market............   75,567    3,307      4.38%    40,538    1,063      2.62%    46,413    1,203      2.59%
  Time....................  113,905    5,949      5.22%   114,863    5,007      4.36%   110,746    5,075      4.58%
                           --------  --------            --------  --------            --------  --------
    Total interest-bearing
     deposits.............  256,592   10,438      4.07%   236,473    7,529      3.18%   238,657    7,953      3.33%
Federal funds purchased
 and securities sold under
 repurchase agreements....   29,343    1,454      4.96%    23,487      842      3.58%    12,510      378      3.03%
FHLB advances.............    8,351      504      6.04%     3,000      175      5.83%     2,573      152      5.91%
Notes payable.............    6,794      452      6.65%     7,216      613      8.50%     7,893      552      6.99%
                           --------  --------            --------  --------            --------  --------
  Total interest-bearing
   liabilities............  301,080   12,848      4.27%   270,176    9,159      3.39%   261,633    9,035      3.45%
Noninterest-bearing
 liabilities..............   67,354                        62,778                        54,901
                           --------                      --------                      --------
  Total liabilities.......  368,434                       332,954                       316,534
Stockholders' equity......   31,138                        26,385                        25,581
                           --------                      --------                      --------
  Total liabilities and
   stockholders' equity... $399,572                      $359,339                      $342,115
                           --------                      --------                      --------
                           --------                      --------                      --------
Net interest income.......           $18,358                       $16,357                       $14,895
Net interest spread.......                        4.45%                         4.60%                         4.60%
Net interest margin.......                        5.13%                         5.12%                         5.01%

----------------------------------
(1) Combines Signal and Goodhue.

(2) Yields are calculated using stated rates, not tax-equivalent rates.

(3) Includes loan fees $546,942 and $417,720 for the six months ended June 30, 1996 and 1995, respectively and $883,416, $806,104 and $807,639 for the years ended December 31, 1995, 1994 and pro forma 1993, respectively.

    PROVISION FOR LOAN AND LEASE LOSSES

    The provision for loan and lease losses was $95,000 for the six months ended June 30, 1996, an increase of $75,000 over the provision for loan and lease losses of $20,000 for the six months ended June 30, 1995. The provision for loan and lease losses was $61,000 for the year ended December 31, 1995, a decrease of $173,000 or 73.9% from the year ended December 31, 1994 amount. The provision for loan and lease losses was $234,000 for the year ended December 31, 1994, a decrease of $371,000 or 61.3% from the pro forma provision for loan and lease losses of $605,000 for the year ended December 31, 1993. Annual fluctuations in the provision for loan and lease losses result from management's regular assessment of the adequacy of the allowance for loan and lease losses. See "Allowance for Loan and Lease Losses" below. The amount of loan and lease loss provision to be taken in future periods will depend on management's assessment of the adequacy of the allowance for loan and lease losses in relation to the entire loan portfolio.

    NONINTEREST INCOME

    The following table presents the components of noninterest income for the periods indicated:

                                                     SIX MONTHS ENDED               YEAR ENDED
                                                         JUNE 30,                  DECEMBER 31,
                                                   --------------------  ---------------------------------
                                                     1996       1995       1995       1994      1993 (1)
                                                   ---------  ---------  ---------  ---------  -----------
                                                                                               (PRO FORMA)
                                                                       (IN THOUSANDS)
Service charges and other fees...................  $   1,612  $   1,414  $   2,923  $   2,963   $   3,097
Net investment securities gains (losses).........     --            (18)       (32)        79         285
Earnings on cash surrender value life
 insurance.......................................        198        194        377        462         385
Gain on sale of assets...........................        293        240        599        333          38
Interest on tax refunds..........................        277     --         --         --          --
Other............................................         10        108         52     --             142
                                                   ---------  ---------  ---------  ---------  -----------
                                                   $   2,390  $   1,938  $   3,919  $   3,837   $   3,947
                                                   ---------  ---------  ---------  ---------  -----------
                                                   ---------  ---------  ---------  ---------  -----------

------------------------
(1) Combines Signal and Goodhue.

    Noninterest income consists mainly of service charges on deposit accounts and other service fees, earnings on cash surrender value of life insurance and gain on sale of assets. Noninterest income was $2.4 million for the six months ended June 30, 1996, an increase of $452,000 or 23.3% over noninterest income of $1.9 million for the six months ended June 30, 1995. Approximately $200,000 of the increase was primarily due to increased service charges and overdraft fees. The remaining increase was primarily due to the interest received on the tax refunds resulting from the favorable determination of a tax lawsuit for the years 1979 through 1983. Noninterest income was $3.9 million for the year ended December 31, 1995, an increase of $82,000 or 2.1% over the year ended December 31, 1994. This increase was primarily due to an increase of $266,000 in gain on sales of assets offset by a reduction of $111,000 in net investment securities gains (losses) from a gain of $79,000 for the year ended December 31, 1994 to a loss of $32,000 for the year ended December 31, 1995 and a decrease of $85,000 in earnings on cash surrender value of life insurance. Noninterest income was $3.8 million for the year ended December 31, 1994, a decrease of $110,000 or 2.8% from pro forma noninterest income of $3.9 million for the year ended December 31, 1993. This decrease was due primarily to the reduction in net investment securities gains from $285,000 for the pro forma year ended December 31, 1993 to $79,000 for the year ended December 31, 1994, and a reduction of $134,000 in service charges and other fees, and offset by an increase of $295,000 in gain on sale of assets.

    NONINTEREST EXPENSE

    The following table presents the components of noninterest expense for the periods indicated:

                                                   SIX MONTHS ENDED               YEAR ENDED
                                                       JUNE 30,                  DECEMBER 31,
                                                 --------------------  ---------------------------------
                                                   1996       1995       1995       1994      1993 (1)
                                                 ---------  ---------  ---------  ---------  -----------
                                                                                             (PRO FORMA)
                                                                     (IN THOUSANDS)
Salaries and employee benefits.................  $   4,965  $   4,519  $   9,292  $   8,510   $   7,642
Occupancy......................................        445        485      1,208      1,060         958
Depreciation...................................        755        588      1,253      1,216         899
Amortization of intangibles....................        378        412        824        562         562
FDIC assessment................................          3        339        351        644         690
Data processing................................        374        279        497        543         488
Professional fees..............................        190        124        297        468         865
Other real estate expenses.....................          6          9          9        507         414
Other..........................................      1,440      1,453      2,800      2,621       2,477
                                                 ---------  ---------  ---------  ---------  -----------
                                                 $   8,556  $   8,208  $  16,531  $  16,131   $  14,995
                                                 ---------  ---------  ---------  ---------  -----------
                                                 ---------  ---------  ---------  ---------  -----------

------------------------
(1) Combines Signal and Goodhue.

    Noninterest expense was $8.6 million for the six months ended June 30, 1996, an increase of $348,000 or 4.2% over noninterest expense of $8.2 million for the six months ended June 30, 1995. Noninterest expense was $16.5 million for the year ended December 31, 1995, an increase of $400,000 or 2.5% over noninterest expense of $16.1 million for the year ended December 31,1994. Noninterest expense was $16.1 million for the year ended December 31,1994, an increase of $1.1 million or 7.3% over noninterest expense of $15.0 million for the pro forma year ended December 31, 1993.

    Salaries and employee benefits expense was $5.0 million for the six months ended June 30, 1996, an increase of $446,000 or 9.9% over salaries and employee benefits expense of $4.5 million for the six months ended June 30, 1995. This increase was due primarily to increased staffing and scheduled salary adjustments as well as an increased bonus accrual.

    Salaries and employee benefits expense was $9.3 million for the year ended December 31, 1995, an increase of $782,000 or 9.2% over salaries and employee benefits expense of $8.5 million for the year ended December 31, 1994. This increase was due to increased staffing and scheduled salary adjustments. Salaries and employee benefits expense was $8.5 million for the year ended December 31, 1994, an increase of $868,000 or 11.4% over salaries and employee benefits expense of $7.6 million for the pro forma year ended December 31, 1993. This increase was due primarily to the installation of a formula based incentive plan and scheduled salary adjustments.

    Occupancy expense was $445,000 for the six months ended June 30, 1996, a decrease of $40,000 or 8.2% from occupancy expense of $485,000 for the six months ended June 30, 1995. This decrease was due to the receipt of property tax refunds for certain property tax valuations that had been contested. Occupancy expense was $1.2 million for the year ended December 31, 1995, an increase of $148,000 or 13.5% over occupancy expense of $1.1 million for the year ended December 31, 1994. This increase was due to additional space leased in 1995 to house the operations of the data processing subsidiary, Unitech. Occupancy expense was $1.1 million for the year ended December 31, 1994, an increase of $102,000 or 10.2% over occupancy expense of $1.0 million for the pro forma year ended December 31, 1993. This increase was due to additional space leased in 1994 to house the operations of the holding company.

    Depreciation expense was $755,000 for the six months ended June 30, 1996, an increase of $167,000 or 28.4% over depreciation expense of $588,000 for the six months ended June 30, 1995. This increase was due to the acceleration of the amortization of leasehold improvements resulting from terminating a lease for

Signal Bank's operations center in the Signal Hills Center effective January 31, 1997. Depreciation expense was $1.3 million for the year ended December 31, 1995, an increase of $37,000 or 3.1% over depreciation expense of $1.2 million for the year ended December 31, 1994. This increase was due to the amortization of leasehold improvements relating to additional space leased and depreciation of equipment purchased. Depreciation expense was $1.2 million for the year ended December 31, 1994, an increase of $317,000 or 35.3% over depreciation expense of $899,000 for the pro forma year ended December 31, 1993. This increase was due primarily to additional computer equipment purchased in 1994 to process data for both Banks.

    Historically, intangible amortization has related to goodwill and other intangibles resulting from the merger of Signal with Goodhue. Amortization of intangibles expense was $378,000 for the six months ended June 30, 1996, a decrease of $34,000 or 8.3% from amortization of intangibles expense of $412,000 for the six months ended June 30, 1995. Amortization of intangibles expense was $824,000 for the year ended December 31, 1995, an increase of $262,000 or 46.6% over amortization of intangibles expense of $562,000 for the year ended December 31, 1994. The fluctuation between the six month and twelve month periods is due to the difference in amortization periods assigned to various assets and liabilities which were adjusted to fair market value at the time of the merger. Amortization of intangibles expense was $562,000 for the year ended December 31, 1994 equal to the amortization of intangibles expense of $562,000 for the pro forma year ended December 31, 1993. Due to purchase accounting and resulting goodwill, United expects amortization of intangible expense to increase after the Park Acquisition by approximately $1.4 million annually.

    FDIC assessment expense was $3,000 for the six months ended June 30, 1996, a decrease of $336,000 or 99.1% from FDIC assessment expense of $339,000 for the six months ended June 30, 1995. This reduction was due to the FDIC lowering the assessment rate to $750 per Bank per quarter from 4 cents per $100 of deposits. FDIC assessment expense was $351,000 for the year ended December 31, 1995, a decrease of $293,000 or 45.5% from FDIC assessment expense of $644,000 for the year ended December 31, 1994. This decrease was due to the FDIC lowering the assessment rate from 23 cents per $100 of deposits to 4 cents per $100 of deposits. FDIC assessment expense was $644,000 for the year ended December 31, 1994, a decrease of $46,000 or 6.7% from FDIC assessment expense of $690,000 for the pro forma year ended December 31, 1993. This decrease was due to a reduction in the FDIC assessment rate from 26 cents per $100 of deposits to 23 cents per $100 of deposits in 1994. The increase in the FDIC assessment rate resulting from the merger of the Bank Insurance Fund and the Savings Association Insurance Fund in the amount of 1.29 cents per $100 of deposits for each of the years in the 3-year period commencing in 1997, will not have a material impact on United's financial results.

    Professional fees expense was $190,000 for the six months ended June 30, 1996, an increase of $66,000 or 53.2% over professional fees expense of $124,000 for the six months ended June 30, 1995. This increase is primarily due to costs associated with the Park Acquisition. Professional fees expense was $297,000 for the year ended December 31, 1995, a decrease of $171,000 or 36.5% from professional fees expense of $468,000 for the year ended December 31, 1994. This decrease was primarily due to the decrease in nonrecurring merger expenses associated with the Goodhue merger. Professional fees expense was $468,000 for the year ended December 31, 1994, a decrease of $397,000 or 45.9% from professional fees expense of $865,000 for the pro forma year ended December 31, 1993. This decrease was due to the decreased use of outside consultants in Goodhue Bank and the decrease in nonrecurring merger related expenses associated with the Goodhue merger.

    Other real estate expenses are immaterial for the six months ended June 30, 1996 and 1995 and the year ended December 31, 1995 due to little activity with respect to other real estate owned. Other real estate expenses for the years ended December 31, 1994 and pro forma 1993 reflect loss on disposal of the other real estate owned and associated expenses.

    INCOME TAX EXPENSE

    Income tax expense was $1.0 million for the six months ended June 30, 1996, an increase of $137,000 or 15.3% over income tax expense of $897,000 for the six months ended June 30, 1995. The effective tax rate decreased from 35.3% for the six months ended June 30, 1995 to 31.2% for the six months ended June 30, 1996 primarily due to the favorable determination of a tax lawsuit for the years 1979 through 1983. Income tax expense was $2.1 million for the year ended December 31, 1995, an increase of $660,000 or 47.3% over income tax expense of $1.4 million for the year ended December 31, 1994. The effective tax rate decreased from 36.5% for the year ended December 31, 1994 to 36.2% for the year ended December 31, 1995. Income tax expense was $1.4 million for the year ended December 31, 1994, an increase of $258,000 or 22.7% over income tax expense of $1.1 million for the pro forma year ended December 31, 1993. The effective tax rate increased from the 1993 pro forma ratio of 35.1% to 36.5% for the year ended December 31, 1994. United expects its effective tax rate to increase after the Park Acquisition due primarily to the nondeductibility of the goodwill amortization. The effective tax rate for the pro forma December 31, 1995 statement of income was 44.6%. The effective tax rate for the pro forma June 30, 1996 statement of income was 38.9%. This decrease was due to the favorable determination of a tax lawsuit for the years 1979 through 1983 and resulting non-taxable income.

FINANCIAL CONDITION

    LOANS AND LEASES

    United's lending activities are presently guided by the general loan policies established by the subsidiaries' Boards of Directors. United is establishing a system-wide credit policy to assist local management and to maintain system-wide credit standards. United has continued its strategy to seek out small business and leasing opportunities to expand its loan portfolio. Total loans were $276.0 million at June 30, 1996, an increase of $10.1 million or 3.8% over the December 31, 1995 amount. Total loans were $265.9 million at December 31, 1995, an increase of $18.9 million or 7.7% over the December 31, 1994 amount. Total loans were $247.0 million at December 31, 1994, an increase of $27.0 million or 12.3% over the pro forma December 31, 1993 amount of $220.0 million.

    The following table presents a summary of United's loan portfolio as of June 30, 1996 and December 31, 1995, 1994, pro forma 1993 and historical 1992 and 1991:

                            JUNE 30, 1996
                          ------------------
                           AMOUNT   PERCENT
                          --------  --------
                             (DOLLARS IN
                              THOUSANDS)
Commercial and
 agricultural............ $162,438     58.9%
Residential real
 estate..................   66,038     23.9
Consumer.................   35,940     13.0
Leases...................   11,539      4.2
                          --------  --------
  Totals loans and
   leases................ $275,955    100.0%
                          --------  --------
                          --------  --------

                                                                     DECEMBER 31,
                          --------------------------------------------------------------------------------------------------

                                 1995                1994              1993 (1)            1992 (2)            1991 (2)
                          ------------------  ------------------  ------------------  ------------------  ------------------

                           AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT
                          --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
                                                                     (PRO FORMA)

Commercial and
 agricultural............ $149,859     56.3%  $143,227     58.0%  $112,790     51.3%  $ 67,831     72.2%  $ 57,997     67.9%
Residential real
 estate..................   69,577     26.2     58,828     23.8     66,834     30.4     13,539     14.4     14,373     16.8
Consumer.................   35,897     13.5     35,655     14.4     33,920     15.4     12,581     13.4     13,085     15.3
Leases...................   10,572      4.0      9,271      3.8      6,498      2.9      --       --         --       --
                          --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
  Totals loans and
   leases................ $265,905    100.0%  $246,981    100.0%  $220,042    100.0%  $ 93,951    100.0%  $ 85,455    100.0%
                          --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
                          --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

----------------------------------
(1) Combines Signal and Goodhue

(2) Includes the financial information of Signal only

    The loan mix in United's portfolio indicates the trend toward commercial and agricultural loans. This trend has resulted from a focus on growing the commercial loan portfolio. United expects this trend to continue with the addition of Park Bank.

    COMMERCIAL AND AGRICULTURAL LOANS

    Commercial and agricultural loans principally include loans to manufacturing, wholesale, retail and agricultural businesses, including loans secured by commercial real estate. Commercial loans are made on the financial strength and repayment ability of the borrower as well as the collateral securing the loans. As of June 30, 1996, commercial loans represented the largest class of loans at $162.4 million or 58.9% of total loans up from $149.9 million or 56.3% of total loans at December 31, 1995.

    RESIDENTIAL REAL ESTATE LOANS

    Residential real estate loans principally include residential real estate first mortgages and home equity lines of credit. As of June 30, 1996, residential real estate loans were $66.0 million or 23.9% of total loans down from $69.6 million or 26.2% of total loans at December 31, 1995.

    CONSUMER

    Consumer loans include automobile and home improvement loans, personal lines of credit and overdrafts. As of June 30, 1996, consumer loans were $35.9 million or 13.0% of total loans which was little changed from $35.9 million or 13.5% of total loans at December 31, 1995.

    LEASES

    Leases principally include leases on equipment to manufacturing, retail and wholesale businesses. As of June 30, 1996, leases were $11.5 million or 4.2% of total loans up from $10.6 million or 4.0% of total loans at December 31, 1995.

    MATURITY DISTRIBUTION AND INTEREST RATE SENSITIVITY OF LOANS

    The following table presents a distribution of the maturity of loans and, for those loans due after one year, the sensitivity of loans to interest rate changes as of June 30, 1996. The amounts exclude residential real estate loans, consumer loans and leases.

                                                                            AS OF JUNE 30, 1996, MATURING IN
                                                                    ------------------------------------------------
                                                                     ONE YEAR     ONE TO        OVER
                                                                     OR LESS    FIVE YEARS   FIVE YEARS     TOTAL
                                                                    ----------  -----------  -----------  ----------
                                                                                     (IN THOUSANDS)
Commercial and agricultural.......................................  $  128,277   $  27,233    $   6,928   $  162,438
                                                                    ----------  -----------  -----------  ----------
                                                                    ----------  -----------  -----------  ----------

                                                                                            INTEREST SENSITIVITY
                                                                                         --------------------------
                                                                                         FIXED RATE   VARIABLE RATE
                                                                                         -----------  -------------
                                                                                               (IN THOUSANDS)
Commercial and agricultural loans due
 after one year with:..................................................................   $  25,996     $   8,165
                                                                                         -----------       ------
                                                                                         -----------       ------

    NONPERFORMING ASSETS

    United reports all loans which are 90 days or more past due as nonaccrual loans, excluding those loans which in management's opinion are well collateralized or exhibit other characteristics which make them fully collectible. United does not return a loan to accrual status until it is brought current with respect to both principal and interest and future principal payments are no longer in doubt. When a loan is placed on nonaccrual status, any previously accrued and uncollected interest is reversed. United adopted FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan on January 1, 1995. United defines a loan as impaired when it is probable that United will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. The effect of adopting Statement No. 114 was not significant to United.

    The following table presents the nonperforming assets as of June 30, 1996 and December 31, 1995, 1994, pro forma 1993, and historical 1992 and 1991:

                                                                                            DECEMBER 31,
                                                            JUNE 30,    -----------------------------------------------------
                                                              1996        1995       1994      1993(1)    1992(2)    1991(2)
                                                           -----------  ---------  ---------  ---------  ---------  ---------
                                                                                             (PRO FORMA)
                                                                                 (DOLLARS IN THOUSANDS)
Nonaccrual loans.........................................   $     721   $     403  $     459  $     722  $      61  $   1,482
Accrual loans which are past due 90 days or more as to
 principal or interest...................................         338         249        104        573        102        364
Troubled debt restructurings.............................         134         100        111        117        264        479
                                                           -----------  ---------  ---------  ---------  ---------  ---------
  Total nonperforming loans and leases...................       1,193         752        674      1,412        427      2,325
Other real estate owned..................................          --          --        355      1,182      1,223        810
                                                           -----------  ---------  ---------  ---------  ---------  ---------
Total nonperforming assets...............................   $   1,193   $     752  $   1,029  $   2,594  $   1,650  $   3,135
                                                           -----------  ---------  ---------  ---------  ---------  ---------
                                                           -----------  ---------  ---------  ---------  ---------  ---------
Total nonperforming loans and leases/total loans and
 leases..................................................         .43%        .28%       .27%       .64%       .45%      2.72%
Total nonperforming assets/total assets..................         .28%        .18%       .27%       .75%      1.06%      2.06%

------------------------
(1) Combines Signal and Goodhue

(2) Includes the financial information of Signal only

    Nonperforming loans as a percentage of total loans and leases outstanding increased as of June 30, 1996 to .43% compared with .28% and .27% as of December 31, 1995 and 1994, respectively. This increase was primarily due to an increase in nonaccrual loans of $318,000 as of June 30, 1996. This increase was largely the result of one new loan of $207,000 being placed on nonaccural pending the sale of a business which occurred in August, 1996. The substantial majority of the increase in nonperforming loans and leases in 1993 relates to the pro forma inclusion of the Goodhue Bank. The overall improvement over the periods presented is largely due to the Banks' increased monitoring of the loan portfolios and collection efforts as well as the strengthening of the economy. The effect of the nonaccrual of interest on these nonperforming loans and leases was not significant to the results of operations during the periods. The combined nonperforming loans of United and Park Bank approximate $4.0 million as of June 30, 1996. The pro forma total nonperforming loans and leases/total loans and leases would be 1.01% and the pro forma total nonperforming assets/total assets would be .61% as of June 30, 1996 on a pro forma basis combining the nonperforming loans and assets of United and Park Bank.

    ALLOWANCE FOR LOAN AND LEASE LOSSES

    The current level of the allowance for loan and lease losses is a result of management's assessment of the risks within the portfolio based on the information revealed in the credit review processes. United utilizes a risk-rating system on all loans and a quarterly review and reporting process which results in the calculation of the guideline reserves based on the risk within the portfolio. This assessment of risk takes into account the composition of the loan portfolio, previous loan loss experience, current economic conditions and other factors that in management's opinion deserve special recognition.

    The following table presents a summary of United's allowance for loan and lease losses for the periods shown:

                                    SIX MONTHS ENDED
                                        JUNE 30,                          YEAR ENDED DECEMBER 31,
                                  --------------------  -----------------------------------------------------------
                                    1996       1995       1995       1994      1993 (1)     1992 (2)     1991 (2)
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
                                                                              (PRO FORMA)
                                                               (DOLLARS IN THOUSANDS)
Balance, beginning of period....  $   2,899  $   2,856  $   2,856  $   2,725   $   2,766    $   2,193    $   1,195

Charge-offs:
  Commercial and agricultural...        146         31        167        176         810        1,578          943
  Residential real estate.......     --         --         --             15          25       --                6
  Consumer......................        142         35        135        196         109           83          162
  Leases........................          7         24         35         61          26       --           --
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
    Total charge-offs...........        295         90        337        448         970        1,661        1,111
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------

Recoveries:
  Commercial and agricultural...        202         88        214        212         215          342           68
  Residential real estate.......     --         --              1          5           5           32           12
  Consumer......................         89         36         77        127         104           41           29
  Leases........................     --             18         27          1      --           --           --
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
    Total recoveries............        291        142        319        345         324          415          109
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Net charge-offs (recoveries)....          4        (52)        18        103         646        1,246        1,002
Provision for loan and lease
 losses.........................         95         20         61        234         605          488        2,000
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Balance, end of period..........  $   2,990  $   2,928  $   2,899  $   2,856   $   2,725    $   1,435    $   2,193
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
                                  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Net charge-offs
 (recoveries)/average loans
 outstanding....................       0.00%     (0.02%)      0.01%      0.04%      0.32  %       1.42 %       1.12 %
Allowance for loan and lease
 losses/total loans and
 leases.........................       1.08%      1.14%      1.09%      1.16%      1.24  %       1.53 %       2.57 %
Nonperforming loans and
 leases/total loans and
 leases.........................       0.43%      0.34%      0.28%      0.27%      0.64  %       0.45 %       2.72 %
Allowance for loan and lease
 losses/ nonperforming loans and
 leases.........................     250.63%    339.28%    385.51%    423.74%    192.99  %     336.07 %      94.32 %

------------------------------
(1) Combines Signal and Goodhue.

(2) Includes the financial information of Signal only.

ALLOCATED ALLOWANCE FOR LOAN AND LEASE LOSSES

    While the allowance for loan and lease losses is available to absorb credit losses in the entire portfolio, the table below presents an estimate of the allowance for loan and lease losses allocated by loan type. The unallocated portion of the allowance for loan or lease losses represents allowance available for the entire portfolio as well as reserves identified for qualitative factors, unfunded commitments, and letters of credit. In 1993, management changed the methodology of allocating the allowance for loan and lease losses. Prior to 1993, the allowance was allocated primarily based on the percentage of loan type to total loans applied to the calculated allowance for loan and lease losses. In 1993, management enhanced the analysis of the adequacy of the allowance for loan and lease losses by allocating specific reserves to specific criticized loans, an allocation to the remaining criticized loans, an allocation based on historical loss experience and a specific allocation to the lease portfolio. This change in allocation reflects the decrease in allocation to residential real estate loans and the increase in the unallocated portion of the allowance. Although the residential real estate loans approximate twenty-five percent of the loan portfolio, actual net charge-offs have been minimal, hence a minimal allocation to the residential real estate portfolio. A significant portion of the allowance for loan and lease losses is allocated to the commercial and agriculture loan portfolios due to their higher degree of risk as well as their historical loan loss experience.

                                                                            DECEMBER 31,
                                    --------------------------------------------------------------------------------------------
                  JUNE 30, 1996           1995               1994             1993 (1)           1992 (2)           1991 (2)
                 ----------------   ----------------   ----------------   ----------------   ----------------   ----------------
                         PERCENT            PERCENT            PERCENT            PERCENT            PERCENT            PERCENT
                         OF LOANS           OF LOANS           OF LOANS           OF LOANS           OF LOANS           OF LOANS
                         TO TOTAL           TO TOTAL           TO TOTAL           TO TOTAL           TO TOTAL           TO TOTAL
                 AMOUNT   LOANS     AMOUNT   LOANS     AMOUNT   LOANS     AMOUNT   LOANS     AMOUNT   LOANS     AMOUNT   LOANS
                 ------  --------   ------  --------   ------  --------   ------  --------   ------  --------   ------  --------
                                                                            (PRO FORMA)
                                                             (DOLLARS IN THOUSANDS)
Commercial and
agricultural...  $1,527    58.9%    $1,718    56.3%    $1,786    58.0%    $1,263    51.3%    $ 997     72.2%    $1,650    67.9%
Residential
 real estate...      8     23.9        14     26.2        15     23.8       272     30.4       236     14.4       239     16.8
Consumer.......    225     13.0       212     13.5       185     14.4       333     15.4       191     13.4       275     15.3
Leases.........    210      4.2       230      4.0       190      3.8       199      2.9      --       --        --       --
Unallocated....  1,020     --         725     --         680     --         658     --          11     --          29     --
                 ------  --------   ------  --------   ------  --------   ------  --------   ------  --------   ------  --------
  Total........  $2,990   100.0%    $2,899   100.0%    $2,856   100.0%    $2,725   100.0%    $1,435   100.0%    $2,193   100.0%
                 ------  --------   ------  --------   ------  --------   ------  --------   ------  --------   ------  --------
                 ------  --------   ------  --------   ------  --------   ------  --------   ------  --------   ------  --------

------------------------------
(1) Combines Signal and Goodhue.

(2) Includes the financial information of Signal only.

INVESTMENT SECURITIES

    United's investment portfolio is managed to meet United's liquidity needs while maximizing investment income. Additionally, management augments the quality of the loan portfolio by maintaining a high quality investment portfolio oriented toward U.S. Treasury securities and U.S. government agency securities. The portfolio also provides the opportunity to structure maturities and repricing time tables in a flexible manner and to meet applicable requirements for pledging securities in connection with deposits of states and political subdivisions and securities sold under repurchase agreements. The portfolio is comprised of U.S. Treasury securities, U.S. government agency instruments, mortgage-backed securities, obligations of states and political subdivisions and a modest amount of equity securities including Federal Reserve Stock and FHLB stock. Federal funds sold are additional investments which are not classified as investment securities. All investment securities are classified as available for sale and recorded at fair value. Unrealized gains or losses, net of the deferred tax effect, are reported as increases or decreases in stockholders' equity.

    The following table presents a summary of United's investment portfolio as of June 30, 1996 and December 31, 1995, 1994 and pro forma 1993:

                                                                                      DECEMBER 31,
                                                       --------------------------------------------------------------------------
                                   JUNE 30, 1996                1995                     1994                    1993 (1)
                               ----------------------  ----------------------  ------------------------  ------------------------
                                AMOUNT      PERCENT     AMOUNT      PERCENT      AMOUNT       PERCENT      AMOUNT       PERCENT
                               ---------  -----------  ---------  -----------  -----------  -----------  -----------  -----------
                                                                                                               (PRO FORMA)
                                                                     (DOLLARS IN THOUSANDS)
U.S. Treasury securities and
 obligations of U.S.
 government agencies.........  $  59,255        56.7%  $  60,135        59.0%   $  49,122         58.9%   $  40,397         48.9%
Obligations of states and
 political subdivisions......     10,912        10.4       7,757         7.6        8,023          9.6        5,490          6.7
Mortgage-backed securities...     32,281        30.9      31,956        31.4       23,796         28.5       30,682         37.1
Equity securities............      2,075         2.0       1,989         2.0        2,493          3.0        6,041          7.3
                               ---------       -----   ---------       -----   -----------       -----   -----------       -----
  Total investment
   securities................  $ 104,523       100.0%  $ 101,837       100.0%   $  83,434        100.0%   $  82,610        100.0%
                               ---------       -----   ---------       -----   -----------       -----   -----------       -----
                               ---------       -----   ---------       -----   -----------       -----   -----------       -----

------------------------------
(1) Combines Signal and Goodhue.

    Investment securities were $104.5 million at June 30, 1996, an increase of $2.7 million or 2.7% over the December 31, 1995 amount. During 1996, management placed greater emphasis on the purchase of nontaxable municipal securities due to the favorable tax treatment of these securities, making their tax-equivalent yields more attractive than the yield on taxable U.S. government securities. Investment securities were $101.8 million at December 31, 1995, an increase of $18.4 million or 22.1% over the December 31, 1994 amount. During 1995, management was faced with excess deposits to invest over loan demand. Management invested amounts in U.S. government securities necessary to maintain sufficient pledgeable securities for the securities sold under repurchase agreements and invested the remaining funds into mortgage-backed securities to increase yield. Investment securities were $83.4 million at December 31, 1994, an increase of $824,000 or 1.0% over the pro forma December 31, 1993 amount of $82.6 million. During 1994, management altered the mix of the investment portfolio, decreasing the mortgage-backed securities portfolio and increasing the U.S. government securities portfolio to achieve the desired asset/liability structure. The investment portfolio as a percent of total assets has remained fairly stable at approximately 24%, except for 1994 when it fell to approximately 22% due to high loan demand.

MATURITY OF DEBT INVESTMENT SECURITIES

    As of June 30, 1996, debt investment securities had the following maturity and yield characteristics:

                                                                 AS OF JUNE 30, 1996 MATURING IN
                             -------------------------------------------------------------------------------------------------------
                                                     OVER ONE YEAR        OVER 5 YEARS
                              ONE YEAR OR LESS      THROUGH 5 YEARS     THROUGH 10 YEARS       OVER 10 YEARS            TOTAL
                             -------------------  -------------------  -------------------  -------------------  -------------------
                                       WEIGHTED             WEIGHTED             WEIGHTED             WEIGHTED             WEIGHTED
                              AMOUNT     YIELD     AMOUNT     YIELD     AMOUNT     YIELD     AMOUNT     YIELD     AMOUNT     YIELD
                             --------  ---------  --------  ---------  --------  ---------  --------  ---------  --------  ---------
                                                                     (DOLLARS IN THOUSANDS)
U.S. Treasury securities and
 obligations of U.S.
 government agencies........ $22,437       5.03%  $35,789       6.65%  $ 1,029       8.00%  $ --         --   %  $ 59,255      6.06%
Obligations of states and
 political subdivisions
 (1)........................     551       7.48     1,881       7.60     6,675       7.63     1,805       7.89     10,912      7.66
Mortgage-backed securities
 (2)........................   --         --        --         --        --         --        --         --        32,281      6.20
Equity securities (2).......   --         --        --         --        --         --        --         --         2,075     --
                             --------       ---   --------       ---   --------       ---   --------       ---   --------       ---
  Total Investment
   Securities............... $22,988       5.10%  $37,670       6.69%  $ 7,704       7.68%  $ 1,805       7.89%  $104,523      6.28%
                             --------       ---   --------       ---   --------       ---   --------       ---   --------       ---
                             --------       ---   --------       ---   --------       ---   --------       ---   --------       ---

------------------------------
(1) Yields are presented on a tax-equivalent basis to reflect the tax-exempt nature of these securities. The incremental tax rate applied is 34%.

(2) Anticipated maturities on mortgage-backed securities are not readily determinable since they may be prepaid without penalty and equity securities do not have stated maturity dates.

DEPOSITS

    United emphasizes developing relationships with individuals and business customers in order to increase its core deposit base. United has numerous deposit products, including checking accounts, money market accounts, savings accounts and certificates of deposit, designed to meet the individual needs of its customers. The following table sets forth the distribution of United's deposits by type as of June 30, 1996 and December 31, 1995, 1994 and pro forma 1993:

                                                                                   DECEMBER 31,
                                                      ----------------------------------------------------------------------
                                  JUNE 30, 1996                1995                    1994                  1993 (1)
                              ----------------------  ----------------------  ----------------------  ----------------------
                               AMOUNT      PERCENT     AMOUNT      PERCENT     AMOUNT      PERCENT     AMOUNT      PERCENT
                              ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
                                                                                                           (PRO FORMA)
                                                                  (DOLLARS IN THOUSANDS)
Noninterest-bearing
 demand.....................  $  65,234        19.2%  $  70,872        20.8%  $  69,261        22.1%  $  61,962        21.3%
Interest-bearing demand.....     34,030        10.0      34,032        10.0      35,499        11.3      35,854        12.3
Money market accounts.......    105,997        31.2      80,034        23.5      47,109        15.1      39,408        13.5
Savings deposits............     27,459         8.1      47,735        14.0      42,956        13.7      50,205        17.2

Time certificates of
 deposit:
  Less than $100,000........     93,050        27.3      93,960        27.6     100,321        32.1      89,893        30.8
  Over $100,000.............     14,455         4.2      14,090         4.1      17,801         5.7      14,268         4.9
                              ---------       -----   ---------       -----   ---------       -----   ---------       -----
                              $ 340,225       100.0%  $ 340,723       100.0%  $ 312,947       100.0%  $ 291,590       100.0%
                              ---------       -----   ---------       -----   ---------       -----   ---------       -----
                              ---------       -----   ---------       -----   ---------       -----   ---------       -----

------------------------------
(1) Combines Signal and Goodhue.

    Total deposits were $340.2 million as of June 30, 1996, a decrease of $498,000 or .1% from the December 31, 1995 amount. This decrease is normal and seasonal. Deposits were $340.7 million as of December 31, 1995, an increase of $27.8 million or 8.9% over the December 31, 1994 amount. Deposits were $312.9 million as of December 31, 1994, an increase of $21.3 million or 7.3% over the December 31, 1993 pro forma amount of $291.6 million. Money market accounts have increased due to the Banks' introduction of a new money market account product, which has caused some customers to move their deposits from savings and time deposit accounts to the new money market account.

    The following table presents a maturity distribution of time certificates of deposit of $100,000 or more at June 30, 1996:

                                                                        JUNE 30, 1996
                                                                        --------------
                                                                        (IN THOUSANDS)
Time Certificates of Deposits of $100,000 or more
  Three months or less................................................  $       2,072
  Over three months to six months.....................................          3,047
  Over six months to twelve months....................................          1,341
  Over twelve months..................................................          7,995
                                                                              -------
    Total.............................................................  $      14,455
                                                                              -------
                                                                              -------

SHORT-TERM BORROWINGS

    Borrowings with original maturities of one year or less are classified as short-term. The following table presents a summary of United's short-term borrowings for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and pro forma 1993:

                                                                   DECEMBER 31,
                                              JUNE 30,   ---------------------------------
                                                1996       1995       1994      1993 (1)
                                              ---------  ---------  ---------  -----------
                                                                               (PRO FORMA)
                                                         (DOLLARS IN THOUSANDS)
Securities sold under repurchase agreements
 outstanding at period end..................  $  24,308  $  23,173  $  27,747   $  15,321
Weighted average rate at period end.........       4.87%      5.17%      4.22%       2.63%
Daily average outstanding for the period....  $  24,482  $  29,343  $  22,854   $  11,827
Weighted average rate for the period........       4.97%      4.96%      3.56%       3.01%
Highest outstanding at any month end........  $  28,324  $  34,268  $  31,343   $  18,809

------------------------
(1) Combines Signal and Goodhue.

NOTES PAYABLE AND OTHER BORROWINGS

    Notes payable and other borrowings consist primarily of a term note payable to a bank due January 3, 1999 with annual installments of $500,000 and interest at LIBOR plus 1.80% (6.96% at June 30, 1996) and four advances from the Federal Home Loan Bank of Des Moines due between May 12, 1997 and June 5, 1998 with interest rates between 5.67% and 6.61%. The following table presents a summary of United's notes payable and other borrowings as of June 30, 1996 and December 31, 1995, 1994 and pro forma 1993:

                                                                     DECEMBER 31,
                                                JUNE 30,   ---------------------------------
                                                  1996       1995       1994      1993 (1)
                                                ---------  ---------  ---------  -----------
                                                                                 (PRO FORMA)
                                                               (IN THOUSANDS)
Line of credit to bank........................  $     425  $  --      $     500   $  --
Term note payable to bank.....................      3,150      3,400      8,550       7,182
FHLB advances.................................     12,000     12,000      3,000       3,000
Unsecured term notes payable to certain
 individuals..................................        371        362        362         367
Note payable to Minnesota Department of
 Agriculture..................................        151     --         --          --
                                                ---------  ---------  ---------  -----------
                                                $  16,097  $  15,762  $  12,412   $  10,549
                                                ---------  ---------  ---------  -----------
                                                ---------  ---------  ---------  -----------

------------------------
(1) Combines Signal and Goodhue.

    The advances from the FHLB were obtained to match fund certain pools of fixed rate residential mortgage loans held in United's portfolio, and to provide asset/liability management tools to the affiliate Banks. See "Asset/Liability Management."

    Principal reduction on the term note payable to bank has been accelerated due to the proceeds of two stock offerings in 1994 and 1995. The term note payable is with Firstar. United intends to refinance this note with Firstar at a reduced rate, at the same time financing is obtained from Firstar in connection with the Park Acquisition. United will incur additional indebtedness of approximately $24 million to finance the Park Acquisition. See "Acquisition of Park."

    Advances on the line of credit and the unsecured term notes payable to certain individuals were primarily obtained to fund the working capital of CCC.

CAPITAL MANAGEMENT

    Stockholders' equity as of June 30, 1996 increased $7.5 million or 24.2% to $38.5 million from $31.0 million as of June 30, 1995. This increase was due to a $3.7 million common stock offering occurring in the second half of 1995, the retention of current period earnings and the net change in unrealized gains on securities available for sale.

    Stockholders' equity as of December 31, 1995 increased $9.5 million or 34.5% to $37.0 million from $27.5 million as of December 31, 1994. This increase was due to the retention of current year earnings, a $3.7 million common stock offering and the net change in unrealized gains on securities available for sale.

    Stockholders' equity as of December 31, 1994 increased $780,000 or 2.9% to $27.5 million from $26.7 million as of pro forma December 31, 1993. This increase was due to the retention of current year earnings offset by the net change in unrealized loss on securities available for sale.

    Risk-based capital guidelines established by regulatory agencies set minimum capital standards based on the risk associated with a financial institution's assets. See "Supervision and Regulation -- Regulatory Capital Requirements." The primary component of such capital standards is Tier 1 capital which is defined as stockholders' equity less intangible assets. United has increased its Tier 1 capital since its merger with Goodhue through earnings and two common stock offerings totaling $8.1 million. Below is a comparison of United's June 30, 1996 risk-based capital ratios on an historical basis and on a pro forma basis giving effect to the Park Acquisition and the related equity and debt financing with the minimum requirements for well capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action Rules:

                                                                                MINIMUM REQUIREMENTS
                                                    JUNE 30, 1996          ------------------------------
                                             ----------------------------      WELL         ADEQUATELY
CAPITAL CATEGORY                               ACTUAL        PRO FORMA      CAPITALIZED     CAPITALIZED
-------------------------------------------  -----------  ---------------  -------------  ---------------
Tier 1 risk-based capital..................       13.6%           7.0%            6.0%            4.0%
Total risk-based capital...................       14.7%           8.4%           10.0%            8.0%
Leverage ratio.............................        8.3%           4.8%            5.0%            4.0%

    Although substantially reduced from historical levels due to additional debt and goodwill incurred in connection with the Park Acquisition, Tier 1 risk-based capital and leverage ratios of United immediately following the Park Acquisition are anticipated to be above pro forma June 30, 1996 levels and at or above "well capitalized" minimums, while United's total risk-based capital ratio is anticipated to be above the "adequately capitalized" minimum. As a result, United would be deemed "adequately capitalized" for purposes of federal banking regulations.

ASSET/LIABILITY MANAGEMENT

LIQUIDITY MANAGEMENT

    Liquidity management is an effort of management to provide a continuing flow of funds to meet its financial commitments, customer borrowing needs and deposit withdrawal requirements. The liquidity position of United and its subsidiary banks is monitored by Asset/Liability Committees of each of the Banks in consultation with United's staff. United adjusts its investments in liquid assets based upon management's assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-bearing deposits and
(iv) the objective of its asset/liability management program. The largest category of assets representing a ready source of liquidity for United is its short-term financial instruments which include federal funds sold and investment securities maturing within one year. Liquidity is also provided through the regularly scheduled maturities of assets. The liquidity position of United is also greatly enhanced by its significant base of core deposits. United also maintains available lines of Federal funds borrowing from non-affiliated financial institutions, and is a member of the FHLB. Excess liquidity is generally invested in interest-bearing overnight deposits and other short-term government and agency obligations. United anticipates it will have sufficient funds available to meet its current loan commitments. At June 30, 1996, United had outstanding commitments to extend credit amounting to $25 million.

INTEREST RATE SENSITIVITY

    Effective asset/liability management also includes minimizing the impact of future interest rate changes on net interest income. Management of interest rate sensitivity is accomplished through the composition of loans and investments, and by adjusting the maturities on interest-earning assets and interest-bearing liabilities. Interest rate sensitivity indicates a financial institution's potential earnings exposure to fluctuating interest rates. Rate sensitivity and liquidity are related since both are affected by maturing assets and liabilities. However, interest rate sensitivity also takes into consideration those assets and liabilities with interest rates that are subject to change prior to maturity. While no single measure can completely identify the impact of changes in interest rates on net interest income, one traditional gauge of interest rate sensitivity is to measure, over a variety of time periods, the differences in the amounts of United's rate sensitive assets and rate sensitive liabilities. These differences, or "gaps," provide an indication of the extent that net interest income may be affected by future changes in interest rates.

    A positive gap exists when rate sensitive assets exceed rate sensitive liabilities and indicates that a greater volume of assets than liabilities will reprice during a given time period. This mismatch may enhance earnings in a rising rate environment and may inhibit earnings when interest rates decline. Conversely, when rate sensitive liabilities exceed rate sensitive assets, a negative gap results, indicating that a greater volume of liabilities than assets will reprice during the period. In this case, a rising rate environment may inhibit earnings and declining rates may enhance earnings.

    The following table presents United's interest rate gap analysis as of June 30, 1996. The table also presents the gap between interest rate sensitive assets and liabilities as a percentage of total assets as of June 30, 1996. In calculating the gap values, amortization flows are based on contractual characteristics of the loans and investment securities, as well as the anticipated prepayment characteristics. Prepayment rates for mortgages and mortgage-related investments reflect expectations based on national assumptions, and prepayments on consumer loans reflect United's historical experience. Non-maturity deposit balances are positioned in the one year or less category based on expected repricing behavior given historical experience and management's expectations.

                                                                            REPRICING IN OR MATURING IN:
                                                                -----------------------------------------------------
                                                                 ONE YEAR     ONE TO FIVE    OVER FIVE
                                                                  OR LESS        YEARS         YEARS         TOTAL
                                                                -----------   -----------   -----------   -----------
                                                                               (DOLLARS IN THOUSANDS)
Federal funds sold............................................  $     3,425   $   --        $   --        $     3,425
Investment securities.........................................       37,621        53,268       13,634        104,523
Loans and leases..............................................      184,181        66,469       25,305        275,955
                                                                -----------   -----------   -----------   -----------
  Total rate sensitive assets.................................  $   225,227   $   119,737   $   38,939    $   383,903
                                                                -----------   -----------   -----------   -----------
                                                                -----------   -----------   -----------   -----------
Savings, money market and interest-bearing checking...........  $   167,486   $   --        $   --        $   167,486
Time deposits.................................................       60,117        45,818        1,570        107,505
Short-term borrowings.........................................       25,319         3,964       --             29,283
Notes payable and other borrowings............................        6,639         9,458       --             16,097
                                                                -----------   -----------   -----------   -----------
  Total rate sensitive liabilities............................  $   259,561   $    59,240   $    1,570    $   320,371
                                                                -----------   -----------   -----------   -----------
                                                                -----------   -----------   -----------   -----------
Rate sensitive gap............................................  $   (34,334)  $    60,497   $   37,369    $    63,532
Cumulative rate sensitive gap.................................  $   (34,334)  $    26,163   $   63,532
Rate sensitive gap % to total assets..........................         (8.0)%        14.1%         8.7%          14.8%
Cumulative rate sensitive gap % to total assets...............         (8.0)%         6.1%        14.8%

    Gap analysis attempts to capture interest rate risk which is attributable to the mismatching of interest rate sensitive assets and liabilities. However, varying interest rate environments often create unexpected changes in interest rate sensitivity, for example changing loan prepayments. These unexpected changes are not captured very well in most gap analyses and, as a result, a gap report may not provide a complete assessment of United's interest rate risk. Therefore, United primarily utilizes simulation software and duration analyses under rising, falling and the most likely interest rate forecasts to model net interest income and the market value of portfolio equity at the subsidiary bank levels. The modeling estimates changes in net interest income in response to increases or decreases in market interest rates. The model uses the rates and maturities of the Banks' existing portfolios of interest-earning assets and interest-bearing liabilities and revises each portfolio based on how the market interest rates move and how the specific Bank products would respond to changes in rates. The structuring of the Banks' balance sheets are targeted to ensure that earnings do not exhibit large variations. At June 30, 1996, the Banks' computer simulations under the most likely interest rate scenario provided by an independent forecaster indicate that the projected earnings are within acceptable parameters. Given the Banks' current interest rate risk profile, management's response to increase in interest rates is to promote variable rate deposit products and loans.

CASH FLOW

    United's principal sources of funds are deposits, scheduled loan repayments and prepayments of loan principal, borrowings, maturities of investment securities, mortgage-backed securities and short-term investments and operations. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan repayments are more influenced by interest rates, general economic conditions, and competition. United generally manages the pricing of its deposits to maintain a steady deposit balance.

    The primary source of cash from operating activities is net income.

    The primary investing activities of United are lending and purchasing investment securities. For the six months ended June 30, 1996, investment activities used a net $9 million. Loan originations, net of principal repayments accounted primarily for this use. If general interest rates decline, United would expect to experience an increase in prepayments, particularly in its fixed rate loans. The increased funds from this source could not necessarily be re-invested at yields and terms to maintain the net interest margins United has experienced during the last three fiscal years. For the year ended December 31, 1995, investment activities used a net $35 million. Loan originations and purchases of investment securities accounted primarily for this use.

    For the six months ended June 30, 1996, financing activities provided a net $6 million. Historically, the primary financing activity of United has been deposits and securities sold under repurchase agreements. Deposits decreased $500,000 for the six months ended June 30, 1996 and securities sold under repurchase agreements increased $6.1 million for the six months ended June 30, 1996. For the year ended December 31, 1995, financing activities provided a net $30 million. Deposits increased $27.9 million, securities sold under repurchase agreements decreased $4.6 million, net proceeds from notes payable provided $3.3 million and a common stock offering provided $3.5 million.

EMERGING ACCOUNTING STANDARDS

    TRANSFER AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF
LIABILITIES: FASB Statement No. 125, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES, establishes new standards for transfers and servicing of financial assets and extinguishments of liabilities. The new standard will require the Company to recognize the servicing of assets it controls and liabilities incurred after a transfer of financial assets. This statement will require, among other things, that the Company record an asset or liability for servicing rights when it sells loans and retains the servicing and then amorize the asset or liability over the period during which servicing income is expected to be received. This statement is effective for transactions occurring after December 31, 1996. In management's opinion, the adoption of this statement will not have a material effect on United's financial statements.

    LONG-LIVED ASSETS: FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, establishes new accounting standards for the impairment of long-lived assets, certain intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identified intangibles to be disposed of. This statement is effective for United's year ending December 31, 1996. In management's opinion, the adoption of this statement will not have a material effect on United's financial statements.

    STOCK-BASED COMPENSATION: FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, provides a choice of accounting methods for valuing stock-based compensation plans and requires certain disclosures about the effect on net income and earnings per share regardless of the method used to account for them. This statement is effective for United's year ending December 31, 1996. In management's opinion, the adoption of this statement will not have a material effect on United's financial statements.

IMPACT OF INFLATION AND CHANGING PRICES

    The consolidated financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

    Substantially all of the assets and liabilities of United are monetary in nature. As a result, interest rates have more impact on United's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. The liquidity and the maturity structure of United's assets and liabilities are important to the maintenance of acceptable performance levels. United discloses the estimated fair values of its financial instruments in accordance with FASB Statement No. 107.

                                    BUSINESS

GENERAL

    United is a bank holding company with $429 million in assets as of June 30, 1996, which operates Signal Bank and Goodhue Bank. Signal Bank is a state-chartered bank with offices in Eagan, Savage and West St. Paul, Minnesota. Goodhue Bank is a national bank with offices in Red Wing, Lanesboro and Rushford, Minnesota. In addition to the Banks, United also operates Consumers Credit Corporation ("CCC"), a consumer finance company with offices in Hastings, Northfield, Red Wing and West St. Paul, Minnesota. United has entered into a Merger Agreement, dated October 7, 1996 with PFC, a bank holding company which owns Park Bank, a national bank with assets of approximately $203 million as of June 30, 1996. The Park Acquisition will close concurrently with this Offering.

HISTORY

    United is the product of a merger, effective January 1, 1994, of Signal and Goodhue. Signal, formed in 1980, was the holding company for Signal Bank, a Minnesota state bank organized and chartered in 1963. Goodhue, formed in 1983, was the holding company for Goodhue Bank, a national bank organized and chartered in 1874. United was formed with a view to developing a multi-bank holding company owning banks rooted in their communities, each sharing its particular strengths with other banks in the group. United believes that the advantages of holding company affiliation can be combined with a high-level of customer service by allowing each bank to manage on an autonomous basis, the day-to-day business of the bank and service to its customers. Total assets of the Company were $348 million as of the date of the merger of Signal and Goodhue. Total assets of United have increased $81 million since January 1, 1994 to $429 million at June 30, 1996. At December 31, 1995, United ranked ninth in total assets among all Minnesota-based bank holding companies owning banks in Minnesota.

COMMUNITY BANKING PHILOSOPHY

    United's Banks operate a total of four offices in the Minneapolis/St. Paul metropolitan area as well as five offices in rural southeastern Minnesota. The Company believes that this diversity of markets brings strength to the Company's overall balance sheet. The Banks are community banks which provide a full range of services to consumers and businesses in all of the communities which United serves. The Banks generally operate with significant local autonomy, with general oversight and support from United. The Company believes this autonomy allows the Banks to better serve the customers in their respective communities, and thus enhances the Banks' business opportunities and operations. The Company has maintained, and in connection with future acquisitions intends to generally maintain, local charters, existing management and boards of directors. Generally, Banks' management operates independently of the Company when making human resource, credit, pricing, new product development, and other decisions relative to how the Bank operates in its market. United fosters an environment of cooperation and collaboration among its Banks and CCC. Affiliates are encouraged to share expertise in order to bring a broader array of products and services to the Company's customers. The individual Banks have strengths which are leveraged throughout the Company in areas such as SBA lending and leasing products which do not need to be replicated in each subsidiary bank because of this sharing philosophy.

    United believes strongly that the community banks which it owns should invest a portion of their financial and human resources back into the communities within which they operate. The Banks of United are consistent winners of the "Keystone Award" which is given to corporations in the state of Minnesota that contribute at least two percent of their pre-tax income to charitable organizations and community activities. United also believes that community banks benefit from strong boards of directors consisting of individuals who are also actively involved in their communities. The Banks' directors not only represent the community interests but also serve to increase the Banks' visibility in the community thereby enhancing the Banks' marketing efforts and growth strategies.

BANKS

    Signal Bank had total assets of $217 million as of June 30, 1996 and offices located in the southern and southeastern portions of the Minneapolis-St. Paul metropolitan area. This area is home to a wide variety of commercial, nonprofit, cultural and entertainment enterprises, including a significant number of small-to-medium-sized businesses. The extensive small-to-medium-sized business experience of Signal Bank permits it to develop its commercial customers throughout this entire area. Signal Bank's status as a preferred lender with the SBA (see "Business -- Lending and Investments") enables it to provide expedited service to its customers when making loans guaranteed under the SBA programs and because of this, it obtains referrals throughout the seven-county metropolitan area.

    Signal Bank offers a full range of financial services to its commercial customers, including short- and medium-term loans, revolving credit facilities, inventory and accounts receivable financing, equipment financing, commercial mortgage lending, installment loans, safe deposit box services, cash management services, and various savings accounts, money market accounts, time certificates of deposit and checking accounts. Since 1991, Signal has increasingly emphasized the origination of SBA loans. Other services provided include night depository services, automated teller machines and brokerage services through an affiliation with a brokerage service provider.

    Signal Bank serves the banking needs of its consumer customers located primarily in the rapidly growing communities of Savage, Eagan, Inver Grove Heights and Burnsville and the more mature communities of West St. Paul, Mendota Heights and South St. Paul by providing a complete range of retail products. These products include checking and savings accounts, money market accounts, certificates of deposit, personal installment loans, home improvement loans, home equity lines of credit, loans for the purchase or refinancing of principal residences or second homes, safe deposit box services, and brokerage services through an affiliation with a brokerage service provider.

    Goodhue Bank (with total assets of $206 million as of June 30, 1996) is the largest bank in Red Wing, Minnesota. Red Wing is a community of approximately 15,500 and is the county seat of Goodhue County (population approximately 41,600), located approximately fifty miles from the Minneapolis-St. Paul metropolitan area. Over 30 industries provide jobs in this area, including the Treasure Island Casino, Red Wing Shoe Company, Northern States Power Company, Jostens, and Reidell Shoes, Inc. Tourism has also developed into a major sector of the area's economy in recent years.

    Goodhue Bank provides a complete range of commercial and consumer banking services from its two offices within the community. These services include checking, savings, money market deposit accounts, and time certificates of deposit, safe deposit box services, cash management services and brokerage services through an affiliation with a brokerage service provider. The Bank makes a full range of loans to its commercial and consumer customers. Goodhue's leasing department provides equipment financing alternatives to a variety of industries. Its location in an agricultural section of southeastern Minnesota involves the Bank in agricultural lending, including livestock loans, dairy production, crop loans and loans for buildings and equipment. The Bank has offices in the communities of Rushford and Lanesboro, which are located in Filmore County in the extreme southern part of Minnesota. This market is primarily an agricultural area which is also developing a strong tourism industry. The banking services provided by these two offices parallel those of the other offices of the Bank.

    See also "Acquisition of Park" for a description of Park Bank, its market area and business.

ADMINISTRATION OF THE BANKS

    United administers its Banks under a philosophy called "Earned Autonomy." "Earned Autonomy" means that the Company cedes operating authority to the individual member Banks. Ongoing financial performance and asset quality targets are set in a collaborative process between the Banks and the staff of United. Provided that the Banks perform within these targets, the Banks are free to operate in their markets as they choose (with assistance from the Company as needed). United believes that the Banks know their markets better than United's staff and therefore know best how to deploy human and financial resources in an effort to increase their market share.

    Although each of the Banks operates with a significant level of autonomy and independence, United has centralized operations for certain functions, and makes available its corporate staff and centralized resources for other functions upon request. United's Strategic Plan calls for continuing emphasis to be placed on improving the Company's efficiency ratio. The Company continues to emphasize the consolidation of certain functions where economies of scale can be achieved such as:

    DATA PROCESSING. United's wholly-owned subsidiary, Unitech Services, Inc. ("Unitech"), provides all of United's and the Banks' data processing requirements. Unitech performs such data processing services through the use of computer hardware it owns and maintains and software it licenses.

    ACCOUNTING. United provides all accounting services, including general ledger administration, budgeting, internal and external reporting, and accounts payable processing.

    INVESTMENTS. Although each Bank makes its own investment decisions, United provides administrative and analytical support to the Banks in the management of their investment portfolios in order to increase efficiencies and consistency.

    CREDIT POLICY FORMULATION. Customer credit decisions are made by the local management of each Bank under comprehensive credit policies approved by the Board of Directors of each Bank. To assist local management and to maintain system-wide credit standards, United is establishing a system-wide credit policy. See "Lending and Investments" below. In addition, United's corporate staff will provide individual Banks with assistance on credit review and collection upon request.

    SPECIALIZED STAFF SUPPORT. United provides the Banks with legal and compliance services, internal auditing, asset/liability modeling, and retirement plan administration. In addition, United is planning to provide other services for the benefit of the Banks such as marketing assistance, human resource services and benefits administration, and centralized purchasing of supplies. United believes that centralizing these services promotes efficiency and cost savings for the Banks without interfering with their community-oriented management.

LENDING AND INVESTMENTS

    The Banks offer short-term and long-term loans for business and personal purposes. The Banks focus their lending activities on individuals and small-to-medium-sized businesses in their market areas. Lending has been primarily focused within the seven-county Minneapolis-St. Paul metropolitan area and southeastern Minnesota, with the leasing operations at Goodhue Bank covering a broader geographical area. The markets of the Banks include a wide variety of businesses; therefore, United does not believe it is unduly exposed to problems in any particular industry group.

    United believes that it can best serve its customers, and thereby enhance United's business, operations and profitability, by maximizing local autonomy in credit decisions. Generally, each Bank's management operates independently of the Company in making credit decisions within comprehensive credit policies approved by the Bank's Board of Directors. These separate credit policies are each tailored to maximize the safety and soundness of the Banks and still be responsive to the particular credit needs of the communities which the Banks serve. The policies both provide specific lending authorities to Bank officers, reflecting their individual experience and level of authority, type of loan and collateral, and establish thresholds at which loan requests must be approved by a committee comprised of officers or Board members. United is currently developing a uniform credit policy, to be implemented in 1997, which will retain the flexibility of local Bank management to respond to local market conditions, while at the same time providing for uniformity of basic lending policies among all of United's subsidiary banks and facilitating overline lending among the banks.

    Signal Bank participates in many of the SBA programs and is one of six bank "preferred lenders" in Minnesota. Preferred lender status is granted to a lender who has made a certain number of SBA loans, and who in the opinion of the SBA has staff who are qualified and experienced in this area. As a preferred lender, Signal Bank has the authority to authorize, on behalf of the SBA, the SBA guaranty on loans under the 7A program. This can represent a substantial time savings in serving a customer's needs. Signal Bank has experienced significant growth in its SBA lending division since its inception in 1991. The Bank utilizes both the 504 program, which is focused toward longer-term financing of buildings, and other long-term assets, and the 7A program which is primarily used for financing of the equipment, inventory and working capital needs of eligible businesses generally over a three- to seven-year term. The Bank's collateral position in the SBA loans is enhanced by the SBA guaranty in the case of 7A loans, and by lower loan-to-value ratios under the 504 program.

    COMMERCIAL AND AGRICULTURAL LOANS. Loans in this category principally include loans to manufacturing, wholesale, retail and agricultural businesses including loans secured by commercial real estate. At June 30, 1996, approximately 58.9% of loans outstanding were in this category, of which 88.5% were classified as commercial and 11.5% were classified as agricultural. The Banks provide loans and lines of credit for the operations and expansion needs of local businesses. These loans generally have prime-based adjustable interest rates and maturities of seven years or less. While the Banks look to a borrower's business operations as the principal source of repayment, they also generally obtain mortgages on real estate, security interests in inventory, accounts receivable and other personal property, and personal guaranties as collateral support for the loans. Goodhue Bank provides loans to the agricultural industry in many of the communities it serves. Goodhue Bank's agricultural loans relate to a variety of agricultural credit needs, including crop loans, livestock loans, dairy production loans, and building and equipment loans.

    RESIDENTIAL REAL ESTATE LOANS. These loans include residential real estate first mortgages and home equity lines of credit. At June 30, 1996, these loans represented approximately 24% of loans outstanding. The Banks originate variable and fixed rate first real estate mortgages, in accordance with the guidelines of the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), which are most often sold servicing retained into the secondary market. The Banks also originate first and second real estate mortgages which are retained in the Banks' portfolios. Generally these loans are underwritten in accordance with the FNMA and FHLMC guidelines, with the exception of being shorter in term and having variable rates. Loan to values reflect industry standards of 80% or less and up to 95% with mortgage insurance. The Banks continue to experience increases in home equity lines of credit, which are made on both a fixed-rate and variable-rate basis and generally have maturities of five to seven years and are generally secured by second mortgages on the borrower's home.

    CONSUMER LOANS. Loans in this category include automobile loans, home improvement loans and personal lines of credit. At June 30, 1996, approximately 13% of total loans were consumer loans, which generally are on an installment basis, carry an adjustable-rate of interest, and have maturities of three to five years, and are secured by automobiles, boats, and other types of personal property.

    LEASES. Leases are made on equipment to manufacturing, retail and wholesale businesses on a fixed rate basis, having maturities of three to five years. At June 30, 1996, approximately 4% of total loans were leases made by Goodhue Bank.

    OTHER INVESTMENTS. United maintains a diversified portfolio of investments, primarily consisting of U.S. Treasury securities, obligations of U.S. government corporations and agencies, and obligations of states and their political subdivisions. United attempts to balance its portfolio to meet its liquidity needs while endeavoring to maximize investment income. United also attempts to maximize tax advantages in balancing its portfolio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Investment Securities."

DEPOSITS

    Each of the Banks offers the usual and customary range of depository products provided by commercial banks, including checking, savings and money market accounts, and certificates of deposit. Deposits at each Bank are insured by the Federal Deposit Insurance Corporation up to statutory limits. Local managements of the Banks determine the type, mix and pricing of the depository products offered to best compete in a Bank's particular marketplace.

OTHER CUSTOMER SERVICES AND PRODUCTS

    Other aspects of the business of the Banks include cash management services such as payroll processing, ACH originations and lock box services, safe deposit box services, night depository services, wire transfers and automated teller machines. The Banks have established "Investment Centers" which offer securities brokerage services, annuities and mutual funds through an affiliation with a brokerage service provider.

CONSUMER FINANCE BUSINESS

    CCC, a wholly-owned subsidiary of United, engages in consumer credit activities, and offers loans to consumers who are not traditional bank customers for a variety of reasons including personal preferences, inability to obtain small loans from traditional banks, blemished credit history, inability to provide income verification data or lack of established credit history. CCC's loan portfolio has grown from approximately $2.1 million as of December 31, 1993 to $5.9 million at June 30, 1996. Loans originated by CCC primarily range in size from $500 to $5,000 with terms of two to five years and various rates of interest generally ranging from 15% to 21%. Most loans are secured by automobiles, recreational vehicles or other personal property and are originated directly by CCC. CCC operates from four leased offices located in Red Wing (since 1985), Hastings (since 1994), Northfield (since 1995) and West St. Paul (since 1996).

GROWTH STRATEGIES

    United's strategy is to continue to grow by acquiring other financial institutions and financial product and service providers, expanding existing bank and consumer finance businesses internally, and pursuing other financial service opportunities.

    INTERNAL GROWTH. United intends to continue to grow its existing businesses, in large part by identifying products or services which have been successful in one or more subsidiary banks and expanding these products and services to other subsidiary banks. Goodhue Bank and Park Bank will utilize Signal Bank's status as a "preferred lender" with the SBA to increase their SBA lending. Signal Bank's mortgage department will enable the subsidiary banks to increase their mortgage lending. Goodhue Bank's lease financing experience will allow the subsidiary banks to increase lease financing transactions. In addition, the subsidiary banks are constantly developing and evaluating different deposit products to meet the needs of their customers. The subsidiary banks, with the assistance of United, will evaluate the needs of their respective customers to determine which of the many delivery systems they will use, including personal computers and automated teller machines. United intends to expand CCC's lending activity by building a referral network among automobile, boat and other recreational vehicle dealerships, and by the acquisition and start-up of new offices.

    ACQUISITIONS. An equally important strategy is to continue to grow by acquiring other financial institutions and financial service providers. United's acquisition strategy is to identify banks with at least $50 million in assets in Minnesota and Wisconsin communities within a 100-mile radius of the Minneapolis-St. Paul metropolitan area. In assessing acquisitions, United focuses on credit quality, past performance of the bank, management strengths and weaknesses, location, community demographics, relative health of the local economy, organizational structure of the entity, and consideration for and terms of the acquisition. Management believes there are a number of community banks which meet United's criteria and whose owners would be interested in selling their banks to a community-based organization like United. The Company believes that the reputation of its principal officers, its community banking experience and its philosophy of permitting significant autonomy and independence in management of its Banks, position United well to take advantage of future expansion opportunities. Management believes that by standardizing certain products, services and systems and providing appropriate holding company services, the bank officers and personnel can concentrate on individual customer service and community relations. Management also believes services provided by United should benefit the individual banks by lowering expenses through centralization of administration and data processing services, by streamlining credit policy formation and supervision and by facilitating compliance with the requirements of multiple-layered banking regulations. Ultimately, such standardization and centralization is intended to contribute to United's acquisition strategy by improving the results of operations of acquired banks.

    Concurrently with the closing of this offering, United will close the Park Acquisition and acquire 100% ownership of Park Bank. See "Acquisition of Park."

COMPETITION

    United's Banks and CCC face significant competition from providers of financial services throughout the Minneapolis-St. Paul metropolitan area and in out-state Minnesota in all aspects of their business. The local financial services industry is rapidly changing and highly competitive, dominated by numerous banks of First Bank System and Norwest Corporation, and by TCF, fsb. In addition, United competes with numerous banks, savings and loan associations, securities brokerage firms and other financial services companies. Commercial credit and leasing firms, consumer and commercial finance companies, factors, and mortgage banks, also have some competitive effect on United. Some of these entities and institutions are not subject to the same regulatory restrictions as United. Many competitors of United have much greater financial resources, greater name recognition and more offices with attendant personnel.

    Management believes that each of United's Banks and CCC will be able to continue to compete successfully in its respective communities. United believes its competitive strengths include the reputation it has for developing and continuing banking relationships, responsiveness to customer needs and individualized customer service, and skilled and resourceful personnel. The factors affecting competition include banking and financial services provided, customer convenience and office location. United further believes that the community commitment and involvement of its personnel and its commitment to providing quality banking and financial services are factors that should allow it to continue to maintain and improve its competitive position.

    Legislation permitting full nationwide interstate banking and branching was recently enacted by Congress. The Minnesota legislature has passed a law permitting interstate branching (the acquisition of a bank in Minnesota by an out-of-state bank without the requirement of maintaining a Minnesota banking charter) as of June 1, 1997. These new laws may offer out-of-state banks an enhanced opportunity to compete in United's markets. See "Supervision and Regulation -- Recent Legislation."

    United also faces competition in acquiring institutions. Minnesota has recently experienced a significant consolidation of its banking industry, and many large holding companies with greater resources than United (including several out-of-state holding companies) are actively pursuing acquisitions in Minnesota. This competition affects the acquisition opportunities for United and can affect the cost of such acquisitions.

FACILITIES

    United presently leases its principal office, consisting of approximately 3,860 square feet located at 2600 Eagan Woods Drive, Suite 155, Eagan, Minnesota. The lease will expire July 31, 1999.

    Signal Bank presently leases (i) its main office, consisting of approximately 9,150 square feet plus an approximately 2,400 square foot leasehold improvement, located at 100 Signal Hills, West St. Paul, Minnesota, under a lease which will expire December 31, 2000; and (ii) two areas in the Signal Hills Center which is located adjacent to Signal Bank's main office under a lease which Signal Bank has terminated effective January 31, 1997, at which time those employees will move to Signal Bank's main office. In addition, Signal Bank operates branch offices in West St. Paul, Eagan and Savage, Minnesota. The West St. Paul branch office is located in an approximately 4,000 square foot detached building owned by Signal Bank and located at 2060 South Robert Street. The Eagan branch office is located in an approximately 16,000 square foot detached building owned by Signal Bank and located at 1270 Yankee Doodle Road, Eagan, Minnesota. The Savage branch office is located in an approximately 6,000 square foot detached building owned by Signal Bank and located at 12302 Princeton Avenue South.

    Goodhue Bank owns (i) its main office, consisting of approximately 38,000 square feet, located at 222 Bush Street, Red Wing, Minnesota (approximately 6,700 square feet are leased to non-bank tenants); (ii) a detached drive-up facility, located at Bush and Fourth Street, Red Wing, Minnesota, consisting of an auto bank with open office area, teller area and 7 drive-up lanes covered by a canopy on a lot totalling 27,360 square feet; and (iii) a 5,250 square foot office building, located at 421 West 4th Street, Red Wing, Minnesota, which is currently occupied by non-bank tenants. In addition, Goodhue Bank owns three branches in Rushford and Lanesboro, Minnesota. The Rushford Branches consist of a 9,800 square foot bank building located at 101 West Jessie Street and a drive-up facility located on Mill Street in Rushford. The Lanesboro Branch consists of a 3,200 square foot building on the corner of 2nd and E Streets in Lanesboro.

    CCC leases a 1,200 square foot office at 432 West Third Street in Red Wing, under a lease which expires December 31, 1998; a 1,400 square foot office in the County Crossroads Center in Hastings, Minnesota, under a lease which expires September 30, 1998; and a 1,700 square foot office located at 1014 South Highway 3, Northfield, Minnesota, under a lease which expires July 31, 1999.

    Unitech leases a 6,120-square foot office located in 5400 Babcock Trail, Inver Grove Heights, Minnesota, under a lease which expires September 30, 1999 (with an option to renew the lease for an additional five-year period).

EMPLOYEES

    As of June 30, 1996, United and its subsidiaries employed 234 persons, 194 on a full-time basis and 40 on a part-time basis. Following the Park Acquisition, United and its subsidiaries will employ approximately 314 persons, 259 on a full-time basis and 55 on a part-time basis.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The names, ages and positions of the executive officers and directors of United, are as follows:

          NAME                 AGE                                  POSITION
-------------------------      ---      -----------------------------------------------------------------
R. Scott Jones                     52   Director and Chairman of the Board

Galen T. Pate                      57   Director and President

Marcia L. O'Brien                  40   Executive Vice President and Chief Financial Officer

John H. LeMay                      57   Executive Vice President and Corporate Counsel

Donald M. Davies                   50   Executive Vice President

Arlin A. Albrecht                  59   Director

Larry C. Barenbaum                 49   Director

Spencer A. Broughton               68   Director

James P. Fritz                     56   Director

John W. Johnson                    65   Director

Ora G. Jones                       79   Director

Louis J. Langer                    71   Director

John C. Dorsey                     57   President of Signal Bank

Thomas W. Longlet                  45   President of Goodhue Bank

    R. SCOTT JONES has served as Chairman of the Board and a director of United since January 1, 1994. Mr. Jones had served as a director and Chief Executive Officer of Goodhue from 1983 until the merger with Signal. Mr. Jones has been a director (since 1975), Chairman (since 1993), Chief Executive Officer (since
1983) and President (from 1983 to 1993) of Goodhue Bank. Mr. Jones has been a director of Signal Bank since July, 1992. Mr. Jones has been a director of CCC since 1986. Mr. Jones has held various positions with the American Bankers Association, a national trade association located in Washington, D.C., and was recently elected First Vice President, from which office he is expected to advance to President in October of 1998. R. Scott Jones is the son of Ora G. Jones (see below) and is the spouse of Anne E. Jones, a director of Goodhue Bank.

    GALEN T. PATE has served as President and a director of United since January 1, 1994. Mr. Pate, a founder of Signal, had served as a director of Signal from its inception in 1980 until the merger with Goodhue and had been Chairman and President of Signal from 1989 until the merger with Goodhue. Mr. Pate has been Chairman (since 1988) and Chief Executive Officer (from 1988 to 1995) and President (from 1975 to 1988) of Signal Bank. Mr. Pate has been a director of Goodhue Bank since 1992. Mr. Pate has been a director of CCC since 1994. Mr. Pate is currently the Chairman and President of BancInsure, Inc., a captive insurance company insuring banks in 26 states. Mr. Pate is also a director of the Bank Marketing Association, a national trade association located in Washington, D.C.

    MARCIA L. O'BRIEN has served as Executive Vice President and Chief Financial Officer of United since January 1, 1994. She has been Chief Financial Officer of Signal Bank since 1986 and Senior Vice President of Signal Bank since 1988. Ms. O'Brien was employed by KPMG Peat Marwick as a Senior Manager from 1983 to 1986.

    JOHN H. LEMAY has served as Executive Vice President and Corporate Counsel of United since 1995. He has been Corporate Counsel of Signal Bank since 1985 and Senior Vice President since 1990. Mr. LeMay was a partner in the law firm of Sweeney, O'Connor & LeMay from 1976 to 1985.

    DONALD M. DAVIES has served as Executive Vice President of United since January 1, 1994. From 1992 to 1994 Mr. Davies served as Chief Financial Officer and Treasurer of Goodhue. From 1992, Mr. Davies has been Treasurer and Secretary of CCC. From 1990 to 1992, Mr. Davies was self-employed as a consultant to various community banks in Minnesota. From 1989 to 1990, Mr. Davies held various positions with Norwest Corporation, including Vice President -- Community Bank Acquisitions, and Chief Administrative Officer of the Greater Minnesota Community Banks. From 1976 to 1989, Mr. Davies was the Chief Financial Officer of The Bank Group, Inc., a $350 million community banking organization located in Wayzata, Minnesota.

    ARLIN A. ALBRECHT has served as a director of United since January 1, 1994 and was director of Goodhue from 1986 until the merger with Signal. Mr. Albrecht has been a director of Goodhue Bank since 1986. Since 1960, Mr. Albrecht has held various positions with Red Wing Publishing Company and has been President and Chief Executive Officer since 1992. Red Wing Publishing owns 16 newspapers throughout the states of Minnesota and Wisconsin. Mr. Albrecht is a director and the Chairman of River Region Health Services, a health services company located in Red Wing, Minnesota.

    LARRY C. BARENBAUM has served as a director of United since January 1, 1994 and has been a director of Signal Bank since 1980. Since 1992, Mr. Barenbaum has been the owner and President of LCB Enterprises, Inc., a company located in Minneapolis, Minnesota engaged in sales representation and acquisitions of small businesses. Since 1994, Mr. Barenbaum has been President and a director of ACII Corp., a jewelry wholesaler. In addition, Mr. Barenbaum is a director of Brauns, a ready-wear retail store in Minneapolis, Minnesota.

    SPENCER A. BROUGHTON has served as a director of United since January 1, 1994 and was a director of Goodhue from 1983 until the merger with Signal. Mr. Broughton has been a director of Goodhue Bank since 1969. From 1962 to 1996, Mr. Broughton held various positions with Citizens Security Group, a property and casualty insurance company located in Red Wing, Minnesota including Chairman and Chief Executive Officer from 1970 to 1996 and was a director from 1963 to 1996. He now serves as a consultant to the Meridian Insurance Group of Indianapolis, Indiana. In addition, Mr. Broughton is a director of Alliance of American Insurers, a national trade association; and a director of Insurance Federation of Minnesota, a state trade association.

    JAMES P. FRITZ has served as a director of United since January 1, 1994. Mr. Fritz, a founder of Signal, had served as a director of Signal from its inception in 1980 until the merger with Goodhue. Mr. Fritz also has been a director of Signal Bank since 1980. Mr. Fritz has been President and Chairman of Fritz Company, Inc., a candy and tobacco distributor in Newport, Minnesota, since 1982.

    JOHN W. JOHNSON has served as a director of United since 1995. Mr. Johnson has been President and Chief Executive Officer of Community Bank Spring Green, Spring Green, Wisconsin, since its formation in 1996. Mr. Johnson was Chairman of M & I Bank Southwest from June 1994 until 1995 and President and Chief Executive Officer of Valley Bank Southwest from 1986 until 1994. Mr. Johnson was also Senior Vice President -- West Region and a director of Valley Bancorporation from 1986 to 1994. Mr. Johnson is Secretary/Treasurer and a director of BancInsure, Inc., a captive insurance company insuring banks in 26 states.

    ORA G. JONES has served as a director of United since January 1, 1994 and was a director of Goodhue from 1983 until the merger with Signal. Since 1943, Mr. Jones has been a director of Goodhue Bank and was the Chairman from 1958 to 1993. Mr. Jones has been a director of CCC since 1986. Ora G. Jones is the father of R. Scott Jones (see above).

    LOUIS J. LANGER has served as a director of United since January 1, 1994. Mr. Langer, a founder of Signal, had served as a director of Signal from its inception in 1980 until the merger with Goodhue. Mr. Langer has served as a director of Signal Bank from 1967 to 1996. From 1946 until 1995 Mr. Langer was Chairman of Langer Construction Co., a general building contractor in West St. Paul, Minnesota and was President from 1946 to 1991.

    JOHN C. DORSEY has served as Chief Executive Officer of Signal Bank since January, 1996 and as President and a director since 1988. From 1983 to 1987 he was Executive Vice President of Signal Bank.

    THOMAS W. LONGLET has served as President, Chief Operating Officer and a director of Goodhue Bank since 1995. Mr. Longlet was President of the Highland Bank, St. Paul, Minnesota from 1991 until 1995. Mr. Longlet was Senior Vice President of Norwest Commercial Insurance Services, Minneapolis, Minnesota from 1990 until 1991. Mr. Longlet was President and Managing Officer of two Norwest Banks from 1986 until 1990.

    Each of the directors of United named above serve terms of varying length as determined by United's shareholders.

    United's Board has an Audit Committee consisting of Spencer A. Broughton, James P. Fritz, Ora G. Jones and Louis J. Langer. The responsibilities of the Audit Committee are to review the results and scope of the audits and other services provided by the Company's independent auditors, as well as the Company's accounting principles and its system of internal controls, and report the results of its review to the Board.

    United's Board has a Compensation Committee consisting of Arlin A. Albrecht, Larry C. Barenbaum and James P. Fritz. The responsibilities of the Compensation Committee are to make recommendations concerning executive compensation and incentive compensation, subject to ratification by the Board, and administer the Company's 1994 Stock Option Plan.

OFFICER AND DIRECTOR COMPENSATION

    The following table sets forth certain information regarding compensation paid for services performed in 1995 to United's chief executive officers, and the four highest paid executive officers of United and its subsidiaries whose total salary and bonuses earned during 1995 exceeded $100,000.

                                                          ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                               -----------------------------------------  AWARDS/SHARES UNDERLYING
NAME AND PRINCIPAL POSITION                      SALARY      BONUS         OTHER (1)      OPTIONS (# OF SHARES) (2)
---------------------------------------------  ----------  ----------  -----------------  -------------------------
R. Scott Jones, Chairman.....................  $  192,400  $  185,000      $   9,373                  3,000

Galen T. Pate, President.....................  $  192,400  $  185,000      $   8,407                  3,000

Marcia L. O'Brien, Executive
 Vice President and Chief Financial
 Officer.....................................  $   83,200  $   70,000      $   8,053                  2,000

John H. LeMay, Executive Vice President and
 Corporate Counsel...........................  $   94,120  $   55,000      $   7,435                  2,000

Donald M. Davies, Executive Vice President...  $   83,200  $   55,000      $   7,276                  2,000

John C. Dorsey, President of Signal Bank.....  $  135,200  $   82,000      $   6,516                  1,500

------------------------
(1) Represents noncash value attributed to personal use of Company automobiles.

(2) See "Management -- 1994 Stock Option Plan."

    Directors of United receive an annual fee of $5,000 for their services. In 1995, directors of United were each granted an option to acquire 333 1/3 shares of United's Common Stock, which becomes exercisable as to twenty percent (20%) of the shares on each of the first five anniversaries of the date of grant.

    Signal Bank has entered into Executive Salary Continuation Agreements with each of Galen T. Pate, Marcia L. O'Brien, John H. LeMay, and John C. Dorsey and United has entered into an Executive Salary Continuation Agreement with Donald
M. Davies, pursuant to which each such officer, or a designated beneficiary, will receive $40,000 annually upon such officer's retirement at age 65 for a period of 13 years. Under the agreement, the companies indicate they intend to adjust the amount payable under the agreements to reflect 50% of each such officer's then current salary, however, the companies are not obligated to make any such adjustment. In the event of such officer's death before retirement at age 65, the companies will pay to the officer's beneficiary $40,000 per year for 10 years. In the event of such officer's disability before retirement at age 65, the companies will pay the officer a lump sum ranging from $12,611 to $290,398 as provided on a vesting schedule attached to each agreement.

1994 STOCK OPTION PLAN

    United's Board of Directors adopted the 1994 Stock Option Plan (the "1994 Stock Plan") in April, 1994, which was approved by United's stockholders in April, 1995. The purpose of the 1994 Stock Plan is to attract and retain officers and directors, and to motivate them to produce a superior return to the shareholders of United by offering such persons an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate financial performance.

    The 1994 Stock Plan is administered by the Compensation Committee (the "Committee"), which is appointed by the Board of Directors. Subject to the provisions of the 1994 Stock Plan, the Committee has the exclusive power to make awards under the 1994 Stock Plan, to determine when and to whom awards will be granted, and the form, amount and other terms and conditions of each award. The types of awards that may be granted under the 1994 Stock Plan include incentive and non-qualified stock options. Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee.

    Options may be granted to recipients at such exercise prices as the Committee may determine but not less than their fair market value as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (1) no incentive stock option may be granted at less than fair market value, (2) no incentive stock option may be granted more than ten years after the effective date of the 1994 Stock Plan, (3) an incentive stock option shall not be exercisable more than ten years after the date of grant, and (4) the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the 1994 Stock Plan or any other plan of United. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than ten percent of the combined voting power of all classes of stock of United.

    As of May 1, 1994, the effective date of the 1994 Stock Plan, the total number of shares of United Common Stock available for distribution under the 1994 Stock Plan was 100,000 (subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of United). As of the date of this Prospectus, options to purchase an aggregate of 69,527 shares of Common Stock were outstanding and an aggregate of 30,473 shares of Common Stock were available for future grants of awards under the 1994 Stock Plan. Options granted pursuant to United's 1994 Stock Plan are exercisable at an exercise price equal to the fair market value as determined by the Board of Directors on the date of grant. Options outstanding have a per share exercise price ranging from $73.46 to $94.20, and expire ten years from the date of grant of the option (unless exercised prior to that time).

    The 1994 Stock Plan will remain in effect until all stock subject to it is distributed or all awards have expired or lapsed, whichever occurs later. The 1994 Stock Plan also gives the Board the right to terminate, suspend or modify the 1994 Stock Plan, except that amendments to the 1994 Stock Plan are subject to shareholder approval if needed to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the incentive stock option provisions of the Internal Revenue Code of 1986, as amended, their successor provisions, or any other applicable law or regulation.

    The following table summarizes option grants made during 1995 to the executive officers of United and its subsidiaries:

                                 NUMBER OF       PERCENT OF                                         POTENTIAL REALIZABLE
                                  SHARES        TOTAL OPTIONS                                         VALUE AT ASSUMED
                                UNDERLYING     GRANTED TO ALL     EXERCISE                            ANNUAL RATES (2)
                                    THE         EMPLOYEES IN      PRICE PER       EXPIRATION       ----------------------
NAME                            OPTIONS (1)         1995            SHARE            DATE              5%         10%
-----------------------------  -------------  -----------------  -----------  -------------------  ----------  ----------
R. Scott Jones...............        3,000            14.1%       $   79.80    January 31, 2005    $  150,570  $  381,540
Galen T. Pate................        3,000            14.1%           79.80    January 31, 2005       150,570     381,540
Marcia L. O'Brien............        2,000             9.4%           79.80    January 31, 2005       100,380     254,360
John H. LeMay................        2,000             9.4%           79.80    January 31, 2005       100,380     254,360
Donald M. Davies.............        2,000             9.4%           79.80    January 31, 2005       100,380     254,360
John C. Dorsey...............        1,500             7.0%           79.80    January 31, 2005        75,285     190,770

------------------------
(1) Each option becomes exercisable as to twenty percent of the shares on each of the first five anniversaries of the date of grant. Each option has a term of ten years, subject to earlier termination in the event of the optionee's cessation of service with United.

(2) The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the Securities and Exchange Commission and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the deemed fair value of United's Common Stock for financial statement presentation purposes on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

    The following table provides information related to the number and value of options held at December 31, 1995 by the named executive officers. No options were exercised during 1995. The Company does not have any outstanding stock appreciation rights ("SARs").

                                                                                             VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS/SARS                 OPTIONS/SARS
                                                                    AT FY-END(#)              AT FY-END ($) (1)
                                                            ----------------------------  --------------------------
NAME                                                         EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -------------  -------------  -----------  -------------
R. Scott Jones............................................        1,800          4,200     $  48,360    $   106,500
Galen T. Pate.............................................        5,800         10,200     $ 164,280    $   280,380
Marcia L. O'Brien.........................................        1,200          2,800     $  32,240    $    71,000
John H. LeMay.............................................          720          2,080     $  18,330    $    50,134
Donald M. Davies..........................................        1,200          2,800     $  32,240    $    71,000
John C. Dorsey............................................          900          2,100     $  24,180    $    53,250

------------------------
(1) Article 7 of United's Bylaws establishes a formula to determine the price at which United is entitled to exercise its right of first refusal relating to proposed transfers by United shareholders. As of June 30, 1996 the price determined by the formula was $102.44. Value is calculated on the basis of $102.44 minus the option exercise price and multiplying the result by the number of shares of common stock underlying the option.

CERTAIN TRANSACTIONS

    Total loans to all directors and executive officers of United, the principal executive officers of Signal Bank and Goodhue Bank and principal holders of United Common Stock (including their affiliates) as a group (14 individuals) at June 30, 1996 and at December 31, 1995 were $5,339,738 and $5,395,229, respectively. United believes that such loans are made in the ordinary course of business with normal credit terms, including interest rate and collateralization, and do not represent more than a normal risk of collection.

    United owns 5% of the issued and outstanding stock of Community Bank Spring Green, and John W. Johnson (a director of United) is a director, the President, and a minority shareholder of Community Bank Spring Green.

    Galen T. Pate (the President and a director of United) is Chairman and President of BancInsure, Inc., and John W. Johnson (a director of United) is a director and the Secretary/Treasurer of BancInsure, Inc. The Company paid approximately $117,000 in premiums to BancInsure, Inc. during 1995 and anticipates that premiums to be paid in 1996 will be approximately the same.

    In March 1996, United Community Bancshares, Inc. Employee Stock Ownership Plan (the "United ESOP") purchased 2,150 shares of common stock for an aggregate purchase price of $200,079. Trustees of the ESOP include: R. Scott Jones, a director and Chairman of the Board of United, Galen T. Pate, a director and President of United, Marcia L. O'Brien, Executive Vice President and Chief Financial Officer of United, John H. LeMay, an Executive Vice President and Corporate Counsel of United, and Donald M. Davies, an Executive Vice President of United.

UNITED EMPLOYEE STOCK OWNERSHIP PLAN AND UNITED 401(K) PROFIT SHARING PLAN

    United sponsors an employee stock ownership plan for the benefit of certain of its employees, called the "United Community Bancshares, Inc. Employee Stock Ownership Plan" (the "United ESOP"). The United ESOP is a qualified retirement plan designed to invest primarily in United capital stock. The United ESOP currently holds 67,948 shares of United Common Stock, or 12.4% of the United Common Stock outstanding, which has been allocated to individual participant accounts in the United ESOP. The trustees of the United ESOP are R. Scott Jones, Galen T. Pate, Marcia L. O'Brien, John H. LeMay and Donald M. Davies, and the trustees are entitled to vote the shares of United Common Stock held by the ESOP in connection with most matters brought before the United shareholders. These individuals also serve as trustees of the United Community Bancshares, Inc. 401(k) Profit Sharing Plan.

    United also sponsors a 401(k) plan, called the "United Community Bancshares, Inc. 401(k) Profit Sharing Plan" (the "United 401(k) Plan"), a qualified retirement plan maintained for the benefit of certain of its employees. Contributions to the United 401(k) Plan are made by participants through pre-tax salary deductions. United may make matching contributions in such amount as determined by United's Board of Directors. Participants may direct the investment of their contributions in one or more investment funds under the 401(k) Plan, which include a choice of seven mutual funds. The United 401(k) Plan does not presently invest in United stock.

    The United ESOP and United 401(k) Plan cover all eligible employees of United and its subsidiaries. The provisions of the United ESOP are as follows. New employees enter the ESOP on the first entry date after completing one year of service. United's Board of Directors may, in its discretion, elect to make a contribution to the ESOP for a year, in such amount as the Board determines. The ESOP contribution for a year, if any, will be allocated pro rata on the basis of compensation to the accounts of those participants who have completed 1,000 hours of service with United and are employed on the last day of the plan year, December 31. It is anticipated that the Trustees of the ESOP will continue to invest contributions primarily in United Common Stock. Participants will become vested in the amounts in their accounts under a graduated vesting schedule (100% vested upon completing 6 years of vesting service, 80% vested after 5 years, 60% vested after 4 years, 40% vested after 3 years, 20% vested after 2 years, and 0% vested prior to completing 2 years of service). A participant who terminates employment before completing the number of years of vesting service to become 100% vested will forfeit the portion of his or her account that is not vested.

    The United 401(k) Plan provisions are as follows. New employees enter the United 401(k) Plan on the first entry date after completing one year of service. Three types of contributions are permitted. First, participants may make 401(k) contributions through pre-tax salary deductions of up to 15% of their qualifying compensation. Second, United will match 50% of up to the first 5% of pay which is contributed as a 401(k) contribution made by each participant. Third, United's Board of Directors may, in its discretion, elect to make a profit sharing contribution to the United 401(k) Plan for a year, in such amount as the Board determines. The profit sharing contribution for a year, if any, will be allocated pro rata on the basis of compensation to the accounts of those participants who have completed 1,000 hours of service with United and are employed on the last day of the plan year, December 31. Participants will become vested in the amounts in their accounts under a graduated vesting schedule (100% vested upon completing 6 years of vesting service, 80% vested after 5 years, 60% vested after 4 years, 40% vested after 3 years, 20% vested after 2 years, and 0% vested prior to completing 2 years of service). A participant who terminates employment before completing the number of years of vesting service to become 100% vested will forfeit the portion of his or her account that is not vested.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information regarding the beneficial ownership of United's Common Stock, as of October 1, 1996 and as adjusted to give effect to the offering of United's Common Stock occurring concurrently with this Offering, by each shareholder known to United to own beneficially more than 5% of the outstanding United Common Stock, by each director or executive officer of United, and by all such directors and officers (14 individuals) as a group:

                                                                                                 PERCENTAGE OF UNITED
                                                                                                  COMMON STOCK OWNED
                                                          NUMBER OF    PERCENTAGE OF UNITED       AFTER OFFERING (1)
                   NAME AND ADDRESS                     UNITED SHARES       OWNED PRIOR       --------------------------
                 OF BENEFICIAL OWNER                        OWNED           TO OFFERING         MINIMUM       MAXIMUM
------------------------------------------------------  -------------  ---------------------  ------------  ------------
Arlin A. Albrecht (2)                                         9,775              1.79%              1.65%         1.62%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Larry C. Barenbaum (2)                                       15,507              2.84%              2.61%         2.57%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Spencer A. Broughton (2)                                      1,725              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Donald M. Davies (3)                                          1,800              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
John C. Dorsey (4)                                            2,900              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
James P. Fritz (2)                                           50,213              9.18%              8.45%         8.32%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
John W. Johnson (5)                                              67              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Ora G. Jones, Jr. (2)                                        15,509              2.84%              2.61%         2.57%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121

                                                                                                 PERCENTAGE OF UNITED
                                                                                                  COMMON STOCK OWNED
                                                          NUMBER OF    PERCENTAGE OF UNITED       AFTER OFFERING (1)
                   NAME AND ADDRESS                     UNITED SHARES       OWNED PRIOR       --------------------------
                 OF BENEFICIAL OWNER                        OWNED           TO OFFERING         MINIMUM       MAXIMUM
------------------------------------------------------  -------------  ---------------------  ------------  ------------
R. Scott Jones (6)                                           58,860             10.73%              9.88%         9.73%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Louis J. Langer (2)                                          21,379              3.91%              3.60%         3.54%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
John H. LeMay (7)                                             1,966              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Marcia L. O'Brien (3)                                         2,180              *                 *             *
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
Galen T. Pate (8)                                            15,800              2.86%              2.66%         2.62%
2600 Eagan Woods Drive, Suite 155
Eagan, MN 55121
United ESOP
2600 Eagan Woods Drive, Suite 155                            67,948             12.43%             11.44%        11.26%
Eagan, MN 55121 (9)
All executive officers and directors as a group (14         198,138             35.36%             32.61%        32.12%
 individuals) (10)

------------------------
 *  Less than 1.0%.

(1) Assuming that none of such individuals purchases any shares of Common Stock in the offering; to the extent such individuals purchase shares of Common Stock in the offering, the number of shares and percentage owned by such individual, and by all executive officers and directors as a group, will exceed the amounts and percentages stated.

(2) Includes 200 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(3) Includes 1,200 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(4) Includes 900 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(5) Includes 67 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(6) Includes 1,800 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(7) Includes 720 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(8) Includes 5,800 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(9) Trustees of the United ESOP are: R. Scott Jones, Galen T. Pate, Marcia L. O'Brien, John H. LeMay and Donald M. Davies.

(10) Includes 13,667 shares of Common Stock issuable upon exercise of currently exercisable stock options.

                           SUPERVISION AND REGULATION

    THE FOLLOWING DISCUSSION OF STATUTES AND REGULATIONS AFFECTING BANK HOLDING COMPANIES AND BANKS IS A SUMMARY THEREOF AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH STATUTES AND REGULATIONS.

GENERAL

    Commercial banking is highly regulated at both the federal and state level. Deposits, reserves, investments, loans, consumer law compliance, issuance of securities, payment of dividends, mergers and consolidations, electronic funds transfers, management practices and other aspects of a holding company's and a bank's operations are subject to regulation. This regulation is designed primarily to protect depositors and not to benefit holders of securities of the holding company or the bank. The highly regulated environment in which commercial banks operate is subject to frequent change. Federal banking bills are currently under consideration in Congress which, if enacted, could have a variety of effects on this regulatory environment. In general, pending legislation would repeal portions of the Glass-Steagall Act and would broaden the permissible range of affiliations between commercial banks and investment banks. In addition, these bills could limit the authority of the Office of the Comptroller of the Currency to authorize new insurance activities for banks, and could provide relief from a variety of federal banking regulations. United cannot fully predict the nature or the extent of any effects which these proposed regulatory changes or other possible regulatory changes may have on its business and earnings. Such changes may have the effect of increasing or decreasing the cost of doing business, modifying permissible activities, or enhancing the competitive position of other financial institutions.

BANK HOLDING COMPANY REGULATION

    In addition to a variety of generally applicable state and federal laws governing businesses and employers, United is extensively regulated by special laws applicable only to financial institutions. Virtually all aspects of United's operations are subject to specific requirements or restrictions and general regulatory oversight. With few exceptions, state and federal banking laws have as their principal objective either the maintenance of the safety and soundness of the financial institution and the federal deposit insurance system or the protection of consumers or classes of consumers, rather than the specific protection of shareholders of United.

    SUPERVISION. As a bank holding company, United is subject to regulation by the Federal Reserve Board under the BHC Act and various regulations adopted by the Federal Reserve Board. United is required to file with the Federal Reserve Board quarterly and annual reports and such additional information as the Federal Reserve Board may require pursuant to the BHC Act. The Federal Reserve Board also may examine United. United was examined most recently in August, 1996. United is not subject to any formal or informal enforcement actions by any bank regulatory office as a result of such examination or for any other reason. The Federal Reserve Board also has authority, in certain circumstances, to approve or disapprove stock redemptions, changes in ownership or control, and dividend payments. The Federal Reserve Board may also require that United terminate an activity or terminate control of or liquidate or divest certain non-bank subsidiaries or affiliates when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. Under the BHC Act and regulations adopted by the Federal Reserve Board, a bank holding company and its non-banking subsidiaries are prohibited from requiring certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. Further, United is required by the Federal Reserve Board to maintain certain levels of capital.

    PAYMENT OF DIVIDENDS BY UNITED. Federal Reserve Board policy strongly discourages a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowings or other arrangements that might adversely affect the holding company's financial position.

    ACTIVITY LIMITATIONS. The BHC Act, in general, limits the activities that may be engaged in by a bank holding company and its subsidiaries to those so closely related to banking, managing or controlling banks as to be a proper incident thereto. The Federal Reserve Board, in making such determinations, considers whether performance of the activities by a bank holding company can reasonably be expected to produce benefits to the public without any adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. A bank holding company may engage, subject to Federal Reserve Board guidelines and approvals, in such closely-related activities as: (1) making or acquiring loans and other extensions of credit of the type made by mortgage, finance, credit card, or factoring companies; (2) operating an industrial bank; (3) servicing loans and other extensions of credit; (4) performing the functions of a trust company; (5) acting as an investment or financial advisor; (6) leasing certain real estate or personal property; (7) making investments to promote community welfare; (8) providing data processing and data transmission services; (9) acting as an underwriter for credit life insurance and credit health and accident insurance directly related to extensions of credit by the holding company system; (10) providing courier services for checks and certain other instrument exchanges among banks and for audit and accounting media of a banking or financial nature;
(11) providing certain kinds of management consulting advice; (12) selling, at retail, money orders, travelers' checks and U.S. savings bonds; (13) performing real estate appraisals; (14) arranging commercial real estate equity financing;
(15) providing securities brokerage services; (16) underwriting or dealing in government obligations and money market instruments; (17) engaging in foreign exchange advisory and transnational services; and (18) acting as a futures commission merchant. The Federal Reserve Board recently proposed amendments to its regulations defining the scope of permissible bank holding company activities which will, if adopted, broaden the scope of such activities. United may, in the future, if appropriate opportunities arise, engage in the acquisition of additional banks, subject to the approval of the Federal Reserve Board. See "Business -- Growth Strategies -- Acquisitions." For the near future, the business of United will essentially be the operation of Signal Bank, Goodhue Bank, CCC and Unitech, and, following completion of the Park Acquisition, Park Bank.

    Under the BHC Act, United must obtain prior Federal Reserve approval before it acquires direct or indirect ownership or control of any voting shares of any bank or other bank holding company if, after such acquisition, it will own or control directly or indirectly more than 5% of the voting stock of the entity, unless it already owns a majority of the voting stock of the entity. United also must obtain prior Federal Reserve approval before it acquires all or substantially all of the assets of a bank or merges or consolidates with another bank holding company. United will be, with limited exceptions, prohibited from acquiring direct or indirect ownership or control of a company which is not a bank or a bank holding company, and must engage in the business of banking or managing or controlling banks or furnishing services to or performing services for its subsidiary Banks. The Federal Reserve, by order or regulation, may authorize United to engage in or acquire stock in a company engaged in activities so closely related to banking or managing or controlling banks as to be a proper incident thereto. In reviewing any application or proposal by United, the Federal Reserve is required to consider the financial and managerial resources and future prospects of United and the banks concerned, the convenience and needs of the community to be served, as well as the probable effect of the transaction upon competition. Recent decisions by the Federal Reserve under the BHC Act have underscored the importance placed by the Federal Reserve upon the record of the applicant and its subsidiary banks in meeting the credit needs of its community in accordance with the Community Reinvestment Act of 1977. See "Community Reinvestment Act and Other Consumer Protection Statutes" below.

BANK REGULATION

    The continued earnings and growth of United's Banks will be influenced by general economic conditions, the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirement and by varying the discount rate applicable to borrowings by banks which are members of the Federal Reserve System. The actions of the

Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

    SUPERVISION. Signal Bank, as a state chartered banking corporation, is subject to primary supervision, examination and regulation by the Minnesota Department of Commerce and the Federal Deposit Insurance Corporation. Each of Goodhue Bank and Park Bank, as a national chartered banking corporation, is subject to primary supervision, examination and regulation by the Office of the Comptroller of the Currency (the "OCC"). Various requirements and restrictions under the laws of the State of Minnesota and the United States also affect the operation of United's subsidiary banks. These statutes and regulations relate to many aspects of the operations of United's subsidiary banks, including reserves against deposits, loans, investments, mergers and acquisitions, borrowings, dividends and locations of branch offices. Some of these statutes and regulations and their effect on United's subsidiary banks are discussed below. Moreover, from time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial intermediaries. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial intermediaries are frequently made. The likelihood of any major changes and the impact of such changes are impossible to predict.

    PAYMENT OF DIVIDENDS BY THE BANKS. There are state and federal statutory and regulatory requirements limiting the amount of dividends which may be paid to United by its subsidiary banks. Generally, a bank may pay cash dividends out of current operating earnings to the extent that the current rate of earnings retention is consistent with the bank's capital needs, asset quality and overall financial condition. The governing regulatory agency has the authority to prohibit a bank from engaging in business practices which the governing regulatory agency considers to be unsafe or unsound. It is possible, depending upon the financial condition of United's subsidiary banks, that the governing regulatory agency may assert that the payment of dividends to United by any one or more of the banks might, under some circumstances, be such an unsafe and unsound practice.

    COMMON LIABILITY. Under federal law, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to a commonly controlled FDIC-insured institution in danger of default. These provisions can have the effect of making subsidiary banks of United responsible for FDIC-insured losses at another subsidiary bank.

    AFFILIATE TRANSACTION LIMITATIONS. Financial institutions are subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, United or other affiliates, the purchase of or investment in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets from United or other affiliates. Such restrictions prevent United and such other affiliates from borrowing from Signal Bank, Goodhue Bank and any other subsequently acquired bank unless the loans are secured by marketable obligations of specified amounts. Further, such secured loans, investments and other transactions between any of the subsidiary banks and United or any other affiliate are limited to 10% of any subsidiary bank's capital and surplus (as defined by federal regulations) and such secured loans, investments and other transactions are limited, in the aggregate, to 20% of any subsidiary bank's capital and surplus (as defined by federal regulations). Such transactions must also comply with regulations prohibiting terms that would be preferential to United or other affiliates of the banks. All affiliate transactions are in compliance with these provisions.

    REGULATORY CAPITAL REQUIREMENTS.

    Each of United's subsidiary banks is required to comply with capital adequacy standards set by the respective primary federal regulatory agency. The regulations may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk. Banks with capital ratios below the required minimum are subject to certain administrative actions.

More than one capital adequacy standard applies, and all applicable standards must be satisfied for an institution to be considered to be in compliance. There are two basic measures of capital adequacy: a risk-based capital measure, and a Tier 1 leverage measure.

    The risk-based capital measure was adopted to assist in the assessment of capital adequacy of financial institutions by, (i) making regulatory capital requirements more sensitive to differences in risk profiles among organizations;
(ii) introducing off-balance-sheet items into the assessment of capital adequacy; (iii) reducing the disincentive to holding liquid, low-risk assets; and (iv) achieving greater consistency in evaluation of capital adequacy of major banking organizations throughout the world. The risk-based guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance-sheet items to broad risk categories. An institution's risk-based capital ratios are calculated by dividing its qualifying capital by its risk-weighted assets.

    Qualifying capital consists of two types of capital components: "core capital elements" ("Tier 1" capital) and "supplementary capital elements" ("Tier 2" capital). Tier 1 capital is generally defined as the sum of core capital elements less goodwill and other intangibles. Core capital elements consist of
(i) common shareholders' equity, (ii) qualifying perpetual preferred stock, subject to certain limitations, and (iii) minority interests in the equity accounts of consolidated subsidiaries. Supplementary capital ("Tier 2" capital) consists of such additional capital elements as (i) allowance for loan and lease losses (subject to limitations); (ii) perpetual preferred stock which does not qualify as Tier 1 capital (subject to certain conditions); (iii) hybrid capital instruments, perpetual debt and mandatory convertible debt securities; and (iv) term subordinated debt and intermediate-term preferred stock (subject to limitations). The maximum amount of Tier 2 capital that may be included in qualifying total capital is limited to 100% of Tier 1 capital (net of goodwill).

    Under current capital adequacy standards, financial institutions must meet a minimum ratio of qualifying capital to risk-weighted assets of 8%. Of that ratio, at least half, or 4%, must be in the form of Tier 1 capital. At June 30, 1996, Signal Bank had a Tier 1 risk-based capital ratio of 10.7%, Goodhue Bank had a Tier 1 risk-based capital ratio of 12.2%, and Park Bank had a Tier 1 risk-based capital ratio of 11.2%.

    The Banks also must maintain an allowable leverage ratio. The minimum leverage ratio is defined as the ratio of Tier 1 capital to average total assets. Under current capital adequacy standards, financial institutions must meet a minimum leverage ratio of 4%. Each of Signal Bank, Goodhue Bank and Park Bank is in compliance with all capital standards currently applicable.

    As a result of the FDIC Improvement Act of 1991, the federal bank regulatory agencies are directed to adopt regulations defining banks as "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the law, depending upon the bank's classification, a bank may be directed to prepare and implement a capital restoration plan, to be guaranteed by its parent bank holding company. Further, banks are subject to increased restrictions upon activities and heightened regulatory management as capital classifications decline.

    Generally, under regulations adopted by all of the bank federal regulatory agencies, "well capitalized" has been defined as an institution with a total capital to risk-based asset ratio of 10%, a Tier 1 capital to risk-based asset ratio of 6% and a Tier 1 leverage ratio of 5%. The regulations further provide that an "adequately capitalized" institution must have a total capital to risk-based asset ratio of at least 8%, a Tier 1 capital to risk-based asset ratio of 4% and a Tier 1 leverage ratio of 4%. Institutions not satisfying the requirements for "adequately capitalized" will be deemed "undercapitalized." Institutions with a total capital to risk-based asset ratio of 6% or less, a Tier 1 capital to risk-based asset ratio of 3% or less, or a Tier 1 leverage ratio of 3% or less will be deemed "significantly undercapitalized." Finally, the regulations provide that an institution with a Tier 1 leverage ratio of less than 2% will be deemed "critically undercapitalized." Federal bank regulatory agencies, including the FDIC, are authorized to down-grade a financial institution from one capital category to the next if an examination reveals that the asset quality, management, earnings or liquidity of that institution are less than satisfactory. Under the regulations, each of Signal Bank, Goodhue Bank and Park Bank would be deemed a "well capitalized" institution based upon its equity capital as of June 30, 1996.

    Signal Bank was examined most recently in April 1996. Goodhue Bank was examined most recently in August 1996. Park Bank was examined most recently in January 1996. Such regulatory examinations by the OCC, the FDIC or Minnesota Department of Commerce, as the case may be, are not audits and are conducted solely for the benefit of the bank regulators in the discharge of their supervisory responsibilities. Neither Signal Bank nor Goodhue Bank nor Park Bank is subject to any formal or informal enforcement actions by any bank regulatory office as a result of such examinations or for any other reason.

    ACQUISITIONS AND BRANCHING. On September 29, 1994, the Riegle-Neal Interstate Banking and Branching Act of 1994 (the "RNA") became effective, creating a federal scheme for interstate banking and branching. The RNA authorizes, for "well-capitalized" institutions, bank holding company acquisitions of banks anywhere in the nation. The RNA will also permit subsidiaries of the same bank holding company to act as agents for one another in receiving and renewing deposits, closing and servicing loans, and accepting loan payments. RNA will permit nationwide branching through acquisition or consolidation no later than June 1997. States, through legislative action taken prior to June 1997, may opt out of the interstate branching provisions of the RNA or opt in to allow interstate branching prior to June 1997. Banking organizations located in states which opt out of this portion of the RNA will not be able to branch interstate. Of those states that have considered and acted upon the state branching provisions of the RNA to date, the vast majority have opted in. The Minnesota legislature has taken action to opt in and has authorized interstate branching effective June 1, 1997. The RNA could present acquisition and branching opportunities to United, and could allow out-of-state banks easy access to markets currently served by United thereby increasing competition. See "Business -- Competition."

COMMUNITY REINVESTMENT ACT AND OTHER CONSUMER PROTECTION STATUTES

    The Community Reinvestment Act of 1977 ("CRA") requires a financial institution to help meet the credit needs of its entire community, including low-income and moderate-income areas. On May 3, 1995, the federal banking agencies issued final regulations which change the manner in which they measure a bank's compliance with its CRA obligations. The final regulations adopt a performance-based evaluation system which bases CRA ratings on an institution's actual lending, service and investment performance, rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. Federal banking agencies may take CRA compliance into account when regulating and supervising bank and holding company activities; for example, CRA performance may be considered in approving proposed bank acquisitions. The Banks are also subject to a variety of consumer protection laws and fair lending laws. Violations of these laws may cause regulators to impose substantial penalties or take other administrative action. Goodhue Bank has received an "outstanding" CRA rating, and each of Signal Bank and Park Bank have received a "satisfactory" CRA rating.

RECENT LEGISLATION

    The deposits of Signal Bank, Goodhue Bank and Park Bank are insured by the Bank Insurance Fund ("BIF") which is administered by the FDIC. The FDIC also administers the Savings Association Insurance Fund ("SAIF"). Each insurance fund has the same designated reserve ratio; however, the BIF has met its designated reserve ratio and the SAIF has not, resulting in a significant deposit insurance premium disparity between financial institutions insured by SAIF and BIF. Recently passed legislation has provided for a merger of the two funds and clarified responsibility for financial obligations resulting from the failure of savings and loan associations. The financial impact on United of the assessments mandated by this legislation is not material.

                           DESCRIPTION OF SECURITIES

GENERAL

    The Company's Restated Articles of Incorporation, as amended (the "Restated Articles") authorize the issuance of 6,000,000 shares of which 5,000,000 are designated Common Stock, par value $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the Company, and 1,000,000 are undesignated. As of June 30, 1996, 546,686 shares of Common Stock were issued and outstanding.

    The Restated Articles authorize the Board to provide, without further shareholder action, for the issuance of one or more classes or series from the undesignated shares as it may determine from time to time by a resolution setting forth the designation of the class or series and fixing the relative rights and preferences of the class or series; provided however, that the common shares of the corporation shall be the only class or series of stock of the corporation entitled to vote, and the right to vote shall not accrue to any other class or series of stock except as otherwise required by law. Pursuant to
this authority, the Board of Directors has designated 440,000 shares as   %
Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock"), $25.00 stated value per share. The rights, preferences, privileges, qualifications, restrictions and limitations of the Series A Preferred Stock are described in a Statement of Designation to be filed with the Minnesota Secretary of State ("Statement of Designation"). For a complete legal description of the Company's securities, reference is made to the Company's Restated Articles and the Statement of Designation, both of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

SERIES A PREFERRED STOCK

    GENERAL. United has designated 440,000 shares of Series A Preferred Stock. Prior to the current offering of the Series A Preferred Stock, no shares of any class or series of preferred stock were outstanding. The Board of Directors of United has the authority, without shareholder approval (except as may be required by the Minnesota Business Corporation Act (the "MBCA")), to issue the remaining undesignated shares with conversion, liquidation, dividend and other rights which could be senior to or on a parity with the Series A Preferred Stock. In addition, future issuances of additional shares of preferred stock could under certain circumstances have the effect of delaying or preventing a change of control of United. See "Description of Securities -- Anti-Takeover Provisions."

    The following statements are brief summaries of certain provisions relating to the Series A Preferred Stock and are qualified in their entirety by the Statement of Designation.

    DIVIDENDS. Holders of shares of the Series A Preferred Stock will receive, when, as and if declared by the Board of Directors of United, dividends which will accrue from the date of issue at an annual amount equal to $ per share (the "Series A Dividend Amount") and which will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 1997. Under the MBCA, United may declare and pay dividends on the Series A Preferred Stock only if United will be able to pay its debts in the ordinary course of business after making the distribution. In addition, United's primary source of cash to make dividend payments is dividends that United receives from its subsidiary banks, which may be unable to make payments to United under various applicable regulations. See "-- Dividend Policy" and "Supervision and Regulation." If United had no cash, it would be unable to pay the scheduled dividends on the Series A Preferred Stock. Unpaid dividends would accumulate and be payable when United next had the ability to pay them. Dividends will be payable to holders of record of the Series A Preferred Stock as they appear on the books of United on such respective dates, not exceeding 60 days preceding such dividend payment date, as may be fixed by the Board of Directors of United in advance of the payment of each particular dividend.

    The Company has received a commitment for additional debt financing for the Park Acquisition and plans to enter into a loan agreement with respect to such financing on or before the closing of the Park Acquisition. This loan agreement may require United to maintain certain ratios or impose other restrictions which could directly or indirectly restrict United's ability to pay dividends.

    The Series A Preferred Stock will rank prior to the Common Stock as to dividends and upon liquidation. Before any dividends (other than dividends payable in Common Stock) on any class or series of stock of United ranking junior to the Series A Preferred Stock as to dividends or upon liquidation shall be declared or paid or set apart for payment, the holders of shares of the Series A Preferred Stock shall be entitled to receive cumulative cash dividends, but only when and as declared by the Board of Directors. No dividends shall be declared on any class or series of stock ranking on a parity with the Series A Preferred Stock as to dividends in respect of any dividend period unless there shall likewise be or have been declared on the Series A Preferred Stock dividends at the Series A Dividend Amount for all quarterly periods coinciding with or ending before such quarterly period. If United is in default with respect to any dividends payable on, or any obligation to retire shares of, its Series A Preferred Stock, United may not declare or pay or set apart for payment any dividends or make any distribution in cash or other property on, or redeem, purchase or otherwise acquire, any other class or series of stock ranking junior to or on a parity with the Series A Preferred Stock either as to dividends or upon liquidation, except actions consistent with the preceding sentence with respect to preferred stock ranking on a parity with the Series A Preferred Stock. Accruals of dividends will not bear interest. When dividends are not paid in full upon the Series A Preferred Stock and any other series or class of stock ranking on a parity with the Series A Preferred Stock as to dividends, all dividends declared upon the Series A Preferred Stock and such other series or class of stock will be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other series or class of stock will in all cases bear the same ratio that accrued dividends per share on the Series A Preferred Stock, and on such other series or class of stock, bear to each other.

    The amount of dividends payable per share for each dividend period shall be computed by dividing the Series A Dividend Amount by four. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year comprised of twelve 30-day months commencing as of the issuance of the Series A Preferred Stock.

    NO CONVERSION RIGHTS. The holders of Series A Preferred Stock will not be entitled at any time to convert their shares of Series A Preferred Stock into shares of Common Stock or into any other shares of the capital stock of United.

    REDEMPTION AT THE OPTION OF UNITED. At any time on and after January 15, 2000, the Series A Preferred Stock may be redeemed, in whole or in part, by United at its sole option (with prior Federal Reserve Board approval), on any date upon not less than 30 days' and not more than 60 days' prior written notice at the following per share redemption amounts: $25.75, if the redemption date is within the 12-month period beginning January 15, 2000; $25.38, if the redemption date is within the 12-month period beginning January 15, 2001; and $25.00, if the redemption date is on or after January 15, 2002; plus in each case accrued and unpaid dividends to the date fixed for redemption. United shall, on or prior to the date fixed for redemption, but not earlier than 45 days prior to the redemption date, deposit in a separate account a sum sufficient to redeem the shares called for redemption, and United shall pay from such account to the holders of shares called for redemption the redemption price upon surrender of their certificates. Such deposit shall be deemed to constitute full payment of such shares to their holders and from and after the date of such deposit, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends and distributions shall cease to accrue from and after the redemption date, and all rights of the holders of the Series A Preferred Stock called for redemption as shareholders of United shall cease and terminate, except the right to receive the redemption price, without interest, upon the surrender of their respective certificates.

    Unless full accumulated dividends on all outstanding shares of the Series A Preferred Stock shall have been or contemporaneously are declared and paid or set apart for payment for all past dividend periods, the Series A Preferred Stock may not be redeemed unless all the outstanding Series A Preferred Stock is redeemed, and United may not purchase any shares of the Series A Preferred Stock otherwise than pursuant to a purchase offer made on the same terms to all holders of Series A Preferred Stock, provided that United may complete the purchase or redemption of shares of Series A Preferred Stock for which a purchase contract was entered into, or notice of redemption of which was initially given, prior to such default.

    Notice of redemption shall be mailed to each holder of Series A Preferred Stock to be redeemed at the address shown on the books of United not less than 30 days nor more than 60 days prior to the redemption date. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, United will select the shares to be redeemed by lot, pro rata (as nearly as may be), or in such other equitable manner as the Board of Directors of United may determine.

    United is required to obtain the approval of the Federal Reserve Board for any redemption of any shares of the Series A Preferred Stock. Because redemption of the Series A Preferred Stock would reduce United's regulatory capital, redemption could be effected only if United had sufficient excess capital to meet applicable guidelines after the redemption. The Federal Reserve generally does not favor substantial reductions of capital even if excess capital exists.

    LIMITED VOTING RIGHTS. The Series A Preferred Stock has no voting rights, except as indicated herein or otherwise provided by the MBCA. The MBCA provides the Series A Preferred Stock with certain rights to vote on amendments to the Articles of Incorporation, notwithstanding any provisions of the Articles of Incorporation to the contrary, in certain circumstances that would affect the holders or attributes of the Series A Preferred Stock. The MBCA also provides certain voting rights to the Series A Preferred Stock in approving certain plans of merger if any provision of the plan, if included in an amendment to the Articles of Incorporation, would entitle the stock to such voting rights.

    So long as any shares of the Series A Preferred Stock are outstanding, United will not, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class,
(i) amend, alter or repeal or otherwise change any provision of the Restated Articles or the Statement of Designation authorizing the Series A Preferred Stock, if such amendment, alteration or repeal would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock; or (ii) create, authorize or issue, or increase the number of authorized or issued shares of, any class or series of capital stock of United, or any warrants, options or other rights convertible or exchangeable into any class or series of capital stock of United, ranking prior to the Series A Preferred Stock either as to cash dividend rights or rights on liquidation, dissolution or winding up or ranking on a parity with the Series A Preferred Stock either as to cash dividend rights or rights upon liquidation.

    Whenever dividends on the Series A Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends, the holders of Series A Preferred Stock (voting as a class and with all other series of preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below until, in the case of the Series A Preferred Stock, all past dividends in arrears on the Series A Preferred Stock shall have been paid in full. Holders of all series of preferred stock which are granted such voting rights (which rank on a parity with the Series A Preferred Stock) will vote as a class, and each holder of such preferred stock will have one vote for each share of stock held. In such case, the Board of Directors of United will be increased by two directors, and the holders of such series of preferred stock will have the exclusive right as a class, as outlined above, to elect two directors at the next annual meeting of shareholders, subject to the extent required by regulation or statute and to prior notification to the Federal Reserve Board. Such directors may be removed only by a vote of the majority of holders of preferred stock which were entitled to elect such directors. Upon any termination of the right of the holders of such series of preferred stock as a class to vote for directors, the term of office of all directors then in office elected by such series of preferred stock shall automatically terminate.

    LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding-up of United, whether voluntary or involuntary, before any payment or distribution of the assets of United, or proceeds thereof, shall be made to or set apart for the holders of any class or series of stock of United ranking junior to the Series A Preferred Stock upon liquidation, the holders of the Series A Preferred Stock shall be entitled to receive $25.00 per share of Series A Preferred Stock, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of United, the assets of United, or proceeds thereof, distributable among the holders of shares of the Series A Preferred Stock and any other class or series of preferred stock ranking on a parity with the Series A Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full such preferential amount, then such assets, or the proceeds thereof, shall be distributed among all holders of the Series A Preferred Stock and any other class or series ranking on parity with the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of United or a consolidation, merger or plan of exchange of United with one or more other corporations whether or not United is the corporation surviving in such consolidation or merger (in which consolidation or merger or plan of exchange any stockholders of United receive distributions of cash or securities or other property) will be deemed to be a liquidation, dissolution or winding-up of United.

    TRANSFER AGENT AND REGISTRAR. The transfer agent, dividend disbursing agent and registrar for the Series A Preferred Stock is United.

COMMON STOCK

    GENERAL. United is currently authorized to issue 5,000,000 shares of Common Stock, $.01 par value solely for the purpose of a statute or regulation imposing a tax or fee based on the capitalization of the Company. As of June 30, 1996, 546,686 shares of Common Stock were issued and outstanding. No share of Common Stock is entitled to preference over any other share and each such share is equal to other shares of Common Stock in all respects. In any distribution of capital assets, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata the assets remaining after creditors and holders, if any, of stock with a liquidation preference have been paid in full.

    VOTING. Common shareholders are entitled to one vote for each share held of record on each matter submitted to a vote of the common shareholders.

    DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. Subject to the preferential dividend rights of the Series A Preferred Stock, and any subsequent classes or series of stock with such rights and preferences superior to the Common Stock as the Board of Directors may designate, and the restrictions described below with respect to United's creditors, the Common Stock shareholders are entitled to receive dividends as and when declared by the Board of Directors of United. However, dividends on United's Common Stock are not contemplated in the foreseeable future. See "Description of Securities -- Dividend Policy." United's ability to pay dividends on the Common Stock is subject to the same provisions of the MBCA applicable to the Series A Preferred Stock. See "Description of Securities -- Series A Preferred Stock -- Dividends."

    Federal and state banking laws regulate United's ability to pay dividends and redeem its equity securities. No redemptions of any equity securities are permitted without the approval of the Federal Reserve Board if the aggregate amount of such redemptions exceeds 10% of the net worth of United over a 12-month period. In addition, no redemption of or dividend on the Common Stock is permitted if it would constitute an unsafe or unsound practice according to the Federal Reserve Board.

    If United were liquidated, the common stockholders would be entitled to receive, pro rata, all assets available for distribution to them after satisfaction of United's liabilities and any payment applicable to the Series A Preferred Stock, and any other preferred stock, then outstanding. See "Series A Preferred Stock -- Liquidation Rights" above.

    RIGHT OF FIRST REFUSAL. Article 7 of the Company's Bylaws grants the Company the option to purchase the shares of Common Stock held by a stockholder or such stockholder's estate in the event of the stockholder's death, insolvency, or desire to sell or transfer shares. If the Company does not exercise its option to purchase the available shares within 60 days, the other stockholders may acquire the shares in proportion to their ownership of the Company. The Company's ESOP may acquire all remaining shares of stock not purchased by other stockholders.

NO CUMULATIVE VOTING

    The Restated Articles of Incorporation of United provide that United shareholders will not have cumulative voting rights in the electing of directors. Under cumulative voting, a shareholder could cast that number of votes equal to such shareholder's shares multiplied by the number of directors to be elected in favor of one candidate or among several candidates. Cumulative voting makes it possible for less than a majority of the shareholders to elect one or more members of the board of directors. Under non-cumulative voting, a majority of the shareholders can elect the entire board of directors.

NO PREEMPTIVE RIGHTS

    The Restated Articles of Incorporation of United provide that United shareholders will not have any preemptive rights to subscribe for or purchase additional shares of United capital stock. This means that a United shareholder will not be entitled to acquire a certain fraction of the unissued securities or rights to purchase securities of United before United may offer them to other persons. Preemptive rights enable a shareholder to maintain the shareholder's proportional voting power and proportional rights to receive dividends and other distributions by the company.

LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION

    The MBCA permits Minnesota corporations, in their Articles of Incorporation, to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of a corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the MBCA, directors are accountable to corporations and their shareholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the MBCA provision does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.

    United's Restated Articles of Incorporation limit the liability of the directors to the fullest extent permitted by the MBCA. Specifically, directors of United will not be personally liable for monetary damages for breach of their fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to United or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) corporate distributions which are in contravention of restrictions in the MBCA, United's Restated Articles of Incorporation or Bylaws, or any agreement to which United is a party, (iv) violations of the Minnesota securities laws, (v) any transaction from which the director derives an improper personal benefit, or (vi) any act or omission occurring prior to the effective date of the provision in United's Restated Articles of Incorporation eliminating or limiting liability. This provision will not change the liability of United's directors under the federal securities laws. United's Restated Articles of Incorporation also provide that if the MBCA is later amended, then the liability of the directors of United will be eliminated or limited to the fullest extent permitted by the MBCA, as so amended. The inclusion of this provision in the Restated Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted United and its shareholders.

    Minnesota Statutes Section 302A.521 provides that officers and directors of United have the right to indemnification from United for liability arising out of certain actions. United has included in its Bylaws a provision to indemnify its directors and officers for expenses and liabilities to the fullest extent permitted by Minnesota law.

ANTI-TAKEOVER PROVISIONS

    Certain provisions of Minnesota law and United's Restated Articles of Incorporation described below could have an anti-takeover effect. These provisions are intended to provide management flexibility to enhance United shareholder value, the likelihood of continuity and stability in the composition of United's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of United, if the Board determines that such a takeover is not in the best interests of United and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire United which could deprive United's shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

    Section 302A.671 of the Minnesota Statutes applies, with certain exceptions, to any acquisitions of voting stock of United (from a person other than United, and other than in connection with certain mergers and exchanges to which United is a party) resulting in the beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of the granting of voting rights for the shares received pursuant to any such acquisition by a majority vote of the shareholders of United. In general, shares acquired without such approval are denied voting rights and are redeemable at their then fair market value by United within 30 days after the acquiring person has failed to deliver a timely information statement to United or the date the shareholders voted not to grant voting rights to the acquiring person's shares.

    Section 302A.673 of the Minnesota Statutes generally prohibits any business combination by United, or any subsidiary of United, with any shareholder who purchases 10% or more of United's voting shares (an "interested shareholder") within four years following such interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of United before the interested shareholder's share acquisition date.

    In addition, the existence of undesignated stock in the Restated Articles of Incorporation allows the Board of Directors of United, without further shareholder action, to issue preferred stock in amounts that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of United.

DIVIDEND POLICY

    Funds available to United for the payment of dividends, redemption of stock and operating expenses will consist principally of tax benefit payments and dividends received by United from Signal Bank and Goodhue Bank, and, following the Park Acquisition, Park Bank. See "Supervision and Regulation." Payment of dividends on United's Series A Preferred Stock is also subject to certain regulatory restrictions. Payment of dividends on United's Common Stock is also subject to certain regulatory restrictions and will be at the discretion of United's Board of Directors; however, dividends on United's Common Stock are not contemplated in the foreseeable future and, if ever declared, would be subject to the prior payment of all accrued and unpaid dividends on United's Series A Preferred Stock and any other class or series of stock having preferential dividend rights.

                                  UNDERWRITING

    Piper Jaffray Inc. (the "Underwriter"), has agreed, subject to the terms and conditions of a Purchase Agreement to be entered into by the Underwriter and United to purchase from United 440,000 shares of the Series A Preferred Stock. The Underwriter is committed to purchase and pay for all such shares if any are purchased.

    The Underwriter has advised United that it proposes to offer the shares of Series A Preferred Stock directly to the public initially at the public offering price set forth on the cover page of this Prospectus. The Underwriter may allow a concession not in excess of $ per share to certain other brokers and dealers. After the public offering, the public offering price and other selling terms may be changed by the Underwriter.

    United does not intend to list the Series A Preferred Stock on any securities exchange or include it for quotation on the Nasdaq National Market or any other quotation system, and no active trading market is expected to develop. Although the Underwriter has indicated an intention to make a market in the Series A Preferred Stock, the Underwriter is not obligated to make a market in the Series A Preferred Stock, and any market making may be discontinued at any time in the sole discretion of the Underwriter. If the Series A Preferred Stock is traded after the original issuance, it may trade at a discount to its issue price.

    United has agreed to indemnify the Underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect thereof.

    The Underwriter has advised United that it does not intend to confirm sales to any account over which it exercises discretionary authority in excess of 5% of the number of shares of Series A Preferred Stock offered hereby.

                                 LEGAL MATTERS

    Fredrikson & Byron, P.A., Minneapolis, Minnesota, will pass on the validity of the stock offered hereunder for United. Certain legal matters in connection with this Offering will be passed upon for the Underwriter by Faegre & Benson LLP, Minneapolis, Minnesota.

                                    EXPERTS

    The consolidated financial statements of United as of December 31, 1995 and 1994 and for the years then ended included in this Prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing herein, and such financial statements are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

    The consolidated statements of income, stockholders' equity and cash flows of United for the year ended December 31, 1993 included in this Prospectus have been audited by Leininger & Leininger, Ltd., independent auditors, as stated in their report appearing herein, and such financial statements are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Goodhue as of December 31, 1993 and 1992 and for the years then ended included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report appearing herein, and such financial statements are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of PFC as of December 31, 1995, 1994 and 1993 and for the years then ended included in this Prospectus have been audited by Larson, Allen, & Weishair & Co., LLP, independent auditors, as stated in their report appearing herein, and such financial statements are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    United has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to United and such stock, reference is made to the Registration Statement and the schedules and exhibits filed as a part thereof. Statements contained in this Prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement, and the full text of each such statement is qualified in its entirety by reference to such contract or document. The Registration Statement, including exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy statements and other information filed by the Company at (http://www.sec.gov).

                         INDEX TO FINANCIAL INFORMATION

UNITED COMMUNITY BANCSHARES, INC.
Independent Auditor's Reports.............................................   F-2
Consolidated Balance Sheets as of June 30, 1996 (unaudited) and December
 31, 1995 and 1994........................................................   F-4
Consolidated Statements of Income for the Six Months Ended June 30, 1996
 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and
 1993.....................................................................   F-5
Consolidated Statements of Stockholders' Equity for the Six Months Ended
 June 30, 1996 (unaudited) and for the Years Ended December 31, 1995, 1994
 and 1993.................................................................   F-6
Consolidated Statements of Cash Flows for the Six Months Ended June 30,
 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994
 and 1993.................................................................   F-7
Notes to Consolidated Financial Statements................................   F-8

GOODHUE COUNTY FINANCIAL CORPORATION
Independent Auditors' Report..............................................  F-31
Consolidated Balance Sheets as of December 31, 1993 and 1992..............  F-32
Consolidated Statements of Income for the Years Ended
 December 31, 1993 and 1992...............................................  F-33
Consolidated Statements of Shareholders' Equity for the Years Ended
 December 31, 1993 and 1992...............................................  F-34
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1993 and 1992............................................................  F-35
Notes to Consolidated Financial Statements................................  F-36

PARK FINANCIAL CORPORATION
Independent Auditor's Report..............................................  F-49
Consolidated Balance Sheets as of June 30, 1996 (unaudited) and December
 31, 1995 and 1994........................................................  F-50
Consolidated Statements of Income for the Six Months Ended June 30, 1996
 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and
 1993.....................................................................  F-51
Consolidated Statements of Stockholders' Equity for the Six Months Ended
 June 30, 1996 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993.................................................................  F-52
Consolidated Statements of Cash Flows for the Six Months Ended June 30,
 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993.................................................................  F-53
Notes to Consolidated Financial Statements................................  F-54

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Consolidated Financial Statements of United and PFC...  F-66
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996........  F-67
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended
 December 31, 1995........................................................  F-68
Unaudited Pro Forma Consolidated Statement of Income for the Six Months
 Ended June 30, 1996......................................................  F-69
Unaudited Pro Forma Consolidated Statement of Income for the Six Months
 Ended June 30, 1995......................................................  F-70
Note to the Unaudited Pro Forma Consolidated Financial Statements.........  F-71
Unaudited Pro Forma Consolidated Financial Statements of United and
 Goodhue..................................................................  F-73
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1993....  F-74
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended
 December 31, 1993........................................................  F-75
Note to the Unaudited Pro Forma Consolidated Financial Statements.........  F-76

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
United Community Bancshares, Inc.
 and Subsidiaries
Eagan, Minnesota

    We have audited the accompanying consolidated balance sheets of United Community Bancshares, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Community Bancshares, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          McGLADREY & PULLEN, LLP

St. Paul, Minnesota
February 23, 1996

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
United Community Bancshares, Inc.
 and Subsidiary
Eagan, Minnesota

    We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows for United Community Bancshares, Inc. and Subsidiary (formerly Signal Bancshares, Inc. and Subsidiary) for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of United Community Bancshares, Inc. and Subsidiary's operations and their cash flows for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                          LEININGER & LEININGER, LTD.

Minneapolis, Minnesota
February 18, 1994

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                DECEMBER 31
                                                        JUNE 30       -------------------------------
                                                          1996             1995             1994
                                                     --------------   --------------   --------------
                                                      (UNAUDITED)

                                               ASSETS
Cash and due from banks............................  $   19,245,954   $   20,513,154   $   19,351,643
Federal funds sold.................................       3,425,000        8,725,000        7,975,000
                                                     --------------   --------------   --------------
Investment securities available for sale...........     104,523,116      101,836,962       70,278,070
Investment securities held to maturity.............        --               --             13,156,388
                                                     --------------   --------------   --------------
    Total investment securities....................     104,523,116      101,836,962       83,434,458
                                                     --------------   --------------   --------------
Loans and leases...................................     275,955,203      265,904,636      246,981,259
Allowance for loan and lease losses................      (2,989,690)      (2,899,165)      (2,856,288)
                                                     --------------   --------------   --------------
    Net loans and leases...........................     272,965,513      263,005,471      244,124,971
                                                     --------------   --------------   --------------
Property and equipment, net........................      10,537,048       10,654,578       10,991,515
Accrued interest receivable........................       3,408,007        3,180,346        2,742,358
Cash surrender value of life insurance.............       9,314,969        9,116,888        8,485,485
Intangible assets, net.............................       3,852,457        4,188,801        4,861,489
Other assets.......................................       1,660,722          619,375        2,016,584
                                                     --------------   --------------   --------------
    Total assets...................................  $  428,932,786   $  421,840,575   $  383,983,503
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------

                                LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits.........................................  $  340,225,090   $  340,723,249   $  312,946,989
  Securities sold under repurchase agreements......      29,282,911       23,173,292       27,746,565
  Accrued expenses and other liabilities...........       4,828,164        5,213,321        3,352,717
  Notes payable and other borrowings...............      16,097,095       15,762,119       12,412,281
                                                     --------------   --------------   --------------
    Total liabilities..............................     390,433,260      384,871,981      356,458,552
                                                     --------------   --------------   --------------
COMMITMENTS, CONTINGENCIES, AND CREDIT RISK
STOCKHOLDERS' EQUITY
  Common stock, par value $0.01 per share;
   5,000,000 shares authorized; 546,686, 544,750,
   and 502,317, shares issued......................           5,466            5,448            5,023
  Additional paid-in capital.......................      21,015,602       20,837,567       17,288,552
  Retained earnings................................      17,794,504       15,513,033       11,884,002
  Unrealized gain (loss) on securities available
   for sale........................................        (316,046)         612,546       (1,652,626)
                                                     --------------   --------------   --------------
    Total stockholders' equity.....................      38,499,526       36,968,594       27,524,951
                                                     --------------   --------------   --------------
    Total liabilities and stockholders' equity.....  $  428,932,786   $  421,840,575   $  383,983,503
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------

                See Notes to Consolidated Financial Statements.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                          SIX MONTHS ENDED
                                                               JUNE 30                         YEAR ENDED DECEMBER 31
                                                    -----------------------------   ---------------------------------------------
                                                        1996            1995            1995            1994            1993
                                                    -------------   -------------   -------------   -------------   -------------
                                                             (UNAUDITED)
INTEREST INCOME:
  Loans and leases................................  $  13,190,219   $  12,046,404   $  25,089,584   $  21,004,079   $   9,069,781
  Investment securities -- taxable................      2,754,299       2,257,788       4,949,453       3,843,603       2,098,870
  Investment securities -- tax exempt.............        212,938         208,657         405,726         343,892         139,757
  Federal funds sold..............................        293,714         330,644         760,820         324,871         115,164
                                                    -------------   -------------   -------------   -------------   -------------
    Total interest income.........................     16,451,170      14,843,493      31,205,583      25,516,445      11,423,572
                                                    -------------   -------------   -------------   -------------   -------------
INTEREST EXPENSE:
  Deposits........................................      5,734,866       4,919,770      10,438,601       7,529,696       3,367,221
  Federal funds purchased and securities sold
   under repurchase agreements....................        634,696         664,735       1,453,699         841,693         106,567
  Notes payable and other borrowings..............        505,302         428,090         955,752         788,064         197,037
                                                    -------------   -------------   -------------   -------------   -------------
    Total interest expense........................      6,874,864       6,012,595      12,848,052       9,159,453       3,670,825
                                                    -------------   -------------   -------------   -------------   -------------
    Net interest income...........................      9,576,306       8,830,898      18,357,531      16,356,992       7,752,747
PROVISION FOR LOAN AND LEASE LOSSES...............         94,648          20,203          60,999         234,454         300,000
                                                    -------------   -------------   -------------   -------------   -------------
    Net interest income after provision for loan
     and lease losses.............................      9,481,658       8,810,695      18,296,532      16,122,538       7,452,747
                                                    -------------   -------------   -------------   -------------   -------------
NONINTEREST INCOME:
  Service charges and other fees..................      1,611,671       1,413,543       2,922,664       2,962,662       1,770,532
  Net investment securities gains (losses)........       --               (18,584)        (32,329)         79,351          75,194
  Other...........................................        778,411         542,684       1,028,650         795,321         302,721
                                                    -------------   -------------   -------------   -------------   -------------
    Total noninterest income......................      2,390,082       1,937,643       3,918,985       3,837,334       2,148,447
                                                    -------------   -------------   -------------   -------------   -------------
NONINTEREST EXPENSE:
  Salaries and employee benefits..................      4,964,532       4,519,089       9,291,893       8,510,365       3,687,963
  Occupancy.......................................        444,598         485,221       1,208,300       1,060,089         436,175
  Depreciation....................................        754,866         587,666       1,252,682       1,215,848         490,090
  Amortization of intangibles.....................        378,047         411,800         824,140         561,882          83,196
  FDIC assessment.................................          3,000         338,735         350,856         643,845         352,542
  Other...........................................      2,010,815       1,865,652       3,603,063       4,139,114       2,366,160
                                                    -------------   -------------   -------------   -------------   -------------
    Total noninterest expense.....................      8,555,858       8,208,163      16,530,934      16,131,143       7,416,126
                                                    -------------   -------------   -------------   -------------   -------------
    Income before income taxes and cumulative
     effect of change in accounting principle.....      3,315,882       2,540,175       5,684,583       3,828,729       2,185,068
INCOME TAX EXPENSE................................      1,034,411         896,726       2,055,552       1,395,772         725,224
                                                    -------------   -------------   -------------   -------------   -------------
    Income before cumulative effect of change in
     accounting principle.........................      2,281,471       1,643,449       3,629,031       2,432,957       1,459,844
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE........................................       --              --              --              --               106,168
                                                    -------------   -------------   -------------   -------------   -------------
    Net income....................................  $   2,281,471   $   1,643,449   $   3,629,031   $   2,432,957   $   1,566,012
                                                    -------------   -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------   -------------
AVERAGE SHARES OUTSTANDING........................        557,284         514,784         528,787         513,167         313,994
                                                    -------------   -------------   -------------   -------------   -------------
EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLE...................  $        4.09   $        3.19   $        6.86   $        4.74   $        4.65
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE........................................       --              --              --              --                  0.34
                                                    -------------   -------------   -------------   -------------   -------------
    Earnings per share after cumulative effect of
     change in accounting principle...............  $        4.09   $        3.19   $        6.86   $        4.74   $        4.99
                                                    -------------   -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------   -------------
DIVIDENDS PER SHARE...............................  $    --         $    --         $    --         $    --         $        0.45

                See Notes to Consolidated Financial Statements.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1995, 1994, and 1993 and Six Months Ended June 30, 1996

                                                                                              UNREALIZED
                                                                                              GAIN (LOSS)
                                            COMMON STOCK        ADDITIONAL                   ON SECURITIES
                                        ---------------------     PAID-IN       RETAINED       AVAILABLE
                                         SHARES    PAR VALUE      CAPITAL       EARNINGS       FOR SALE         TOTAL
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, DECEMBER 31, 1992............    296,383  $  296,383  $   3,620,194  $   8,026,171  $    --        $  11,942,748
  Net income..........................     --          --           --            1,566,012       --            1,566,012
  Common stock issued.................      7,126       7,126        377,678       --             --              384,804
  Common stock repurchased............       (763)       (763)       (42,171)      --             --              (42,934)
  Dividends...........................     --          --           --             (141,138)      --             (141,138)
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, DECEMBER 31, 1993............    302,746     302,746      3,955,701      9,451,045       --           13,709,492
  Change in par value from $1.00 to
   $0.01 per share....................     --        (299,719)       299,719       --             --             --
  Net income..........................     --          --           --            2,432,957       --            2,432,957
  Common stock issued:
    For acquisition of GCFC...........    138,067       1,381      8,851,475       --             --            8,852,856
    In stock offering.................     61,504         615      4,181,657       --             --            4,182,272
  Net change in unrealized loss on
   securities available for sale......     --          --           --             --           (1,652,626)    (1,652,626)
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, DECEMBER 31, 1994............    502,317       5,023     17,288,552     11,884,002     (1,652,626)    27,524,951
  Net income..........................     --          --           --            3,629,031       --            3,629,031
  Common stock issued.................     44,010         440      3,692,229       --             --            3,692,669
  Common stock repurchased............     (1,577)        (15)      (143,214)      --             --             (143,229)
  Net change in unrealized gain on
   securities available for sale......     --          --           --             --            2,265,172      2,265,172
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, DECEMBER 31, 1995............    544,750       5,448     20,837,567     15,513,033        612,546     36,968,594
  Net income (unaudited)..............     --          --           --            2,281,471       --            2,281,471
  Common stock issued (unaudited).....      2,467          24        226,419       --             --              226,443
  Common stock repurchased
   (unaudited)........................       (531)         (6)       (49,653)      --             --              (49,659)
  Net change in unrealized loss on
   securities available for sale
   (unaudited)........................     --          --           --             --             (928,592)      (928,592)
  Tax effect of stock options
   exercised (unaudited)..............     --          --              1,269       --             --                1,269
                                        ---------  ----------  -------------  -------------  -------------  -------------
BALANCE, JUNE 30, 1996 (UNAUDITED)....    546,686  $    5,466  $  21,015,602  $  17,794,504  $    (316,046) $  38,499,526
                                        ---------  ----------  -------------  -------------  -------------  -------------
                                        ---------  ----------  -------------  -------------  -------------  -------------

                See Notes to Consolidated Financial Statements.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 SIX MONTHS ENDED JUNE
                                                          30                    YEAR ENDED DECEMBER 31
                                                -----------------------  -------------------------------------
                                                   1996        1995         1995         1994         1993
                                                ----------  -----------  -----------  -----------  -----------
                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..................................  $2,281,471  $ 1,643,449  $ 3,629,031  $ 2,432,957  $ 1,566,012
  Adjustments to reconcile net income to net
   cash flows from operating activities:
    Cumulative effect of accounting change....      --          --           --           --          (106,168)
    Net investment securities (gains)
     losses...................................      --           18,584       32,329      (79,351)     (75,194)
    Net amortization and accretion of bond
     premiums and discounts...................     (79,219)     (51,595)    (310,582)     222,538      101,403
    Provision for loan and lease losses.......      94,648       20,203       60,999      234,454      300,000
    Depreciation..............................     754,866      587,666    1,252,682    1,215,848      490,090
    Amortization of intangibles...............     378,047      411,800      824,140      561,882       83,196
    Earnings on cash surrender value of life
     insurance................................    (198,081)    (193,857)    (377,103)    (462,453)    (249,871)
    Net (gain) on sale of loans...............    (229,594)    (210,196)    (485,626)    (195,048)     --
    Net (gain) loss on sale of other real
     estate...................................     (49,657)      (1,737)     (63,247)     (67,674)       9,951
    Net gain on sale of property and
     equipment................................     (13,439)     (28,312)     (49,923)     (70,718)     --
    Provision for deferred income taxes.......    (200,000)      12,475       24,950     (232,134)     (97,572)
    Other, net................................    (796,105)     207,071      912,636     (244,419)     885,553
                                                ----------  -----------  -----------  -----------  -----------
      Net cash flows from operating
       activities.............................   1,942,937    2,415,551    5,450,286    3,315,882    2,907,400
                                                ----------  -----------  -----------  -----------  -----------
CASH FLOWS USED FOR INVESTING ACTIVITIES
  Net (increase) decrease in federal funds
   sold.......................................   5,300,000   (2,525,000)    (750,000)  (2,525,000)    (500,000)
  Net cash flows (used for) from investment
   securities.................................  (4,159,348)  (6,010,007) (14,396,539)  (3,859,963)   1,315,307
  Net increase in loans and leases............  (9,887,934)  (8,616,042) (18,513,417) (26,999,676) (20,366,731)
  Purchases of property and equipment.........    (671,767)    (401,084)  (1,028,111)  (2,350,262)    (402,918)
  Proceeds from sales of property and
   equipment..................................      25,400       52,000      117,349      409,934      --
  Proceeds from sales of other real estate
   owned......................................      49,657       57,973      327,160    1,116,100      263,801
  Purchase of cash surrender value of life
   insurance..................................      --          --          (254,300)    (156,450)     --
  Acquisition of other assets.................      --          --           --        (1,500,000)     --
  Cash paid, net of cash acquired upon
   purchase of subsidiaries...................      --          --           --        (3,032,859)     --
                                                ----------  -----------  -----------  -----------  -----------
      Net cash flows used for investing
       activities.............................  (9,343,992) (17,442,160) (34,497,858) (38,898,176) (19,690,541)
                                                ----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits.........    (488,583)   4,978,459   27,879,916   21,791,336    7,071,058
  Net increase (decrease) in securities sold
   under repurchase agreements................   6,109,619    1,413,587   (4,573,273)  12,421,478    6,766,347
  Proceeds from notes payable and other
   borrowings.................................   1,336,035    9,003,000    9,003,000    9,532,420    3,242,000
  Payments made on notes payable and other
   borrowings.................................  (1,000,000)  (1,750,000)  (5,650,000)  (1,084,420)  (1,211,721)
  Net proceeds from issuance of common
   stock......................................     176,784      161,472    3,549,440    4,182,272      341,870
  Dividends paid..............................      --          --           --           --          (141,138)
                                                ----------  -----------  -----------  -----------  -----------
      Net cash flows from financing
       activities.............................   6,133,855   13,806,518   30,209,083   46,843,086   16,068,416
                                                ----------  -----------  -----------  -----------  -----------
      Net increase (decrease) in cash and cash
       equivalents............................  (1,267,200)  (1,220,091)   1,161,511   11,260,792     (714,725)
CASH AND CASH EQUIVALENTS
  Beginning...................................  20,513,154   19,351,643   19,351,643    8,090,851    8,805,576
                                                ----------  -----------  -----------  -----------  -----------
  Ending......................................  $19,245,954 $18,131,552  $20,513,154  $19,351,643  $ 8,090,851
                                                ----------  -----------  -----------  -----------  -----------
                                                ----------  -----------  -----------  -----------  -----------

                 See Notes to Consolidated Financial Statements
                 (Additional Cash Flow Information -- Note 18).

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION:

    United Community Bancshares, Inc. (United) was formerly known as Signal Bancshares, Inc. On January 1, 1994, Signal Bancshares, Inc. amended and restated its Articles of Incorporation to change its name to United Community Bancshares, Inc. Also on January 1, 1994, United acquired Goodhue County Financial Corporation (GCFC) and its wholly-owned subsidiaries, Goodhue County National Bank and Consumers Credit Corporation.

    United Community Bancshares, Inc. and its subsidiaries provide a full range of financial services. The accompanying consolidated financial statements for 1995 and 1994 include the accounts of United Community Bancshares, Inc. and its wholly-owned subsidiaries, Signal Bank, Inc. (Signal), Goodhue County National Bank (GCNB), Consumers Credit Corporation (CCC), and Unitech Services, Inc. (Unitech). The accompanying consolidated financial statements for 1993 include the accounts of Signal Bancshares, Inc. and its wholly-owned subsidiary, Signal Bank, Inc. These entities are collectively referred to herein as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

    BASIS OF FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING ESTIMATES:

    The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheet and revenues and expenses for the years then ended. Actual results could differ from those estimates.

    CASH, CASH EQUIVALENTS, AND CASH FLOWS:

    For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from banks. Cash flows from loans, federal funds purchased and sold, deposits, and securities sold under repurchase agreements are reported net.

    INVESTMENT SECURITIES:

    The Company accounts for debt and marketable equity securities in accordance with Financial Accounting Standards Board (FASB) Statement No. 115. This statement requires that management determine the appropriate classification of securities at the date of adoption and thereafter as each individual security is acquired. In addition, the appropriateness of such classification is reassessed at each balance sheet date. The classifications and related accounting policies under FASB Statement No. 115 are as follows:

    HELD-TO-MATURITY SECURITIES: Securities classified as held-to-maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives.

    AVAILABLE-FOR-SALE SECURITIES: Securities classified as available-for-sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses, net of the related deferred tax effect, are reported as increases or decreases in stockholders' equity. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

    LOANS AND ALLOWANCE FOR LOAN LOSSES:

    Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

    On January 1, 1995, the Company adopted FASB Statement No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. Statement No. 114 has been amended by FASB Statement No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN--INCOME RECOGNITION AND DISCLOSURES. Statement No. 114, as amended, defines a loan as impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. The statement further requires that the impairment of loans that have been separately identified for evaluation be measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. The effect of adopting Statement No. 114 was not significant to the Company.

    Interest on loans is recognized over the terms of the loans and is calculated using the simple-interest method on principal amounts outstanding. For impaired loans, accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loan receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

    Loan origination, commitment, and other fees and costs incurred to extend credit are not significant and are recorded in the income statement when received or incurred.

    PROPERTY AND EQUIPMENT:

    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the terms of the respective leases.

    CASH SURRENDER VALUE OF LIFE INSURANCE:

    The Company maintains life insurance contracts which are informally related to certain deferred compensation, salary continuation, and key executive life insurance agreements with officers and directors of the Company. The Company's investment in cash surrender value of life insurance is recorded at the amount that can be realized under the insurance contracts.

    INTANGIBLE ASSETS:

    Intangible assets include costs in excess of net assets acquired and certain covenants not to compete, resulting from the acquisition of Goodhue County Financial Corporation (GCFC) on January 1, 1994, and a deposit base premium resulting from the acquisition of certain branches in 1988. These intangible assets are being amortized over the expected period of benefit from 3 to 15 years.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    OTHER REAL ESTATE OWNED:

    Real estate acquired through foreclosure or insubstance foreclosure is recorded in other assets at the lower of cost or fair value of the asset less the estimated costs to sell the asset. When a property is acquired, any excess of the recorded loan balance over its estimated fair value is charged against the allowance for loan losses. Any subsequent declines in fair value and operating expenses are recorded in other expenses. Property is evaluated regularly to ensure that the recorded amount is supported by its current fair value.

    INCOME TAXES:

    The Company files a consolidated federal and a unitary state income tax return. Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss or tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the amounts of assets and liabilities recorded for income tax and financial reporting purposes. Deferred tax assets are reduced by a valuation allowance when management determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    During 1993, the Company adopted the provisions of FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES, which supersedes Accounting Principles Board Opinion No. 11, the basis of the Company's accounting for income taxes prior to the change. The effect of the adjustments as of January 1, 1993, to adopt FASB Statement No. 109 has been reflected in the consolidated statements of income as a cumulative effect of change in accounting principle.

    EARNINGS PER SHARE:

    Earnings per share data is computed based on the weighted average number of shares outstanding. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, stock issued and to be issued for consideration below the initial public offering price during the 12-month period preceding the date of the initial filing of the registration statement has been included in the calculation of shares outstanding, as if they were outstanding for all periods presented up through the date of the initial public offering.

    EMPLOYEE BENEFIT PLANS:

    EMPLOYEE STOCK OWNERSHIP PLAN: The Company provides a noncontributory employee stock ownership plan (ESOP) covering substantially all employees eligible as to age and length of service. The amount of the contribution to the ESOP trust is determined annually at the discretion of the Board of Directors and complies with the requirements of the plan agreement.

    401(K) PROFIT SHARING PLAN: The Company also provides a 401(k) profit sharing plan beginning January 1, 1994, which covers substantially all of the Company's employees who are eligible as to age and length of service. A participant may elect to make contributions of up to 15 percent of the participant's annual compensation. The Company makes a matching contribution of 50 percent of each participant's contribution, up to a maximum matching contribution of 2 1/2 percent of compensation. The Company also may make a discretionary profit sharing contribution determined annually by the Board of Directors.

    INTEREST SWAP:

    The Company engages in interest rate swap transactions to manage its interest rate risk. Income or expense on swaps is recorded as an adjustment to interest income or expense.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS:

    FASB Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains can have a significant effect on market value estimates and have not been considered in the estimates. The derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

    Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

    The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

    CASH AND DUE FROM BANKS: Fair value of cash and due from banks is based on the carrying value reported on the consolidated balance sheets.

    FEDERAL FUNDS SOLD: Fair value of federal funds sold is based on the carrying value reported on the consolidated balance sheets.

    INVESTMENT SECURITIES: Fair values for all securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    LOANS: For variable-rate loans that reprice frequently and that have experienced no significant change in credit risk, fair values are based on carrying values. Fair values for all other loans are estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

    CASH SURRENDER VALUE OF LIFE INSURANCE: Fair value of cash surrender value of life insurance is based on the carrying value reported on the consolidated balance sheets.

    DEPOSITS: Fair values of demand, savings, and NOW accounts are based on the carrying values reported on the consolidated balance sheets. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates of deposit of similar remaining maturities.

    SECURITIES SOLD UNDER REPURCHASE AGREEMENTS: Fair value of securities sold under repurchase agreements is based on the carrying value reported on the consolidated balance sheets.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    NOTES PAYABLE AND OTHER BORROWINGS: Fair values of variable-rate, long-term borrowings are based on carrying values. Fair value of fixed-rate long-term debt is estimated by discounting the future cash flows using interest rates currently being offered on debt of similar remaining maturity.

    ACCRUED INTEREST RECEIVABLE AND PAYABLE: Fair values of both accrued interest receivable and payable are based on the carrying values reported on the consolidated balance sheets.

    OFF-BALANCE SHEET FINANCIAL INSTRUMENTS: Fair value of interest rate swaps are based on quoted market prices. Loan commitments and standby letter of credit fees are not material. As such, there are no carrying amounts or fair value disclosures related to these financial instruments.

    MORTGAGE SERVICING RIGHTS: FASB Statement No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS, establishes a new standard for capitalizing mortgage servicing rights. This standard will require the Company to record an asset for mortgage servicing rights when it sells mortgages and retains the servicing, and then amortize this asset over the period during which servicing income is expected to be received. This statement is effective for the Company's year ending December 31, 1996. In management's opinion, this statement will not have a material effect on the Company's financial statements.

    LONG-LIVED ASSETS: FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, establishes new accounting standards for the impairment of long-lived assets, certain intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identified intangibles to be disposed of. This statement is effective for the Company's year ending December 31, 1996. In management's opinion, the adoption of this statement will not have a material effect on the Company's financial statements.

    STOCK-BASED COMPENSATION: In October 1995, the FASB issued Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. FASB Statement No. 123 provides a choice of accounting methods for valuing stock-based compensation plans and requires certain disclosures about the effect on net income and earnings per share regardless of the method used to account for them. This statement is effective for the Company's year ending December 31, 1996. In management's opinion, this statement will not have a material effect on the Company's financial statements.

    RECLASSIFICATIONS:

    Certain of the 1994 and 1993 amounts have been reclassified to conform with the 1995 presentation. These reclassifications had no effect on net income or stockholders' equity.

    INTERIM FINANCIAL INFORMATION (UNAUDITED):

    The accompanying consolidated financial statements as of June 30, 1996, and for the six-month periods ended June 30, 1996 and 1995, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation of the financial position and results of operations. The operating results for the interim periods are not necessarily indicative of the operating results to be expected for a full year or for other interim periods.

NOTE 2.  ACQUISITION
    On January 1, 1994, the Company acquired Goodhue County Financial Corporation (GCFC), a bank holding company headquartered in Red Wing, Minnesota.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2.  ACQUISITION (CONTINUED)
    A summary of the assets acquired, liabilities assumed, and purchase price paid in connection with the acquisition are as follows:

Assets acquired:
  Cash and cash equivalents.................................  $    6,231,125
  Loans, net of allowance for loan losses of $1,223,931.....     104,734,005
  Federal funds sold........................................       4,950,000
  Investments...............................................      43,013,653
  Property and equipment....................................       5,938,643
  Other assets..............................................       4,834,005
Cost in excess of net assets acquired.......................       3,292,310
                                                              --------------
Total assets................................................  $  172,993,741
                                                              --------------
                                                              --------------
Liabilities assumed:
  Deposits..................................................  $  144,069,164
  Other liabilities.........................................       1,882,552
  Securities sold under repurchase agreements...............       8,558,740
  Notes payable.............................................         366,445
                                                              --------------
Total liabilities...........................................     154,876,901
                                                              --------------
Purchase price:
  Issuance of common stock by United........................       8,852,856
  Cash paid by United.......................................       9,263,984
                                                              --------------
Total purchase price........................................      18,116,840
                                                              --------------
                                                              $  172,993,741
                                                              --------------
                                                              --------------

    The acquisition was accounted for as a purchase and, accordingly, the results of operations of GCFC are included in the accompanying consolidated financial statements for periods subsequent to the acquisition date.

    To facilitate this transaction, and provide operating funds, the Company issued 61,504 additional shares of its common stock for cash proceeds totaling $4,182,272 and incurred acquisition indebtedness of $6.8 million. United also issued 138,067 shares of its common stock totaling $8.8 million and paid cash totaling $9.3 million to the shareholders of GCFC in exchange for their shares of GCFC common and preferred stock.

    The Company also entered into two noncompete agreements with management of GCFC totaling $1,500,000, which were paid in full during 1994, recorded as a prepaid expense, and are being amortized over a three- to five-year period.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2.  ACQUISITION (CONTINUED)
    The unaudited pro forma consolidated results of operations for the year ended December 31, 1993, as though the acquisition of GCFC had occurred on January 1, 1993, is as follows:

Net interest income.........................................  $   14,894,908
Provision for loan and lease losses.........................         604,628
                                                              --------------
Net interest income after provision for loan and lease
 losses.....................................................      14,290,280
Noninterest income..........................................       3,947,242
Noninterest expense.........................................      14,994,719
                                                              --------------
Income before income taxes and cumulative effect of change
 in accounting principle....................................       3,242,803
Income tax expense..........................................       1,138,533
                                                              --------------
Income before cumulative effect of change in accounting
 principle..................................................       2,104,270
Cumulative effect of change in accounting principle.........         181,168
                                                              --------------
Net income..................................................  $    2,285,438
                                                              --------------
                                                              --------------
Average shares outstanding..................................         513,565
                                                              --------------
Earnings per share before cumulative effect of change in
 accounting principle.......................................  $         4.10
Cumulative effect of change in accounting principle.........            0.35
                                                              --------------
Earnings per share after cumulative effect of change in
 accounting principle.......................................  $         4.45
                                                              --------------
                                                              --------------

NOTE 3.  RESTRICTIONS ON CASH AND CASH EQUIVALENTS
    The subsidiary banks are required to maintain reserve balances, in cash or on deposit with the Federal Reserve Bank, based upon a percentage of deposits. The total required reserve balances as of December 31, 1995 and 1994, were approximately $3,092,000 and $2,534,000, respectively.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4.  INVESTMENT SECURITIES AVAILABLE FOR SALE

    SUMMARY OF SECURITIES:

                                                                           DECEMBER 31, 1995
                                                       ---------------------------------------------------------
                                                                          GROSS         GROSS
                                                         AMORTIZED      UNREALIZED   UNREALIZED        FAIR
                                                            COST          GAINS        LOSSES         VALUE
                                                       --------------  ------------  -----------  --------------
U.S. Treasury securities.............................  $   29,648,393  $    293,400  $  (100,502) $   29,841,291
U.S. government corporations and agencies............      29,745,481       548,338      --           30,293,819
Obligations of states and political subdivisions.....       7,592,217       184,799      (20,400)      7,756,616
Mortgage-backed securities...........................      31,836,062       209,427      (88,903)     31,956,586
Corporate equity securities..........................       1,988,650       --           --            1,988,650
                                                       --------------  ------------  -----------  --------------
                                                       $  100,810,803  $  1,235,964  $  (209,805) $  101,836,962
                                                       --------------  ------------  -----------  --------------
                                                       --------------  ------------  -----------  --------------

                                                                             DECEMBER 31, 1994
                                                          --------------------------------------------------------
                                                                            GROSS         GROSS
                                                            AMORTIZED    UNREALIZED    UNREALIZED
                                                              COST          GAINS        LOSSES       FAIR VALUE
                                                          -------------  -----------  -------------  -------------
U.S. Treasury securities................................  $  43,038,726   $   1,468   $  (1,291,575) $  41,748,619
U.S. government corporations and agencies...............      7,425,437      --             (52,042)     7,373,395
Mortgage-backed securities..............................     20,024,787       3,754      (1,365,759)    18,662,782
Corporate equity securities.............................      2,555,017      --             (61,743)     2,493,274
                                                          -------------  -----------  -------------  -------------
                                                          $  73,043,967   $   5,222   $  (2,771,119) $  70,278,070
                                                          -------------  -----------  -------------  -------------
                                                          -------------  -----------  -------------  -------------

    CONTRACTUAL MATURITIES:

                                                                                         DECEMBER 31, 1995
                                                                                   ------------------------------
                                                                                   AMORTIZED COST    FAIR VALUE
                                                                                   --------------  --------------
Due in one year or less..........................................................  $   20,366,550  $   20,328,311
Due after one year through five years............................................      41,660,447      42,362,872
Due after five years through ten years...........................................       3,856,410       4,049,502
Due after ten years..............................................................       1,102,684       1,151,041
                                                                                   --------------  --------------
                                                                                       66,986,091      67,891,726

Mortgage-backed securities.......................................................      31,836,062      31,956,586
Corporate equity securities......................................................       1,988,650       1,988,650
                                                                                   --------------  --------------
                                                                                   $  100,810,803  $  101,836,962
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    Anticipated maturities on mortgage-backed securities are not readily determinable since they may be prepaid without penalty, and corporate equity securities do not have stated maturity dates.

    REALIZED GAINS AND LOSSES:

                                                                                      YEAR ENDED DECEMBER 31
                                                                                 ---------------------------------
                                                                                    1995        1994       1993
                                                                                 ----------  ----------  ---------
Gross gains....................................................................  $   40,980  $   88,146  $  75,194
Gross losses...................................................................     (73,309)     (8,795)    --
                                                                                 ----------  ----------  ---------
                                                                                 $  (32,329) $   79,351  $  75,194
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4.  INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)
    PLEDGED SECURITIES:

    Investment securities available for sale with a carrying value of $74,161,604 and $56,422,299 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

    CHANGES IN THE NET UNREALIZED GAIN (LOSS) ON SECURITIES AVAILABLE FOR SALE INCLUDED IN EQUITY:

                                                                                 YEAR ENDED DECEMBER 31
                                                                       -------------------------------------------
                                                                           1995           1994           1993
                                                                       -------------  -------------  -------------
Balance, beginning...................................................  $  (1,652,626) $    --        $    --
  Initial unrealized gain on date of adoption of Statement No. 115,
   net of related deferred tax effect................................       --              121,767       --
  Unrealized gain (loss) during the year, net........................      3,792,056     (2,970,444)      --
  Deferred tax effect related to unrealized gain (loss)..............     (1,526,884)     1,196,051       --
                                                                       -------------  -------------  -------------
Balance, ending......................................................  $     612,546  $  (1,652,626) $    --
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

NOTE 5.  INVESTMENT SECURITIES HELD TO MATURITY

    SUMMARY OF SECURITIES:

                                                                              DECEMBER 31, 1994
                                                            ------------------------------------------------------
                                                                              GROSS        GROSS
                                                              AMORTIZED    UNREALIZED   UNREALIZED
                                                                COST          GAINS       LOSSES      FAIR VALUE
                                                            -------------  -----------  -----------  -------------
Mortgage-backed securities................................  $   5,133,212   $   2,684   $  (225,274) $   4,910,622
Obligations of states and political subdivisions..........      8,023,176      16,463      (269,113)     7,770,526
                                                            -------------  -----------  -----------  -------------
                                                            $  13,156,388   $  19,147   $  (494,387) $  12,681,148
                                                            -------------  -----------  -----------  -------------
                                                            -------------  -----------  -----------  -------------

    RECLASSIFICATIONS:

    Upon adoption of FASB Statement No. 115, certain securities were initially classified as held-to-maturity due to uncertainty as to the regulatory treatment of unrealized gains and losses. This uncertainty was resolved in 1994, and as permitted by Financial Accounting Standards Board Special Report -- A GUIDE TO IMPLEMENTATION OF STATEMENT NO. 115 ON ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, held-to-maturity securities with an amortized cost of $11,972,456 and a fair value of $12,295,565 were reclassified as available-for-sale on December 31, 1995. These securities were transferred to allow more flexibility in managing the Company's assets.

    The reclassification was made at fair value, and the difference between the amortized cost and fair value on the date of transfer, net of the related deferred tax effect, was recognized as an increase in the unrealized gain on available-for-sale securities in stockholders' equity.

    PLEDGED SECURITIES:

    Investment securities held to maturity with a carrying value of $2,995,814 at December 31, 1994, were pledged to secure public deposits and for other purposes as required or permitted by law.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6.  SECURITIES HELD FOR INVESTMENT AND ACCOUNTING CHANGE
    As of January 1, 1994, the Company changed its method of accounting for debt and equity securities in accordance with FASB Statement No. 115. The January 1, 1994, balance of stockholders' equity was increased by $204,547, net of the $82,780 related deferred tax effect, to recognize the net unrealized holding gain on securities available for sale at that date.

NOTE 7.  LOANS AND LEASES

    COMPOSITION OF LOANS AND LEASES:

                                                                                            DECEMBER 31
                                                                                   ------------------------------
                                                                                        1995            1994
                                                                                   --------------  --------------
Commercial.......................................................................  $   70,543,465  $   70,360,974
Commercial real estate...........................................................      62,730,992      58,782,276
Agricultural.....................................................................      10,582,438      11,025,108
Agricultural real estate.........................................................       6,002,566       3,058,571
                                                                                   --------------  --------------
Total commercial and agricultural................................................     149,859,461     143,226,929

Residential real estate..........................................................      69,576,597      58,828,211
Consumer.........................................................................      35,896,609      35,654,852
Leases...........................................................................      12,119,437      10,737,398
Less unearned income.............................................................      (1,547,468)     (1,466,131)
                                                                                   --------------  --------------
                                                                                      265,904,636     246,981,259

Less allowance for loan and lease losses.........................................      (2,899,165)     (2,856,288)
                                                                                   --------------  --------------
Net loans and leases.............................................................  $  263,005,471  $  244,124,971
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    ALLOWANCE FOR LOAN AND LEASE LOSSES:

                                              SIX MONTHS ENDED JUNE 30            YEAR ENDED DECEMBER 31
                                             --------------------------  ----------------------------------------
                                                 1996          1995          1995          1994          1993
                                             ------------  ------------  ------------  ------------  ------------
                                                    (UNAUDITED)
Balance, beginning.........................  $  2,899,165  $  2,856,288  $  2,856,288  $  1,500,870  $  1,435,374
  Provision charged to operations..........        94,648        20,203        60,999       234,454       300,000
  Loans charged off........................      (295,272)      (91,702)     (337,079)     (447,987)     (475,424)
  Recoveries...............................       291,149       143,894       318,957       345,020       240,920
  Allowance for loan losses acquired.......       --            --            --        1,223,931         --
                                             ------------  ------------  ------------  ------------  ------------
Balance, ending............................  $  2,989,690  $  2,928,683  $  2,899,165  $  2,856,288  $  1,500,870
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

    IMPAIRED LOANS:

    The Company had no impaired loans at December 31, 1995.

    NONACCRUAL LOANS:

    Nonaccrual loans totaled $459,388 at December 31, 1994. The effect of nonaccrual loans was not significant to the results of operations.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8.  PROPERTY AND EQUIPMENT

                                                                                             DECEMBER 31
                                                                                     ----------------------------
                                                                                         1995           1994
                                                                                     -------------  -------------
Land...............................................................................  $   1,474,391  $   1,474,391
Buildings and improvements.........................................................      8,080,458      8,065,593
Equipment..........................................................................      8,924,949      8,563,263
Leasehold improvements.............................................................      1,458,058      1,407,587
                                                                                     -------------  -------------
                                                                                        19,937,856     19,510,834

Less accumulated depreciation and amortization.....................................      9,283,278      8,519,319
                                                                                     -------------  -------------
Property and equipment, net........................................................  $  10,654,578  $  10,991,515
                                                                                     -------------  -------------
                                                                                     -------------  -------------

NOTE 9.  DEPOSITS

                                                                                            DECEMBER 31
                                                                                   ------------------------------
                                                                                        1995            1994
                                                                                   --------------  --------------
Noninterest-bearing demand deposits..............................................  $   70,871,849  $   69,261,369
NOW and money market accounts....................................................     114,066,189      82,607,658
Savings deposits.................................................................      47,735,468      42,955,654
Time certificates, $100,000 or more..............................................      14,090,029      17,801,590
Other time deposits..............................................................      93,959,714     100,320,718
                                                                                   --------------  --------------
Total............................................................................  $  340,723,249  $  312,946,989
                                                                                   --------------  --------------
                                                                                   --------------  --------------

NOTE 10.  NOTES PAYABLE AND OTHER BORROWINGS

    NOTES PAYABLE:

                                                                                             DECEMBER 31
                                                                                     ----------------------------
                                                                                         1995           1994
                                                                                     -------------  -------------
Term note payable to a bank, interest at LIBOR plus 1.8% (7.75% at December 31,
 1995), due January 3, 1999, with annual installments of $500,000, secured by all
 the common stock of Signal, GCNB, and CCC.........................................  $   3,400,000  $   8,550,000
Advances from the Federal Home Loan Bank of Des Moines, principal due between May
 12, 1997 and June 5, 1998, plus interest payable monthly at rates between 5.67%
 and 6.61%, secured by blanket pledge agreements totaling $46,167,000 of
 residential real estate mortgage loans............................................     12,000,000      3,000,000
Unsecured term notes payable to certain individuals, interest varies from 6.0% to
 10.0%, payable semiannually, notes had original maturities of three to five
 years.............................................................................        362,119        362,281
                                                                                     -------------  -------------
Total..............................................................................  $  15,762,119  $  11,912,281
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    The term note payable to a bank includes certain covenants including maintenance of certain ratios, including capital to assets and average return on assets.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10.  NOTES PAYABLE AND OTHER BORROWINGS (CONTINUED)
    FUTURE ANNUAL MATURITIES:

Years ending December 31:
  1996......................................................  $      573,119
  1997......................................................       6,673,000
  1998......................................................       6,616,000
  1999......................................................       1,900,000
                                                              --------------
                                                              $   15,762,119
                                                              --------------
                                                              --------------

    LINE OF CREDIT:

    The Company has an open line of credit with a bank for $750,000. The agreement has an expiration date of April 3, 1996. The line of credit was unused at December 31, 1995. Borrowings under this line of credit are secured by all the common stock of Signal, GCNB, and CCC.

NOTE 11.  INCOME TAXES AND CHANGE IN ACCOUNTING PRINCIPLE
    The cumulative tax effects of the primary temporary differences are shown in the following table:

                                                                                              DECEMBER 31
                                                                                      ----------------------------
                                                                                          1995           1994
                                                                                      -------------  -------------
Deferred tax assets:
  Loan loss allowances..............................................................  $     666,351  $     684,118
  Deferred compensation accruals....................................................        403,326        322,159
  Unrealized loss on securities available for sale..................................       --            1,113,271
  Amortization of intangible assets.................................................         47,061       --
  Other.............................................................................       --               23,732
                                                                                      -------------  -------------
Total deferred tax assets...........................................................      1,116,738      2,143,280
                                                                                      -------------  -------------

Deferred tax liabilities:
  Property and equipment............................................................       (233,031)      (218,664)
  Acquisition adjustment............................................................       (808,250)      (869,582)
  Amortization of intangible assets.................................................       --              (96,659)
  Unrealized gain on securities available for sale..................................       (413,613)      --
  Other.............................................................................       (400,758)      (145,455)
                                                                                      -------------  -------------
Total deferred tax liabilities......................................................     (1,855,652)    (1,330,360)
                                                                                      -------------  -------------
Net deferred tax assets (liabilities)...............................................  $    (738,914) $     812,920
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    The Company evaluated the available evidence supporting the realization of its deferred tax assets and determined it is more likely than not that the assets will be realized.

    The provision for income taxes charged to operations consists of the following:

                                                                                    YEAR ENDED DECEMBER 31
                                                                            --------------------------------------
                                                                                1995          1994         1993
                                                                            ------------  ------------  ----------
Current tax expense.......................................................  $  2,030,602  $  1,627,906  $  822,796
Deferred tax expense (benefit)............................................        24,950      (232,134)    (97,572)
                                                                            ------------  ------------  ----------
                                                                            $  2,055,552  $  1,395,772  $  725,224
                                                                            ------------  ------------  ----------
                                                                            ------------  ------------  ----------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11.  INCOME TAXES AND CHANGE IN ACCOUNTING PRINCIPLE (CONTINUED)
    The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income as follows:

                                                                                   YEAR ENDED DECEMBER 31
                                                                           ---------------------------------------
                                                                               1995          1994         1993
                                                                           ------------  ------------  -----------
Computed "expected" tax expense..........................................  $  1,989,604  $  1,340,055  $   742,923
Increase (decrease) in income taxes resulting from:
  State income taxes, net of federal tax benefit.........................       355,473       245,489      125,192
  Tax-exempt interest income (net of disallowed expenses)................      (354,330)     (324,612)    (160,485)
  Intangible asset amortization..........................................        76,821        76,821      --
  Other..................................................................       (12,016)       58,019       17,594
                                                                           ------------  ------------  -----------
                                                                           $  2,055,552  $  1,395,772  $   725,224
                                                                           ------------  ------------  -----------
                                                                           ------------  ------------  -----------

    As discussed in Note 1, effective January 1, 1993, the Company adopted the provisions of FASB Statement No. 109. This resulted in the recognition of $106,168 of deferred tax assets at January 1, 1993, which was included in the consolidated statement of income as a cumulative effect of a change in accounting principle.

NOTE 12.  COMMITMENTS, CONTINGENCIES, AND CREDIT RISK

    FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

    The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

    The Company's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for these commitments is represented by the contractual amounts of the instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. These commitments were as follows:

                                                                                             DECEMBER 31
                                                                                     ----------------------------
                                                                                         1995           1994
                                                                                     -------------  -------------
Commitments to extend credit.......................................................  $  21,224,000  $  20,860,000
Standby letters of credit..........................................................      2,976,000      2,468,000
                                                                                     -------------  -------------
                                                                                     $  24,200,000  $  23,328,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    COMMITMENTS TO EXTEND CREDIT: Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. If deemed necessary upon extension of credit, the amount of collateral obtained is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, equipment, and real estate.

    STANDBY LETTERS OF CREDIT: Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12. COMMITMENTS, CONTINGENCIES, AND CREDIT RISK (CONTINUED) support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

    INTEREST RATE SWAPS: Interest rate swaps involve the contractual exchange of fixed and floating rate interest payment obligations based on a notional principal amount. The Company enters into interest rate swap contracts to manage interest rate risk caused by fluctuations in interest rates. At December 31, 1995, interest rate swaps totaling $4,480,000 hedged the note payable to a bank and a commercial loan. At December 31, 1994, the interest rate swap totaling $7,000,000 hedged the note payable to a bank. Activity with respect to interest rate swap contracts was as follows:

                                                                                               DECEMBER 31
                                                                                        --------------------------
                                                                                            1995          1994
                                                                                        ------------  ------------
Notional amount outstanding at beginning of year:.....................................  $  7,000,000  $    --
  Additions...........................................................................     1,480,000     7,000,000
  Terminations........................................................................    (4,000,000)      --
                                                                                        ------------  ------------
Notional amount outstanding at end of year............................................  $  4,480,000  $  7,000,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Unrealized gain (loss)................................................................  $    (30,172) $    605,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The Company is a receiver of floating-rate interest and a payer of fixed-rate interest. The weighted average interest rate paid was 5.45 and 5.32 percent and the weighted average interest rate received was 6.13 and 4.39 percent, during 1995 and 1994, respectively. The swaps terminate in January, 1999.

    Interest rate swap contracts will result in gains and losses subsequent to the date of the contract, due to interest rate movements. The Company amortizes the gain or loss on terminated contracts over the original life of the hedge if the hedged item remains outstanding. There were no unamortized gains or losses at December 31, 1995.

    LEASE COMMITMENTS:

    At December 31, 1995, the Company was obligated under noncancelable leases for office space, with terms including renewal options from three to five years. The following is a schedule of future minimum rental payments under the noncancelable operating leases:

YEARS ENDING DECEMBER 31:
  1996............................................................  $ 239,161
  1997............................................................    206,129
  1998............................................................    207,565
  1999............................................................    167,527
  2000............................................................     85,000
                                                                    ---------
                                                                    $ 905,382
                                                                    ---------
                                                                    ---------

    Total rent expense under these leases for the years ended December 31, 1995, 1994, and 1993, was $241,527, $184,384, and $59,424, respectively.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12.  COMMITMENTS, CONTINGENCIES, AND CREDIT RISK (CONTINUED)
    FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK:

    The Banks originate loans to customers who are primarily located in the Minneapolis-St. Paul seven-county metropolitan area and Goodhue County. Although the Banks' loan portfolios are diversified, a substantial portion of their borrowers' ability to repay their loans is dependent on the economic strength of these areas.

NOTE 13.  BENEFIT PLANS

    EMPLOYEE STOCK OWNERSHIP PLAN:

    Contributions to the plan were $309,362, $199,208, and $269,296 in 1995, 1994, and 1993, respectively.

    401(K) PROFIT SHARING PLAN:

    Contributions to the plan were $127,143, $311,726, and $-0- in 1995, 1994, and 1993, respectively.

NOTE 14.  STOCK OPTION PLAN
    In April 1994, the Company's Board of Directors approved the 1994 Stock Option Plan, which authorizes the issuance of up to 100,000 shares of the Company's common stock to key employees and directors of the Company. The plan extends through April 30, 2004. The plan provides for the granting of nonqualified stock options and incentive stock options to purchase common stock of the Company at 100 percent of the repurchase price on the dates of grant.

    Under the plan, options become exercisable over a five-year period beginning one year after date of grant and expire ten years from date of grant. There are no charges or credits to income in connection with the grant or exercise of options. The number and exercise price of options under this plan were as follows:

                                                    OUTSTANDING   EXERCISABLE    EXERCISE PRICE
                                                      OPTIONS       OPTIONS        PER SHARE
                                                    -----------  -------------  ----------------
December 31, 1993.................................           0             0    $              0
                                                                       -----
                                                                       -----
  Options granted May 1, 1994.....................      27,500                             73.46
                                                    -----------                 ----------------
December 31, 1994.................................      27,500             0               73.46
                                                                       -----
                                                                       -----
  Options granted February 1, 1995................      21,333                             79.80
  Options Canceled................................      (1,440)                    73.46 - 79.80
                                                    -----------                 ----------------
December 31, 1995.................................      47,393         5,500    $  73.46 - 79.80
                                                    -----------        -----    ----------------
                                                    -----------        -----    ----------------

NOTE 15.  COMMON STOCK REPURCHASE AGREEMENT
    Article 7 of the Company's bylaws grants the Company the option to purchase the shares of common stock held by a stockholder or his estate in the event of the stockholder's death, insolvency, or desire to sell or transfer shares. If the Company does not exercise its option to purchase the available shares within 60 days, the other stockholders may acquire the shares in proportion to their ownership of the Company. The Company's Employee Stock Ownership Plan may acquire all remaining shares of stock not purchased by other stockholders.

    The repurchase price of common stock shall be equal to one hundred fifty percent (150%) of the adjusted consolidated tangible book value of the Company. This is defined to include all equity accounts of the Company but shall not include any cumulative unrealized gain or loss on investment securities available for sale, less the adjusted intangible assets recorded, divided by the number of shares outstanding. The per share repurchase price as of December 31, 1995, was $93.06.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 16.  LOANS AND OTHER TRANSACTIONS WITH RELATED PARTIES
    Stockholders of the Company, and officers and directors, including their families and companies of which they are principal owners, are considered to be related parties. These related parties were loan customers of, and had other transactions with, the Company in the ordinary course of business. In management's opinion, these loans and transactions were on the same terms as those for comparable loans and transactions with nonrelated parties. Total loans to related parties were approximately $11,902,788 and $9,693,885 at December 31, 1995 and 1994, respectively. Activity with respect to related-party loans was as follows:

Balance, December 31, 1994..................................  $    9,693,885
  New loans advanced........................................       4,757,846
  Repayments................................................      (2,548,943)
                                                              --------------
Balance, December 31, 1995..................................  $   11,902,788
                                                              --------------
                                                              --------------

NOTES 17.  REGULATORY CAPITAL REQUIREMENTS
    The Federal Reserve Board and other bank regulatory agencies have adopted risk-based capital guidelines for banks and bank holding companies. The main objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of banking organizations and to take into account the different risks among banking organizations' assets and off-balance sheet items. Bank regulatory agencies have supplemented the risk-based capital standard with a leverage ratio for Tier 1 capital to total reported assets. The minimum leverage ratio standard is 3 percent. Depending upon the judgment of the various regulatory agencies, a greater leverage ratio may be required based upon the relative risk of the organization.

    Below is a comparison of the Company's 1995 actual with the minimum requirements for well capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action Rules:

                                                                                        MINIMUM REQUIREMENTS
                                                                                   ------------------------------
                                                                         1995          WELL         ADEQUATELY
                                                                        ACTUAL      CAPITALIZED     CAPITALIZED
                                                                      -----------  -------------  ---------------
Tier 1 risk-based capital...........................................      12.63%          6.0%            4.0%
Total risk-based capital............................................      13.75          10.0             8.0
Leverage ratio......................................................       8.15           5.0             4.0

    Banking regulations restrict the amount of dividends that may be paid by the Banks without prior approval of bank supervisory authorities.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 18.  ADDITIONAL CASH FLOW INFORMATION

                                                                               YEAR ENDED DECEMBER 31
                                                                   ----------------------------------------------
                                                                        1995            1994            1993
                                                                   --------------  --------------  --------------
NET CASH FLOWS USED FOR INVESTMENT SECURITIES:
  Available-for-sale securities:
    Maturities...................................................  $   47,854,796  $   13,974,815  $     --
    Sales........................................................       7,666,148       7,985,749        --
    Purchases....................................................     (70,933,314)    (24,072,986)       --
  Held-to-maturity securities:
    Maturities...................................................       1,232,302       3,484,667        --
    Purchases....................................................        (216,471)     (5,232,208)       --
  Investment securities:
    Maturities...................................................        --              --            24,501,156
    Sales........................................................        --              --             1,972,318
    Purchases....................................................        --              --           (25,158,167)
                                                                   --------------  --------------  --------------
Net cash flows (used for) from investment securities.............  $  (14,396,539) $   (3,859,963) $    1,315,307
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                                                                                YEAR ENDED DECEMBER 31
                                                                     --------------------------------------------
                                                                         1995            1994            1993
                                                                     -------------  ---------------  ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash payments for interest.......................................  $  12,260,709  $     8,753,626  $  3,765,777
  Cash payments for income taxes...................................      1,884,820        2,216,337       398,472
                                                                     -------------  ---------------  ------------
                                                                     -------------  ---------------  ------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
 ACTIVITIES:
  Securities held for investment reclassified to:
    Held-to-maturity securities....................................  $    --        $    11,447,407  $    --
    Available-for-sale securities..................................       --             71,162,630       --
  Held-to-maturity securities transferred to available-for-sale
   (Note 4)........................................................     11,972,456        --              --
  Net change in unrealized gain (loss) on securities
   available-for-sale..............................................      2,265,172       (1,652,626)      --
  Other real estate acquired in settlement of loans................       --                221,258       --
                                                                     -------------  ---------------  ------------
                                                                     -------------  ---------------  ------------
ACQUISITION OF SUBSIDIARIES:
  Fair value of assets acquired, principally customer loans, investments, property and equipment, and cost in excess of net
   assets acquired, excluding net cash acquired                      $    --        $   166,762,616  $    --
  Fair value of deposits and other liabilities assumed.............       --           (154,876,901)      --
  Common stock issued for acquisition of GCFC......................       --             (8,852,856)      --
                                                                     -------------  ---------------  ------------
Net cash paid......................................................       --              3,032,859       --
Cash acquired......................................................       --              6,231,125       --
                                                                     -------------  ---------------  ------------
Cash paid..........................................................  $    --        $     9,263,984  $    --
                                                                     -------------  ---------------  ------------
                                                                     -------------  ---------------  ------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 19.  FAIR VALUES OF FINANCIAL INSTRUMENTS
    The estimated fair values of the Company's financial instruments are as follows:

                                                                          DECEMBER 31
                                                 --------------------------------------------------------------
                                                              1995                            1994
                                                 ------------------------------  ------------------------------
                                                    CARRYING          FAIR          CARRYING          FAIR
                                                     AMOUNT          VALUE           AMOUNT          VALUE
                                                 --------------  --------------  --------------  --------------
Financial assets:
  Cash and due from banks......................  $   20,513,154  $   20,513,154  $   19,351,643  $   19,351,643
  Federal funds sold...........................       8,725,000       8,725,000       7,975,000       7,975,000
  Investment securities available for sale.....     101,836,962     101,836,962      70,278,070      70,278,070
  Investment securities held to maturity.......        --              --            13,156,388      12,681,148
  Loans and leases.............................     265,904,636     265,669,636     246,981,259     240,395,330
  Less allowance for loan and lease losses.....      (2,899,165)       --            (2,856,288)       --
  Accrued interest receivable..................       3,180,346       3,180,346       2,742,358       2,742,358
  Cash surrender value of life insurance.......       9,116,888       9,116,888       8,485,485       8,485,485
Financial liabilities:
  Deposits.....................................     340,723,249     341,692,249     312,946,989     312,523,082
  Securities sold under repurchase
   agreements..................................      23,173,292      23,173,292      27,746,565      27,746,565
  Accrued interest payable.....................       2,163,556       2,163,556       1,576,213       1,576,213
  Notes payable and other borrowings...........      15,762,119      15,801,470      12,412,281      12,182,983
Off-balance sheet financial instruments:
  Interest rate swaps in a net gain (loss)
   position....................................        --               (30,172)       --               605,000

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20.  PARENT COMPANY FINANCIAL INFORMATION
    Condensed financial information for United Community Bancshares, Inc. (parent company only) follows:

                            CONDENSED BALANCE SHEETS

                                                                                   DECEMBER 31
                                                                         -------------------------------
                                                        JUNE 30, 1996         1995             1994
                                                        --------------   --------------   --------------
                                                         (UNAUDITED)
Assets:
  Cash and due from banks.............................  $        7,612   $      112,503   $       36,869
  Advances to nonbank subsidiaries....................       1,175,000          600,000         --
  Property and equipment, net.........................         217,902          215,098        1,257,782
  Accrued interest receivable.........................           6,690            3,548         --
  Cash surrender value of life insurance..............         712,823          696,709        1,433,883
  Intangible assets, net..............................         575,000          760,000        1,130,000
  Other assets........................................         600,414          231,521        1,141,876
  Investment in bank subsidiaries.....................      36,370,543       35,672,594       30,696,843
  Investment in nonbank subsidiaries..................       2,883,032        2,723,190        1,531,224
                                                        --------------   --------------   --------------
Total assets..........................................  $   42,549,016   $   41,015,163   $   37,228,477
                                                        --------------   --------------   --------------
                                                        --------------   --------------   --------------
Liabilities and stockholders' equity:
  Accrued expenses and other liabilities..............  $      474,490   $      646,569   $      653,526
  Notes payable.......................................       3,575,000        3,400,000        9,050,000
                                                        --------------   --------------   --------------
Total liabilities.....................................       4,049,490        4,046,569        9,703,526
Stockholders' equity..................................      38,499,526       36,968,594       27,524,951
                                                        --------------   --------------   --------------
Total liabilities and stockholders' equity............  $   42,549,016   $   41,015,163   $   37,228,477
                                                        --------------   --------------   --------------
                                                        --------------   --------------   --------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20.  PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

                         CONDENSED STATEMENTS OF INCOME

                                                      SIX MONTHS ENDED JUNE 30
                                                                                               YEAR ENDED DECEMBER 31
                                                    -----------------------------   ---------------------------------------------
                                                        1996            1995            1995            1994            1993
                                                    -------------   -------------   -------------   -------------   -------------
                                                             (UNAUDITED)
Dividend income from bank subsidiaries............  $   1,300,000   $   1,100,000   $   2,100,000   $   1,550,000   $     800,000
Management fee income from bank subsidiaries......        268,800         207,600         450,800         855,573        --
Management fee income from nonbank subsidiaries...         32,400          11,700          23,400          16,232        --
Interest income from nonbank subsidiaries.........         31,920        --                11,012        --              --
Other income......................................         19,587          15,139          35,614          67,030        --
                                                    -------------   -------------   -------------   -------------   -------------
Total income......................................      1,652,707       1,334,439       2,620,826       2,488,835         800,000
                                                    -------------   -------------   -------------   -------------   -------------
Interest expense..................................        126,500         277,477         424,533         583,964          45,357
Salaries and employee benefits....................        915,731         658,341       1,467,509       1,136,502          25,655
Occupancy.........................................         35,087          21,230          55,214         205,342        --
Depreciation......................................         38,150          35,214          69,863         229,680        --
Amortization of intangibles.......................        185,000         185,000         370,000         370,000        --
Other.............................................        103,195          77,270         180,979         402,908         178,400
                                                    -------------   -------------   -------------   -------------   -------------
Total expenses....................................      1,403,663       1,254,532       2,568,098       2,928,396         249,412
                                                    -------------   -------------   -------------   -------------   -------------
Income (loss) before income tax benefit and equity
 in undistributed earnings of subsidiaries........        249,044          79,907          52,728        (439,561)        550,588
Income tax benefit................................        423,087         418,900         831,565         787,410         100,776
                                                    -------------   -------------   -------------   -------------   -------------
Income before equity in undistributed earnings of
 subsidiaries.....................................        672,131         498,807         884,293         347,849         651,364
Equity in undistributed earnings of bank
 subsidiaries.....................................      1,626,542       1,131,732       2,710,578       2,050,046         914,648
Equity in undistributed earnings/(loss) of nonbank
 subsidiaries.....................................        (17,202)         12,910          34,160          35,062        --
                                                    -------------   -------------   -------------   -------------   -------------
Net income........................................  $   2,281,471   $   1,643,449   $   3,629,031   $   2,432,957   $   1,566,012
                                                    -------------   -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------   -------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20.  PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                       SIX MONTHS ENDED JUNE 30
                                                                                                YEAR ENDED DECEMBER 31
                                                     -----------------------------   ---------------------------------------------
                                                         1996            1995            1995            1994            1993
                                                     -------------   -------------   -------------   -------------   -------------
                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................  $   2,281,471   $   1,643,449   $   3,629,031   $   2,432,957   $   1,566,012
  Adjustments to reconcile net income to net cash
   flows from operating activities:
    Equity in undistributed earnings of
     subsidiaries..................................     (1,609,340)     (1,144,642)     (2,744,738)     (2,085,108)       (914,648)
    Depreciation...................................         38,150          35,214          69,863         229,680        --
    Amortization of intangibles....................        185,000         185,000         370,000         370,000        --
    Earnings on cash surrender value of life
     insurance.....................................        (16,114)        (14,859)        (29,764)        (66,906)       --
    Other, net.....................................       (542,845)        351,116         899,849        (357,944)         22,101
                                                     -------------   -------------   -------------   -------------   -------------
Net cash flows from operating activities...........        336,322       1,055,278       2,194,241         522,679         673,465
                                                     -------------   -------------   -------------   -------------   -------------
Cash flows from investing activities:
  Advances to nonbank subsidiaries.................       (575,000)       --              (600,000)       --              --
  Purchases of property and equipment..............        (40,954)        (22,081)        (83,374)     (1,487,462)       --
  Transfer of property and equipment...............       --             1,056,195       1,056,195        --              --
  Purchase of cash surrender value of life
   insurance.......................................       --              --               (36,450)        (36,450)       --
  Transfer of cash surrender value of life
   insurance.......................................       --               803,388         803,388      (1,330,527)       --
  Investments in subsidiaries, net.................       (177,043)     (1,157,806)     (1,157,806)    (17,622,846)       --
  Acquisition of other assets......................       --              --              --            (1,500,000)       --
                                                     -------------   -------------   -------------   -------------   -------------
Net cash flows (used for)/from investing
 activities........................................       (792,997)        679,696         (18,047)    (21,977,285)       --
                                                     -------------   -------------   -------------   -------------   -------------
Cash flows from financing activities:
  Proceeds from notes payable......................      1,175,000        --              --             9,532,420         242,000
  Payments made on notes payable...................     (1,000,000)     (1,750,000)     (5,650,000)     (1,084,420)     (1,211,721)
  Net proceeds from issuance of common stock.......        176,784         161,472       3,549,440      13,035,128         341,870
  Dividends paid...................................       --              --              --              --              (141,138)
                                                     -------------   -------------   -------------   -------------   -------------
Net cash flows (used for)/from financing
 activities........................................        351,784      (1,588,528)     (2,100,560)     21,483,128        (768,989)
                                                     -------------   -------------   -------------   -------------   -------------
Net increase/(decrease) in cash....................       (104,891)        146,446          75,634          28,522         (95,524)
Cash
  Beginning........................................        112,503          36,869          36,869           8,347         103,871
                                                     -------------   -------------   -------------   -------------   -------------
  Ending...........................................  $       7,612   $     183,315   $     112,503   $      36,869   $       8,347
                                                     -------------   -------------   -------------   -------------   -------------
                                                     -------------   -------------   -------------   -------------   -------------

    Federal law prevents United from borrowing from its subsidiary banks unless the loans are secured by specific assets. Such secured loans by any subsidiary bank are generally limited to 10 percent of the subsidiary banks' capital and surplus, and aggregate loans to United and its nonbank subsidiaries are limited to 20 percent of the subsidiary banks' capital and surplus.

    The payment of dividends to United by the subsidiary banks is subject to various federal and state regulatory limitations. A national bank must obtain the approval of the Comptroller of the Currency if the total of all dividends declared in any calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. A Minnesota state-chartered bank must obtain the approval of the Minnesota Department of Commerce if the total of all dividends declared in any calendar year exceeds 50 percent of the bank's net profits for the preceding year.

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 21.  ACQUISITION (UNAUDITED)
    On October 7, 1996, United entered into an agreement with Park Financial Corporation (PFC), a bank holding company headquartered in St. Louis Park, Minnesota, to merge PFC and PFC Acquisition Corp., a wholly-owned subsidiary of United. The merger is subject to the receipt of regulatory approvals and the absence of any material adverse change in the condition of PFC or Park National Bank. United anticipates that the necessary regulatory approvals will be received and the merger will occur in January 1997.

    The aggregate estimated purchase price of $46 million will be obtained from the net proceeds of an $11 million preferred stock offering, the proceeds of a $5 million common stock offering, additional debt financing of $24 million, and cash on hand of $7 million.

    The merger will be accounted for under the purchase method of accounting and, accordingly, the assets and liabilities of Park National Bank will be recorded at their fair values, with any remaining purchase price being allocated to goodwill.

    The purchase price of PFC is the November 30, 1996, book value of PFC, plus a premium, plus a fixed daily accrual representing earnings from November 30, 1996, through the closing date.

    The following is an unaudited summary of PFC's balance sheet as of June 30, 1996 and December 31, 1995, and unaudited results of operations for the year ended December 31, 1995:

                            CONDENSED BALANCE SHEET

                                                                                                    DECEMBER 31,
                                                                                   JUNE 30, 1996        1995
                                                                                   --------------  --------------
                                                                                    (UNAUDITED)     (UNAUDITED)
Assets:
  Cash and due from banks........................................................  $   11,306,786  $   13,169,628
  Interest-bearing deposits with banks...........................................       1,161,000         876,000
  Federal funds sold.............................................................        --             4,900,000
  Investment securities..........................................................      74,144,977      63,764,635
  Loans, net.....................................................................     116,673,197     113,498,772
  Property and equipment, net....................................................       2,071,075       2,130,254
  Other assets...................................................................       2,872,679       2,230,636
                                                                                   --------------  --------------
Total assets.....................................................................  $  208,229,714  $  200,569,925
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Liabilities and stockholders' equity:
  Deposits.......................................................................  $  166,443,237  $  165,753,622
  Securities sold under repurchase agreements....................................      17,208,342      10,665,906
  Accrued expenses and other liabilities.........................................         894,073       1,262,022
                                                                                   --------------  --------------
Total liabilities................................................................     184,545,652     177,681,550
Stockholders' equity.............................................................      23,684,062      22,888,375
                                                                                   --------------  --------------
Total liabilities and stockholders' equity.......................................  $  208,229,714  $  200,569,925
                                                                                   --------------  --------------
                                                                                   --------------  --------------

               UNITED COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 21.  ACQUISITION (UNAUDITED) (CONTINUED)
                         CONDENSED STATEMENT OF INCOME

                                                                                                     DECEMBER 31,
                                                                                                         1995
                                                                                                     -------------
                                                                                                      (UNAUDITED)
Interest income....................................................................................  $  14,968,748
Interest expense...................................................................................      5,671,616
                                                                                                     -------------
Net interest income................................................................................      9,297,132
Provision for loan losses..........................................................................        720,000
                                                                                                     -------------
Net interest income after provision for loan losses................................................      8,577,132
Noninterest income.................................................................................      1,658,712
Noninterest expense................................................................................      6,337,773
                                                                                                     -------------
Income before income taxes.........................................................................      3,898,071
Income tax expense.................................................................................      1,497,263
                                                                                                     -------------
Net income.........................................................................................  $   2,400,808
                                                                                                     -------------
                                                                                                     -------------

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Goodhue County Financial Corporation:

    We have audited the accompanying consolidated balance sheets of Goodhue County Financial Corporation and subsidiaries (the Corporation) as of December 31, 1993 and 1992 and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Goodhue County Financial Corporation and subsidiaries at December 31, 1993 and 1992 and the results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in note 2 to the consolidated financial statements, the Corporation changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES.

                                          KPMG PEAT MARWICK LLP

March 4, 1994
Minneapolis, Minnesota

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1993 and 1992

                                                                                         1993           1992
                                                                                    --------------  -------------
                                                     ASSETS
Cash and due from banks...........................................................  $    6,160,289      8,681,770
Interest-bearing deposits in other banks..........................................          70,836      4,236,138
Federal funds sold................................................................       4,950,000      5,600,000
                                                                                    --------------  -------------
      Cash and cash equivalents...................................................      11,181,125     18,517,908
Investment securities available for sale (market value of $43,013,653 in 1993 and
 $49,049,234 in 1992).............................................................      42,817,189     48,449,936
Loans and leases, net of unearned income..........................................     104,395,435    101,875,239
Allowance for credit losses.......................................................      (1,223,931)    (1,331,434)
                                                                                    --------------  -------------
      Net loans and leases........................................................     103,171,504    100,543,805
Property and equipment, net.......................................................       5,039,918      4,871,036
Accrued income receivable.........................................................       1,282,300      1,220,915
Other assets......................................................................       3,551,705      3,542,133
                                                                                    --------------  -------------
      Total Assets................................................................  $  167,043,741    177,145,733
                                                                                    --------------  -------------
                                                                                    --------------  -------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits:
    Noninterest bearing...........................................................  $   25,883,806     26,797,587
    Interest bearing..............................................................     117,597,967    130,039,263
                                                                                    --------------  -------------
      Total deposits..............................................................     143,481,773    156,836,850
Securities sold under repurchase agreements.......................................       8,554,941      6,405,592
Notes payable.....................................................................         357,000        357,000
Accrued interest payable..........................................................         596,475        732,113
Accrued expenses and other liabilities............................................         462,961        569,888
                                                                                    --------------  -------------
                                                                                       153,453,150    164,901,443
                                                                                    --------------  -------------
Shareholders' equity:
  12% cumulative preferred stock $25 par value, 15,000 shares authorized, 11,050
   shares issued and outstanding..................................................         276,244        276,244
  18% noncumulative preferred stock $100 par value, 33,000 shares authorized,
   25,574 shares issued and outstanding...........................................       2,557,363      2,557,363
                                                                                    --------------  -------------
      Total preferred shareholders' equity........................................       2,833,607      2,833,607
                                                                                    --------------  -------------
    Common stock -- $10 par value, 15,000 shares authorized, 11,050 shares issued
     and outstanding..............................................................         110,497        110,497
    Additional paid-in capital....................................................         171,450        171,450
    Retained earnings.............................................................      10,475,037      9,128,736
                                                                                    --------------  -------------
      Total common shareholders' equity...........................................      10,756,984      9,410,683
                                                                                    --------------  -------------
      Total shareholders' equity..................................................      13,590,591     12,244,290
                                                                                    --------------  -------------
      Total liabilities and shareholders' equity..................................  $  167,043,741    177,145,733
                                                                                    --------------  -------------
                                                                                    --------------  -------------

          See accompanying notes to consolidated financial statements.

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                     Years ended December 31, 1993 and 1992

                                                                                           1993           1992
                                                                                       -------------  ------------
Interest income:
  Interest and fees on loans and leases..............................................  $   9,725,971    10,488,456
  Interest on federal funds sold.....................................................        145,786       109,461
  Interest on deposits in other banks................................................        107,343       164,434
  Interest on investment securities:
    Taxable..........................................................................      2,383,653     2,877,589
    Exempt from federal income tax...................................................        143,973       204,859
                                                                                       -------------  ------------
      Total interest on investment securities........................................      2,527,626     3,082,448
                                                                                       -------------  ------------
      Total interest income..........................................................     12,506,726    13,844,799
                                                                                       -------------  ------------
Interest expense:
  Interest on deposits...............................................................      4,585,589     5,948,507
  Interest on short-term borrowings..................................................        272,392       259,202
  Interests on notes payable.........................................................         31,552        33,135
                                                                                       -------------  ------------
      Total interest expense.........................................................      4,889,533     6,240,844
                                                                                       -------------  ------------
      Net interest income............................................................      7,617,193     7,603,955
Provisions for credit losses.........................................................        304,628       242,984
                                                                                       -------------  ------------
      Net interest income after provision for credit losses..........................      7,312,565     7,360,971
                                                                                       -------------  ------------
Noninterest income:
  Service charges on deposit accounts................................................        943,514       873,049
  Investment securities transactions.................................................        210,256        11,290
  Annuity and investment commissions.................................................        107,628       145,909
  Other..............................................................................        537,397       574,297
                                                                                       -------------  ------------
      Total noninterest income.......................................................      1,798,795     1,604,545
                                                                                       -------------  ------------
Noninterest expense:
  Salaries and employee benefits.....................................................      3,954,059     3,708,259
  Occupancy expenses, net............................................................        931,063       818,998
  Data processing....................................................................        202,514       195,907
  Professional services..............................................................        545,658       291,321
  Federal deposit insurance expense..................................................        336,996       336,304
  Marketing..........................................................................        161,904       135,117
  Other..............................................................................        967,716       877,648
                                                                                       -------------  ------------
      Total noninterest expense......................................................      7,099,910     6,363,554
                                                                                       -------------  ------------
      Income before income taxes and cumulative effect of change in accounting
       principle.....................................................................      2,011,450     2,601,962
Provision for income taxes...........................................................        707,000       924,000
                                                                                       -------------  ------------
      Income before cumulative effect of change in accounting principle..............      1,304,450     1,677,962
                                                                                       -------------  ------------
Cumulative effect of change in accounting principle..................................         75,000             0
                                                                                       -------------  ------------
      Net income.....................................................................  $   1,379,450     1,677,962
                                                                                       -------------  ------------
                                                                                       -------------  ------------

          See accompanying notes to consolidated financial statements.

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     Years ended December 31, 1993 and 1992

                                          12% CUMULATIVE                                ADDITIONAL
                                            PREFERRED     18% NONCUMULATIVE   COMMON      PAID-IN      RETAINED
                                              STOCK        PREFERRED STOCK     STOCK      CAPITAL      EARNINGS       TOTAL
                                          --------------  -----------------  ---------  -----------  ------------  ------------
Balance December 31, 1991...............    $  285,244         2,670,183       114,097     687,424      7,496,710    11,253,658
Net income..............................             0                 0             0           0      1,677,962     1,677,962
Stock issued............................           800             7,828           320      24,031              0        32,979
Stock redeemed..........................        (9,800)         (120,648)       (3,920)   (540,005)             0      (674,373)
Preferred stock dividends declared......             0                 0             0           0        (45,936)      (45,936)
                                          --------------  -----------------  ---------  -----------  ------------  ------------
Balance December 31, 1992...............       276,244         2,557,363       110,497     171,450      9,128,736    12,244,290
Net income..............................             0                 0             0           0      1,379,450     1,379,450
Preferred stock dividends declared......             0                 0             0           0        (33,149)      (33,149)
                                          --------------  -----------------  ---------  -----------  ------------  ------------
Balance December 31, 1993...............    $  276,244         2,557,363       110,497     171,450     10,475,037    13,590,591
                                          --------------  -----------------  ---------  -----------  ------------  ------------
                                          --------------  -----------------  ---------  -----------  ------------  ------------

          See accompanying notes to consolidated financial statements.

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1993 and 1992

                                                                                          1993           1992
                                                                                     --------------  -------------
Cash flows from operating activities:
  Net income.......................................................................  $    1,379,450      1,677,962
  Adjustments to reconcile net income to net cash flows from (used in) operating activities:
    Provision for credit losses....................................................         304,628        242,984
    Depreciation and amortization..................................................         409,320        555,093
    Investment securities transactions.............................................        (210,256)       (11,290)
    FHLB stock dividends...........................................................         (28,900)       (60,730)
    Deferred income taxes..........................................................         (79,000)       (62,000)
    Accrued income receivable......................................................         (61,385)       294,654
    Accrued interest payable.......................................................        (135,638)      (257,666)
    Other assets, net..............................................................         (12,572)      (578,632)
    Accrued expenses and other liabilities, net....................................         (27,927)    (6,095,406)
                                                                                     --------------  -------------
      Net cash flows from (used in) operating activities...........................       1,537,720     (4,295,031)
                                                                                     --------------  -------------
Cash flows used in investing activities:
  Proceeds from sales of investment securities.....................................       9,145,845        302,251
  Proceeds from maturities of investment securities................................      39,980,168     34,978,370
  Purchases of investment securities...............................................     (43,125,000)   (28,257,209)
  Loans and leases, net............................................................      (2,932,327)    (4,785,836)
  Purchases of property and equipment, net.........................................        (704,312)      (473,522)
                                                                                     --------------  -------------
      Net cash flows from investing activities.....................................       2,364,374      1,764,054
                                                                                     --------------  -------------
Cash flows from financing activities:
  Deposits, net....................................................................     (13,355,077)     6,545,628
  Securities sold under repurchase agreements, net.................................       2,149,349        751,734
  Stock issued.....................................................................               0         32,979
  Stock redeemed...................................................................               0       (674,373)
  Dividends paid...................................................................         (33,149)       (45,936)
                                                                                     --------------  -------------
      Net cash flows from (used in) financing activities...........................     (11,238,877)     6,610,032
                                                                                     --------------  -------------
      Net (decrease) increase in cash and cash equivalents.........................      (7,336,783)     4,079,055
Cash and cash equivalents:
  Beginning of year................................................................      18,517,908     14,438,853
                                                                                     --------------  -------------
  End of year......................................................................  $   11,181,125     18,517,908
                                                                                     --------------  -------------
                                                                                     --------------  -------------

          See accompanying notes to consolidated financial statements.

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

(1) BUSINESS

    Goodhue County Financial Corporation and subsidiaries (the Corporation) provide a full range of banking and financial services to individual and commercial customers who are primarily located in southeastern Minnesota and western Wisconsin. The Corporation is subject to competition from other financial institutions. The Corporation is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

(2) SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements of the Corporation are prepared in conformity with generally accepted accounting principles and prevailing practices in the banking industry. The following summarizes significant accounting policies used in preparing the consolidated financial statements.

    CONSOLIDATION

    The consolidated financial statements of the Corporation include the accounts of Goodhue County Financial Corporation (the Parent), The Goodhue County National Bank of Red Wing (the Bank) and Consumers Credit Corporation, a consumer finance company. All material intercompany accounts and transactions have been eliminated.

    BASIS OF FINANCIAL STATEMENT PRESENTATION

    In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenue and expenses for the period. Actual results may differ from those estimates.

    Material estimates include the determination of the allowance for credit losses. Management believes that the allowance for credit losses is adequate.

    CONSOLIDATED STATEMENTS OF CASH FLOWS

    For the purpose of the consolidated statements of cash flows, cash and due from banks, interest-bearing deposits in other banks and federal funds sold are considered to be cash and cash equivalents. Cash payments for interest expense and income taxes were approximately $5,025,000 and $344,000, respectively, for the year ended December 31, 1993 and $6,499,000 and $1,406,000 respectively, for the year ended December 31, 1992.

    INVESTMENT SECURITIES AVAILABLE FOR SALE

    Investment securities available for sale are carried at the lower of aggregate amortized cost or market value. Gains and losses on sales of investment securities are computed on a specific-identification basis.

    LOANS AND LEASES

    Loans are carried at the principal amount outstanding. Recognition of interest income on loans is suspended when collectibility of principal or interest is uncertain or principal or interest payments are 90 or more days delinquent, unless, in the opinion of management, the loan is both well secured and in process of collection. When loans are placed on a cash basis (nonaccrual), any accrued interest receivable is charged against interest income of the current year, or the allowance for credit losses, if accrued in a prior year.

    Payments of principal or interest received on cash-basis loans are applied to reduce loan principal or reported as interest income, depending on the judgment of management as to the ultimate collectibility of

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992
the remaining loan amount. A cash-basis loan may be returned to accrual basis when principal and interest payments are fully current and, in the opinion of management, the collection of all future principal and interest payments is reasonably assured.

    The Bank provides equipment financing to lessees through finance leasing arrangements. Leases are carried at the aggregate of lease rental payments receivable, estimated residual values and unearned income. Unearned income, including investment tax credits, is amortized over the lease terms by methods producing level rates of return on net investments in leases. Estimated residual values are recorded based on estimates by management of future equipment values at the maturity of the leases.

    ALLOWANCE FOR CREDIT LOSSES

    An allowance for credit losses is maintained which is considered adequate to absorb losses inherent in the loan and lease portfolios. A judgment is made by management as to the adequacy of the allowance considering credit losses charged to the allowance during the period, changes in the size, nature and risk of credit portfolios, and general economic and business conditions. While management uses information currently available to recognize losses on loans and leases, future additions to the allowance may be necessary based upon changes in economic conditions.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on accelerated methods for assets placed in service prior to 1984 and a straight-line method for assets placed in service thereafter over the estimated useful lives of the assets.

    INCOME TAXES

    The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS No.
109), effective for fiscal years beginning after December 15, 1992. The Corporation implemented SFAS No. 109 for the year ended December 31, 1993 and the impact was an increase in the net deferred tax asset of approximately $75,000.

    The Corporation files a consolidated federal and a unitary state income tax return.

    DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (SFAS No. 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow analysis or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented in note 15 do not represent the underlying value of the Bank.

    RECLASSIFICATIONS

    The prior year's financial statements are reclassified to conform with any significant changes in current financial statement presentation.

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

(3) INVESTMENT SECURITIES AVAILABLE FOR SALE

    Amortized cost and estimated market value of investment securities available for sale at December 31, 1993 were:

                                                                      GROSS        GROSS
                                                      AMORTIZED    UNREALIZED   UNREALIZED    ESTIMATED
                                                        COST          GAINS       LOSSES     MARKET VALUE
                                                    -------------  -----------  -----------  ------------
U.S. Treasury securities..........................  $  16,049,556      52,727       36,345    16,065,938
U.S. agency securities............................      6,836,865         886       20,426     6,817,325
States and political subdivisions.................      2,048,939      84,153        8,970     2,124,122
Corporate securities..............................      3,255,946     152,854            0     3,408,800
                                                    -------------  -----------  -----------  ------------
                                                       28,191,306     290,620       65,741    28,416,185
                                                    -------------  -----------  -----------  ------------
Mortgage-backed securities:
  Federal agencies................................     12,046,881      10,036       46,952    12,009,965
  Collateralized mortgage obligations.............      1,779,302      33,862       25,361     1,787,803
                                                    -------------  -----------  -----------  ------------
    Total mortgage-backed securities..............     13,826,183      43,898       72,313    13,797,768
Federal Reserve stock.............................         52,500           0            0        52,500
FHLB stock........................................        746,700           0            0       746,700
Other stock.......................................            500           0            0           500
                                                    -------------  -----------  -----------  ------------
                                                    $  42,817,189     334,518      138,054    43,013,653
                                                    -------------  -----------  -----------  ------------
                                                    -------------  -----------  -----------  ------------

    The amortized cost and estimated market value of U.S. Treasury, U.S. agency, state and political subdivision, and corporate securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                             ESTIMATED
                                                                               AMORTIZED       MARKET
                                                                                 COST          VALUE
                                                                             -------------  ------------
Due in one year or less....................................................  $   4,960,919     5,023,035
Due after one year through five years......................................     22,135,945    22,255,325
Due after five years through ten years.....................................        725,528       720,597
Due after ten years........................................................        368,914       417,228
                                                                             -------------  ------------
                                                                             $  28,191,306    28,416,185
                                                                             -------------  ------------
                                                                             -------------  ------------

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

    Amortized cost and estimated market value of investment securities available for sale at December 31, 1992 were:

                                                                      GROSS        GROSS
                                                      AMORTIZED    UNREALIZED   UNREALIZED    ESTIMATED
                                                        COST          GAINS       LOSSES     MARKET VALUE
                                                    -------------  -----------  -----------  ------------
U.S. Treasury securities..........................  $   4,004,805      49,958            0     4,054,763
U.S. agency securities............................      4,971,645           0            0     4,971,645
States and political subdivisions.................      2,269,634      93,103          852     2,361,885
Corporate securities..............................      4,271,056     184,200            0     4,455,256
                                                    -------------  -----------       -----   ------------
                                                       15,517,140     327,261          852    15,843,549
                                                    -------------  -----------       -----   ------------
Mortgage-backed securities:
  Federal agencies................................     29,452,659     256,150        3,128    29,705,681
  Collateralized mortgage obligations.............      2,709,337      19,867            0     2,729,204
                                                    -------------  -----------       -----   ------------
    Total mortgage-backed securities..............     32,161,996     276,017        3,128    32,434,885
Federal Reserve stock.............................         52,500           0            0        52,500
FHLB stock........................................        717,800           0            0       717,800
Other stock.......................................            500           0            0           500
                                                    -------------  -----------       -----   ------------
                                                    $  48,449,936     603,278        3,980    49,049,234
                                                    -------------  -----------       -----   ------------
                                                    -------------  -----------       -----   ------------

    Proceeds from the sale of investment securities during 1993 were $9,145,845. Gross gains of $210,256 were realized on the sale. Proceeds from the sale of investment securities during 1992 were $302,251. Gross gains of $11,290 were realized on the sale.

    At December 31, 1993 and 1992, the Corporation held no obligations of states (including political subdivisions of such states) which exceeded 10% of shareholders' equity.

    Investment securities carried at approximately $26 million and $29 million were pledged at December 31, 1993 and 1992, respectively, to secure certain deposits and securities sold under repurchase agreements.

    In May 1993 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, which will be adopted by the Company on January 1, 1994. The statement requires that securities be classified into one of three categories: trading account securities, securities available for sale, or securities held to maturity. Securities classified as available for sale must be reported at fair value with unrealized gains and losses reported, net of tax, as a separate component of stockholders' equity. As of December 31, 1993, net unrealized gains related to securities classified as available for sale on adoption of SFAS No. 115 were $196,464 before income taxes.

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

(4) LOANS AND LEASES

    The carrying amount of loans and leases at December 31, consisted of:

                                                                     1993           1992
                                                                --------------  -------------
Commercial and agricultural loans.............................  $   38,824,168     35,522,003
Real estate loans.............................................      38,435,645     39,668,676
  Less unearned income........................................         (80,579)       (63,623)
Consumer loans................................................      21,096,234     20,453,389
  Less unearned income........................................        (378,069)      (369,809)
Lease financing...............................................       7,542,674      7,780,529
  Less unearned income........................................      (1,044,638)    (1,115,926)
                                                                --------------  -------------
                                                                $  104,395,435    101,875,239
                                                                --------------  -------------
                                                                --------------  -------------

    The Bank originates loans to individual and commercial customers who are primarily located in southeastern Minnesota and western Wisconsin. Although the Bank has a diversified loan portfolio, a substantial portion of its borrowers' ability to honor their loans is dependent on the economic strength of southeastern Minnesota and western Wisconsin.

    Certain directors and executive officers of the Parent and Bank, including their immediate families and companies in which they are principal owners, are loan customers of the Bank. These loans were made in the ordinary course of business at normal credit terms and do not represent more than a usual risk of collection. The amounts of these loans outstanding at December 31, 1993 and 1992 were approximately $3,958,000 and $2,572,000, respectively.

(5) ALLOWANCE FOR CREDIT LOSSES

    A summary of transactions affecting the allowance for credit losses for the years ended December 31 is as follows:

                                                                         1993         1992
                                                                     ------------  ----------
Balance at beginning of year.......................................  $  1,331,434   1,320,509
Provision for credit losses........................................       304,628     242,984
Credit losses......................................................      (495,541)   (310,467)
Recoveries of credit losses........................................        83,410      78,408
                                                                     ------------  ----------
    Net credit losses..............................................      (412,131)   (232,059)
                                                                     ------------  ----------
Balance at end of year.............................................  $  1,223,931   1,331,434
                                                                     ------------  ----------
                                                                     ------------  ----------

    Nonperforming assets at December 31 were:

                                                                            1993       1992
                                                                         ----------  ---------
Cash-basis loans.......................................................  $  576,021    225,728
Other real estate owned................................................     232,936    141,003
                                                                         ----------  ---------
                                                                         $  808,957    366,731
                                                                         ----------  ---------
                                                                         ----------  ---------

    There were no material commitments to lend funds to customers whose loans were classified as nonperforming at December 31, 1993.

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

    In 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, which must be adopted for the Corporation's 1995 financial statements. It requires that impaired loans, as defined within SFAS No. 114, be measured based on the present value of expected future cash flow discounted at the loan's effective rate, at the loan's market price, or the fair value of the collateral if the loan is collateral dependent. The adoption of SFAS No. 114 is not expected to have a material effect on the Corporation's consolidated financial statements.

(6) PROPERTY AND EQUIPMENT

    Property and equipment at December 31 consisted of:

                                                                       1993          1992
                                                                   -------------  -----------
Land, buildings and improvements.................................  $   5,483,780    5,318,435
Furniture and equipment..........................................      3,663,028    3,159,406
Accumulated depreciation.........................................     (4,106,890)  (3,606,805)
                                                                   -------------  -----------
                                                                   $   5,039,918    4,871,036
                                                                   -------------  -----------
                                                                   -------------  -----------

(7) DEPOSITS AND RESERVE REQUIREMENTS

    Deposits at December 31 consisted of:

                                                                     1993           1992
                                                                --------------  -------------
Deposits without stated maturity:
  Demand and other noninterest bearing........................  $   25,883,806     25,797,587
  Regular savings.............................................      14,081,428     13,148,999
  NOW accounts................................................      12,212,093     14,046,451
  Super NOW accounts..........................................       2,611,595      1,985,865
  Money market deposit accounts...............................      25,701,247     34,363,929
                                                                --------------  -------------
    Total deposits without stated maturity....................      80,490,169     90,342,831
Savings certificates..........................................      56,037,921     63,197,934
Certificates of deposit of $100,000 or more...................       6,953,683      3,296,085
                                                                --------------  -------------
                                                                $  143,481,773    156,836,850
                                                                --------------  -------------
                                                                --------------  -------------

    Interest expense on certificates of deposit of $100,000 or more for the years ended December 31, 1993 and 1992 was approximately $97,000 and $176,000, respectively.

    The Bank is required by Federal Reserve Board regulations to maintain certain average minimum reserve balances. The amount of the required reserve balance is included in cash and due from banks and at December 31, 1993 was $200,000.

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

(8) SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

    Securities sold under repurchase agreements are U.S. Treasury and federal agency securities and generally mature in 30 to 90 days. Details of these borrowings for the years ended December 31 were:

                                                                    1993            1992
                                                               ---------------  -------------
Balance as of December 31....................................  $   8,554,941      6,405,592
Average interest rate as of December 31......................           2.69%          3.70%
Average annual balance.......................................  $   8,553,851      5,729,604
Average annual interest rate.................................           3.12%          4.52%
Highest balance at any month end.............................  $  12,813,116      6,405,592

(9) NOTES PAYABLE

    Notes payable at December 31 related to consumer finance company operations. The notes are 6.00% to 11.50% unsecured notes payable to certain individuals with original maturities of three to five years. The notes provide for semiannual payments of interest. Principal maturities of notes payable at December 31, 1993 were:

                                                                                      AMOUNT
                                                                                    ----------
1994..............................................................................  $  172,000
1995..............................................................................     114,000
1996..............................................................................      71,000
                                                                                    ----------
                                                                                    $  357,000
                                                                                    ----------
                                                                                    ----------

(10) SHAREHOLDERS' EQUITY

    The holders of the 12% cumulative preferred stock are entitled to one and one-half votes per share. The 12% cumulative preferred stock is redeemable at the option of the Corporation at $26.25 per share together with any accrued and unpaid dividends. In the event of liquidation of the Corporation, the holders of the 12% preferred stock are entitled to the stock's par value ($25 per share) together with any accrued and unpaid dividends. If insufficient assets exist to provide the holders of both classes of preferred stock the respective stock's par value, then any accrued and unpaid dividends on the 12% preferred stock shall be paid first and any remaining assets shall be used to pay the respective par value of the two classes of preferred stock without preference. The Corporation declared dividends of $3 per share on the 12% cumulative preferred stock in 1993 and 1992.

    The 18% noncumulative preferred stock is redeemable at the Corporation's option at $118 per share together with any dividends declared but unpaid. In the event of liquidation of the Corporation, the holders of the 18% noncumulative preferred stock are entitled to the stock's par value ($100 per share) together with any declared but unpaid dividends. The 18% noncumulative preferred stock has preference upon liquidation over the common stock. If insufficient assets exist in the event of liquidation, then the order of preference is as provided above. The Corporation declared no dividend in 1993 and dividends of $.50 per share on the 18% noncumulative preferred stock in 1992.

    All cumulative dividends on the 12% cumulative preferred stock must be paid prior to any payment of dividends on the 18% noncumulative preferred stock. No cash dividends may be declared on the common stock in any year unless an 18% dividend has been declared in that year on the 18% noncumulative preferred stock.

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

(11) RESTRICTION OF DIVIDENDS FROM BANK

    National banking laws restrict the payment of dividends by the Bank. The prior approval of the Comptroller of the Currency is required if dividends declared in any calendar year by a national bank exceed the total of its net income, as defined, for the current year and retained earnings for the two preceding years. Under this limitation and considering regulatory capital requirements, additional dividends of up to approximately $1,875,000 could be declared by the Bank at December 31, 1993 without prior regulatory approval.

(12) INCOME TAXES

    The components of income tax expense (benefit) for the years ended December 31 were:

                                                                            1993       1992
                                                                         ----------  ---------
Current:
  Federal..............................................................  $  531,500    756,000
  State................................................................     179,500    230,000
                                                                         ----------  ---------
    Total current......................................................     711,000    986,000
                                                                         ----------  ---------
Deferred:
  Federal..............................................................      (9,000)   (57,000)
  State................................................................       5,000     (5,000)
                                                                         ----------  ---------
    Total deferred.....................................................      (4,000)   (62,000)
                                                                         ----------  ---------
                                                                         $  707,000    924,000
                                                                         ----------  ---------
                                                                         ----------  ---------

    Deferred tax liabilities (assets) at December 31 included the following temporary differences:

                                                                          1993         1992
                                                                       -----------  ----------
Provisions for credit losses.........................................  $  (328,666)   (214,200)
Leasing transactions.................................................            0      48,045
Depreciation.........................................................      125,159      57,165
FHLB stock dividend..................................................       36,047      31,336
Real estate taxes....................................................       49,296           0
Other, net...........................................................        9,020        (599)
                                                                       -----------  ----------
                                                                       $  (109,144)    (78,253)
                                                                       -----------  ----------
                                                                       -----------  ----------

    A reconciliation from the statutory federal income tax rate to the effective tax rate for the years ended December 31 follows:

                                                                               1993          1992
                                                                           ------------  ------------
Statutory federal income tax rate........................................       34.0%         34.0%
State income taxes, net of federal income tax benefit....................        6.1           5.7
Tax-exempt income, net of nondeductible expense..........................       (2.8)         (2.6)
Increase in cash value of life insurance.................................       (1.7)         (2.0)
Other, net...............................................................        (.5)           .4
                                                                                 ---           ---
  Effective tax rate.....................................................       35.1%         35.5%
                                                                                 ---           ---
                                                                                 ---           ---

    In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS No.
109). Under the asset and liability method of

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992
SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    The Company adopted the provisions of SFAS No. 109 without restating prior years' financial statements, resulting in an increase of the net deferred tax asset of approximately $75,000 as of January 1, 1993. This amount was reported separately as a cumulative effect of a change in the method of accounting for income taxes in the consolidated statement of income for the year ended December 31, 1993.

    The Bank has determined that it is not required to establish a valuation reserve for the deferred tax asset. Management believes it is more likely than not that the federal portion of the deferred tax asset will be realized through carryback to taxable income in prior years or future reversals of existing taxable temporary differences. Based on the Bank's historical level of taxable income and their projections for future taxable income over the periods the state portion of the deferred tax asset is deductible, management also believes it is more likely than not that the state portion of the deferred tax asset will be realized through future taxable income. There can be no assurance, however, that the Bank will generate any specific level of earnings in the future.

(13) PROFIT SHARING PLAN

    The Corporation maintains a defined contribution profit sharing plan which covers all full-time employees meeting certain minimum employment service requirements. Profit sharing plan expense for the years ended December 31 was $140,738 and $324,459 for 1993 and 1992, respectively.

(14) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments involve, to varying degrees, elements of credit, market (interest rate), or liquidity risk in excess of the amount recognized in the balance sheet.

    The Bank makes contractual commitments to extend credit and lines of credit, which are subject to the Bank's credit approval and monitoring procedures. At December 31, 1993 and 1992 the outstanding commitments to extend credit and lines of credit totaled $6,856,000 and $7,196,000, respectively.

    The Bank guarantees the performance by certain customers of their obligations by issuing standby letters of credit. The risk involved in issuing standby letters of credit is essentially the same as the credit risk involved in extending loan facilities to customers and they are subject to the same credit evaluations. At December 31, 1993 and 1992 the outstanding letters of credit totaled $1,311,000 and $591,000, respectively.

(15) FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107 requires that the Corporation disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Corporation's financial instruments as of December 31.

    CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN OTHER BANKS, AND FEDERAL FUNDS SOLD

    The carrying amount reported in the balance sheet for cash and short-term instruments is a reasonable estimate of fair value.

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

    INVESTMENT SECURITIES AVAILABLE FOR SALE

    Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. See note 3 for fair values of investment securities.

    LOANS AND LEASES

    The fair values of loans and leases are estimated using discounted cash flow analyses on a portfolio basis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value. The carrying amounts (shown net of unearned income) and fair values of loans and leases at December 31 were:

                                                       1993                           1992
                                           -----------------------------  ----------------------------
                                              CARRYING                      CARRYING
                                               AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                           --------------  -------------  -------------  -------------
Commercial and agricultural loans........  $   38,824,168     38,945,384     35,522,003     35,515,311
Real estate loans, net...................      38,355,066     39,672,826     39,605,053     40,354,070
Consumer loans, net......................      20,718,165     20,792,149     20,083,580     20,143,632
Lease financing, net.....................       6,498,036      6,547,577      6,664,603      6,739,399
                                           --------------  -------------  -------------  -------------
    Total loans..........................  $  104,395,435    105,957,936    101,875,239    102,752,412
                                           --------------  -------------  -------------  -------------
                                           --------------  -------------  -------------  -------------

    ACCRUED INTEREST RECEIVABLE

    The carrying amount of accrued interest receivable approximates its fair value.

    COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

    Loan commitment and standby letter of credit fees are not material. As such, there are no carrying amount or fair value disclosures related to these off-balance-sheet financial instruments.

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

    DEPOSITS

    The fair values of deposits without a stated maturity are equal to the amount payable on demand at the reporting date (that is, carrying value). Fair values for certificates of deposit are estimated using discounted cash flow analysis using interest rates currently being offered on certificates. The carrying amount and fair value of deposits at December 31 were:

                                                       1993                           1992
                                           -----------------------------  ----------------------------
                                              CARRYING                      CARRYING
                                               AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                           --------------  -------------  -------------  -------------
Deposits without stated maturity:
  Demand and other noninterest bearing...  $   25,883,806     25,883,806     26,797,587     26,797,587
  Regular savings........................      14,081,428     14,081,428     13,148,999     13,148,999
  NOW accounts...........................      12,212,093     12,212,093     14,046,451     14,046,451
  Super NOW accounts.....................       2,611,595      2,611,595      1,985,865      1,985,865
  Money market deposit accounts..........      25,701,247     25,701,247     34,363,929     34,363,929
                                           --------------  -------------  -------------  -------------
    Total deposits without stated
     maturity............................      80,490,169     80,490,169     90,342,831     90,342,831
Savings certificates.....................      56,037,921     56,582,293     63,197,934     63,781,993
Certificates of deposit of $100,000 or
 more....................................       6,953,683      6,996,702      3,296,085      3,308,135
                                           --------------  -------------  -------------  -------------
    Total deposits.......................  $  143,481,773    144,069,164    156,836,850    157,432,959
                                           --------------  -------------  -------------  -------------
                                           --------------  -------------  -------------  -------------

    SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

    The carrying amounts of overnight repurchase agreements approximate their fair values. Fair values for other repurchase agreements are estimated using discounted cash flow analysis using interest rates currently being offered on repurchase agreements with similar maturities. The carrying amount and fair value of repurchase agreements at December 31 were:

                                                     1993                     1992
                                           ------------------------  ----------------------
                                             CARRYING                 CARRYING
                                              AMOUNT     FAIR VALUE    AMOUNT    FAIR VALUE
                                           ------------  ----------  ----------  ----------
Overnight repurchase agreement...........  $  6,612,941   6,612,941   1,180,330   1,180,330
Other repurchase agreements..............     1,942,000   1,945,799   5,225,262   5,244,365
                                           ------------  ----------  ----------  ----------
Total repurchase agreements..............  $  8,554,941   8,558,740   6,405,592   6,424,695
                                           ------------  ----------  ----------  ----------
                                           ------------  ----------  ----------  ----------

    ACCRUED INTEREST PAYABLE

    The carrying amount of accrued interest payable approximates its fair value.

    NOTES PAYABLE

    Fair values of notes payable related to consumer finance company operations are estimated using discounted cash flow analysis using interest rates currently offered for renewing notes. The carrying amount and fair value of notes payable at December 31, 1993 and 1992 were $357,000 and $366,445, and $357,000 and
$377,653, respectively.

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

(16) PARENT COMPANY FINANCIAL INFORMATION

                            CONDENSED BALANCE SHEETS

                                                                                               DECEMBER 31
                                                                                       ---------------------------
                                                                                           1993           1992
                                                                                       -------------  ------------
Assets:
  Cash...............................................................................  $     533,922       242,190
  Investments in subsidiaries........................................................     13,096,601    11,894,795
  Other assets.......................................................................         18,447       160,425
                                                                                       -------------  ------------
    Total assets.....................................................................  $  13,648,970    12,297,410
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Liabilities and shareholders' equity:
  Accrued expenses and other liabilities.............................................  $      58,379        53,120
  Shareholders' equity...............................................................     13,590,591    12,244,290
                                                                                       -------------  ------------
    Total liabilities and shareholders' equity.......................................  $  13,648,970    12,297,410
                                                                                       -------------  ------------
                                                                                       -------------  ------------

                         CONDENSED STATEMENTS OF INCOME

                                                                                          YEAR ENDED DECEMBER 31
                                                                                         ------------------------
                                                                                             1993         1992
                                                                                         ------------  ----------
Income:
  Dividends from subsidiaries..........................................................  $    750,000     820,000
  Management fees from subsidiaries....................................................       111,610      74,370
                                                                                         ------------  ----------
    Total income.......................................................................       861,610     894,370
Expenses:
  Salaries and employee benefits.......................................................       116,348     112,186
  Other................................................................................       183,618       4,463
                                                                                         ------------  ----------
    Total expenses.....................................................................       299,966     116,649
                                                                                         ------------  ----------
    Income before income taxes and equity in undistributed earnings of subsidiaries....       561,644     777,721
Income tax benefit.....................................................................       (16,000)    (17,000)
                                                                                         ------------  ----------
    Income before equity in undistributed earnings of subsidiaries.....................       577,644     794,721
Equity in undistributed earnings of subsidiaries.......................................       801,806     883,241
                                                                                         ------------  ----------
    Net income.........................................................................  $  1,379,450   1,677,962
                                                                                         ------------  ----------
                                                                                         ------------  ----------

                                                                     (Continued)

             GOODHUE COUNTY FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1993 and 1992

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                          YEAR ENDED DECEMBER 31
                                                                                         ------------------------
                                                                                             1993         1992
                                                                                         ------------  ----------
Cash flows from operating activities:
  Net income...........................................................................  $  1,379,450   1,677,962
  Adjustments to reconcile net income to net cash flows from operating activities:
    Equity in undistributed earnings of subsidiaries...................................      (801,806)   (883,241)
    Other assets, net..................................................................       141,978    (135,366)
    Accrued expenses and other liabilities, net........................................         5,259      (1,975)
                                                                                         ------------  ----------
      Net cash flow from operating activities..........................................       724,881     657,380
                                                                                         ------------  ----------
Cash flows from investing activities:
  Advances to subsidiaries.............................................................      (400,000)          0
                                                                                         ------------  ----------
      Net cash flow used in investing activities.......................................      (400,000)          0
                                                                                         ------------  ----------
Cash flows from financing activities:
  Stock issued.........................................................................             0      32,979
  Stock redeemed.......................................................................             0    (674,373)
  Dividends paid.......................................................................       (33,149)    (45,936)
                                                                                         ------------  ----------
      Net cash flow used in financing activities.......................................       (33,149)   (687,330)
                                                                                         ------------  ----------
      Net increase (decrease) in cash..................................................       291,732     (29,950)
Cash:
  Beginning of year....................................................................       242,190     272,140
                                                                                         ------------  ----------
  End of year..........................................................................  $    533,922     242,190
                                                                                         ------------  ----------
                                                                                         ------------  ----------

(17) SUBSEQUENT EVENT

    Effective on January 1, 1994 the Corporation merged into Signal Bancshares, Inc., a single-bank holding company (sole owner of Signal Bank, Inc. located in West St. Paul, Minnesota), to form United Community Bancshares, Inc., a multibank holding company. As a result of the merger transaction, all Corporation stock was converted into United Common Stock, cash, or a combination of United Common Stock and cash.

                                                                     (Continued)

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Park Financial Corporation and Subsidiary
Minneapolis, Minnesota

    We have audited the accompanying consolidated balance sheets of Park Financial Corporation (a Minnesota corporation) and Subsidiary at December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Park Financial Corporation and Subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

    As described in Note 1 to the consolidated financial statements and as required by generally accepted accounting principles, the Company changed its method of accounting for investments in debt securities in 1994 and income taxes in 1993.

                                          LARSON, ALLEN, WEISHAIR, & CO., LLP
Minneapolis, Minnesota
January 31, 1996

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,
                                                        JUNE 30,      -------------------------------
                                                          1996             1995             1994
                                                     --------------   --------------   --------------
                                                      (UNAUDITED)
                                               ASSETS
Cash and Due from Banks............................  $   11,306,786   $   13,169,628   $   10,383,932
Interest Bearing Deposits with Banks...............       1,161,000          876,000         --
Federal Funds Sold.................................        --              4,900,000        7,600,000
Commercial Paper...................................       1,593,001        1,570,357        2,281,129
Securities:
  Available-for-Sale...............................      72,658,567       61,044,394       52,837,500
  Held-to-Maturity.................................       1,486,410        1,149,884          513,559
Loans (Less Allowance for Loan Losses of $2,565,670
 in 1996, $2,481,705 in 1995 and $2,019,723 in
 1994).............................................     115,080,196      113,498,772      102,882,230
Land, Buildings, Leasehold Improvements and
 Equipment (Less Accumulated Depreciation and
 Amortization).....................................       2,071,075        2,130,254        2,225,913
Other Assets.......................................       2,872,679        2,230,636        2,780,933
                                                     --------------   --------------   --------------
      Total Assets.................................  $  208,229,714   $  200,569,925   $  181,505,196
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------

                                LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
  Demand...........................................  $   45,152,021   $   46,810,324   $   46,295,507
  Money Market Demand and NOW Accounts.............      14,029,246       15,456,490       14,991,459
  Regular Savings..................................      11,116,218       10,197,306       12,695,656
  Money Market Savings.............................      39,724,092       38,356,160       32,696,892
  Savings Certificates and Other Time..............      56,421,660       54,933,342       50,024,887
                                                     --------------   --------------   --------------
                                                     $  166,443,237   $  165,753,622   $  156,704,401
Securities Sold Under Repurchase Agreements........      17,208,342       10,665,906        4,354,251
Accrued Interest Payable and Other Liabilities.....         894,073        1,262,022        1,209,228
                                                     --------------   --------------   --------------
      Total Liabilities............................  $  184,545,652   $  177,681,550   $  162,267,880
                                                     --------------   --------------   --------------
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS' EQUITY
  Common Stock, Par Value $1 Per Share; 5,000,000
   Shares Authorized; 650,000 Shares Issued........  $      650,000   $      650,000   $      650,000
  Additional Contributed Capital...................       1,198,497        1,198,497        1,198,497
  Retained Earnings................................      23,510,215       22,033,841       19,633,033
  Net Unrealized Gain (Loss) on Available-for-Sale
   Securities......................................        (178,496)         502,191         (702,815)
                                                     --------------   --------------   --------------
      Total........................................  $   25,180,216   $   24,384,529   $   20,778,715
  Less: Common Stock in Treasury (at Cost); 177,290
   Shares in 1996 and 1995 and 178,490 Shares in
   1994............................................       1,496,154        1,496,154        1,541,399
                                                     --------------   --------------   --------------
      Total Stockholders' Equity...................  $   23,684,062   $   22,888,375   $   19,237,316
                                                     --------------   --------------   --------------
      Total Liabilities and Stockholders' Equity...  $  208,229,714   $  200,569,925   $  181,505,196
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME

                                                   SIX MONTHS ENDED                    YEARS ENDED
                                                       JUNE 30,                        DECEMBER 31,
                                               -------------------------   ------------------------------------
                                                  1996          1995          1995         1994         1993
                                               -----------   -----------   -----------  -----------  ----------
                                               (UNAUDITED)   (UNAUDITED)
INTEREST INCOME
  Interest and Fees on Loans.................  $5,512,547    $5,298,164    $11,268,722  $ 8,833,418  $7,110,961
  Interest on Investment Securities:
    U.S. Treasury Securities.................     661,431       694,725      1,273,402    1,153,539     456,010
    Obligations of Other U.S. Government
     Agencies and Corporations...............     642,093       438,826        918,354      574,718   1,061,439
    Obligations of States and Political
     Subdivisions............................     344,186       130,557        313,653      379,287     641,937
    Other Securities.........................     522,168       325,740        831,094      449,920     320,451
  Interest on Federal Funds Sold and Interest
   Bearing Deposits..........................     161,577       185,608        363,523      272,043     153,652
                                               -----------   -----------   -----------  -----------  ----------
      Total Interest Income..................   7,844,002     7,073,620     14,968,748   11,662,925   9,744,450
                                               -----------   -----------   -----------  -----------  ----------
INTEREST EXPENSE
  Interest on Deposits.......................   2,712,324     2,462,046      5,171,989    3,361,568   2,820,531
  Interest on Federal Funds Purchased and
   Securities Sold Under Repurchase
   Agreements................................     323,781       174,408        499,627      176,035     106,727
                                               -----------   -----------   -----------  -----------  ----------
      Total Interest Expense.................   3,036,105     2,636,454      5,671,616    3,537,603   2,927,258
                                               -----------   -----------   -----------  -----------  ----------
NET INTEREST INCOME..........................   4,807,897     4,437,166      9,297,132    8,125,322   6,817,192
PROVISION FOR LOAN LOSSES....................     240,000       360,000        720,000      740,227     552,000
                                               -----------   -----------   -----------  -----------  ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
 LOSSES......................................   4,567,897     4,077,166      8,577,132    7,385,095   6,265,192
                                               -----------   -----------   -----------  -----------  ----------
OTHER INCOME
  Service Fees...............................     782,230       745,889      1,529,870    1,404,965   1,358,658
  Investment Securities Gains................       1,000        --             39,125       68,902     430,726
  Other......................................      39,917        70,564         89,717       81,965     312,407
                                               -----------   -----------   -----------  -----------  ----------
      Total Other Income.....................     823,147       816,453      1,658,712    1,555,832   2,101,791
                                               -----------   -----------   -----------  -----------  ----------
OTHER EXPENSE
  Salaries...................................   1,330,361     1,413,550      3,174,566    3,015,073   2,829,026
  Profit Sharing and Other Employee
   Benefits..................................     296,785       148,021        315,196      297,794     252,311
  Net Occupancy Expenses.....................     307,812       296,293        595,766      596,926     689,163
  Equipment Expenses.........................     272,905       285,694        522,021      491,051     526,182
  Other Operating Expenses...................     782,235     1,084,229      1,730,224    1,674,680   1,937,104
                                               -----------   -----------   -----------  -----------  ----------
      Total Other Expense....................   2,990,098     3,227,787      6,337,773    6,075,524   6,233,786
                                               -----------   -----------   -----------  -----------  ----------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
 EFFECT OF CHANGES IN ACCOUNTING PRINCIPLE...   2,400,946     1,665,832      3,898,071    2,865,403   2,133,197
PROVISION FOR INCOME TAX EXPENSE.............     924,572       629,553      1,497,263    1,030,415     659,104
                                               -----------   -----------   -----------  -----------  ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING PRINCIPLE.........................   1,476,374     1,036,279      2,400,808    1,834,988   1,474,093
Cumulative Effect of Change in Accounting
 Principle...................................      --            --            --           --          850,221
                                               -----------   -----------   -----------  -----------  ----------
NET INCOME...................................  $1,476,374    $1,036,279    $ 2,400,808  $ 1,834,988  $2,324,314
                                               -----------   -----------   -----------  -----------  ----------
                                               -----------   -----------   -----------  -----------  ----------
PER SHARE OF COMMON STOCK
  Income Before Cumulative Effect of Change
   in Accounting Principle...................  $     3.12    $     2.19    $      5.09  $      3.89  $     3.15
  Cumulative Effect of Change in Accounting
   Principle.................................      --            --            --           --             1.81
                                               -----------   -----------   -----------  -----------  ----------
                                               $     3.12    $     2.19    $      5.09  $      3.89  $     4.96
                                               -----------   -----------   -----------  -----------  ----------
                                               -----------   -----------   -----------  -----------  ----------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                          NET
                                                                                       UNREALIZED
                                                                                     GAIN (LOSS) ON
                                                         ADDITIONAL                    AVAILABLE-
                                              COMMON    CONTRIBUTED     RETAINED        FOR-SALE       TREASURY
                                              STOCK       CAPITAL       EARNINGS       SECURITIES        STOCK          TOTAL
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1992................  $  650,000  $  1,198,497  $  15,473,731   $    --        $  (1,682,298) $  15,639,930
  2,600 Shares of Common Stock Purchased
   for Treasury...........................      --           --            --              --              (86,870)       (86,870)
  8,225 Shares of Common Stock Sold from
   Treasury...............................      --           --            --              --              274,962        274,962
  Net Income for the Year.................      --           --           2,324,314        --             --            2,324,314
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1993................     650,000     1,198,497     17,798,045        --           (1,494,206)    18,152,336
  5,000 Shares of Common Stock Purchased
   for Treasury...........................      --           --            --              --             (196,890)      (196,890)
  3,900 Shares of Common Stock Sold from
   Treasury...............................      --           --            --              --              149,697        149,697
  Net Change in Unrealized Gain (Loss) on
   Securities Available-for-Sale, Net of
   Taxes..................................      --           --            --             (702,815)       --             (702,815)
  Net Income for the Year.................      --           --           1,834,988        --             --            1,834,988
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1994................     650,000     1,198,497     19,633,033       (702,815)     (1,541,399)    19,237,316
  1,200 Shares of Common Stock Sold from
   Treasury...............................      --           --            --              --               45,245         45,245
  Net Change in Unrealized Gain (Loss) on
   Securities Available-for-Sale, Net of
   Taxes..................................      --           --            --            1,205,006        --            1,205,006
  Net Income for the Year.................      --           --           2,400,808        --             --            2,400,808
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1995................     650,000     1,198,497     22,033,841        502,191      (1,496,154)    22,888,375
  Net Change in Unrealized Gain (Loss) on
   Securities Available-for-Sale, Net of
   Taxes..................................      --           --            --             (680,687)       --             (680,687)
  Net Income for the Six Months...........      --           --           1,476,374        --             --            1,476,374
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, JUNE 30, 1996
(UNAUDITED)...............................  $  650,000  $  1,198,497  $  23,510,215   $   (178,496)  $  (1,496,154) $  23,684,062
                                            ----------  ------------  -------------  --------------  -------------  -------------
                                            ----------  ------------  -------------  --------------  -------------  -------------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      SIX MONTHS ENDED                             YEARS ENDED
                                                          JUNE 30,                                 DECEMBER 31,
                                               -------------------------------   ------------------------------------------------
                                                    1996             1995             1995             1994             1993
                                               --------------   --------------   --------------   --------------   --------------
                                                (UNAUDITED)      (UNAUDITED)
RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES
  Net Income.................................  $    1,476,374   $    1,036,279   $    2,400,808   $    1,834,988   $    2,324,314
  Adjustments to Reconcile Net Income to Net
   Cash Provided by Operating Activities:
    Cumulative Effect of Change..............        --               --               --               --               (850,221)
    Depreciation and Amortization............         174,463          160,273          318,006          323,460          362,047
    Deferred Income Taxes....................         166,367          (32,671)          48,642           72,309          108,217
    Investment Premium Amortization (Net)....          76,623          114,199          210,731          201,264          412,489
    Provision for Loan Losses................         240,000          360,000          720,000          740,227          552,000
    (Gain) Loss on Sale of Other Real Estate
     and Equipment, Net......................        --               --               --               --                 42,431
    Securities Gains.........................          (1,000)        --                (39,125)         (68,902)        (430,726)
    (Increase) Decrease in Interest and Fees
     Receivable..............................        (317,580)         (97,561)        (317,378)        (438,304)          93,829
    (Increase) Decrease in Prepaid Expenses
     and Other Assets........................         (37,038)         (79,921)          47,074          (66,338)          55,693
    Increase (Decrease) in Interest
     Payable.................................          (4,255)        (104,714)         (53,511)         127,225          (73,727)
    Increase (Decrease) in Other
     Liabilities.............................        (363,694)        (233,751)          74,924          229,179         (186,022)
                                               --------------   --------------   --------------   --------------   --------------
      Net Cash Provided by Operating
       Activities............................       1,410,260        1,122,133        3,410,171        2,955,108        2,410,324
                                               --------------   --------------   --------------   --------------   --------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Available-for-Sale
   Securities................................     (26,911,685)      (9,910,037)     (22,110,843)     (34,334,524)     (23,866,396)
  Proceeds from Sales, Maturities or Called
   Available-for-Sale Securities.............      13,750,884        5,300,000       16,254,248       22,866,982       25,356,770
  Purchase of Held-to-Maturity Securities....        --               --             (1,149,884)        --               --
  Net Increase in Interest Bearing Deposits
   with Banks................................        (285,000)        (396,000)        (876,000)        --               --
  Net Increase in Loans......................      (1,821,424)      (5,775,557)     (11,336,542)      (6,973,296)     (11,297,959)
  Proceeds from the Sale of Other Real
   Estate....................................        --               --               --               --                192,190
  Net (Increase) Decrease in Commercial
   Paper.....................................         (22,644)        (203,202)         710,772       (2,281,129)        --
  Purchase of Properties and Equipment.......        (115,284)        (146,173)        (222,347)        (287,310)        (154,825)
                                               --------------   --------------   --------------   --------------   --------------
      Net Cash Used by Investing
       Activities............................     (15,405,153)     (11,130,969)     (18,730,596)     (21,009,277)      (9,770,220)
                                               --------------   --------------   --------------   --------------   --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Increase in Demand Deposits, NOW
   Accounts, Savings Accounts, and
   Certificates of Deposits..................         689,615       (2,877,889)       9,049,221       21,341,090        3,326,146
  Net Increase (Decrease) in Short-Term
   Borrowings................................       6,542,436        6,427,251        6,311,655        1,072,953       (1,433,819)
  Sales of Treasury Stock....................        --               --                 45,245          149,697          274,962
  Purchase of Treasury Stock.................        --               --               --               (196,890)         (86,870)
                                               --------------   --------------   --------------   --------------   --------------
      Net Cash Provided by Financing
       Activities............................       7,232,051        3,549,362       15,406,121       22,366,850        2,080,419
                                               --------------   --------------   --------------   --------------   --------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.................................      (6,762,842)      (6,459,474)          85,696        4,312,681       (5,279,477)
Cash and Cash Equivalents -- Beginning of
 Year........................................      18,069,628       17,983,932       17,983,932       13,671,251       18,950,728
                                               --------------   --------------   --------------   --------------   --------------
CASH AND CASH EQUIVALENTS -- END OF YEAR.....  $   11,306,786   $   11,524,458   $   18,069,628   $   17,983,932   $   13,671,251
                                               --------------   --------------   --------------   --------------   --------------
                                               --------------   --------------   --------------   --------------   --------------

                                        SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash Paid During the Year for:
  Interest...................................  $    3,040,360   $    2,637,501   $    5,725,127   $    3,410,378   $    3,000,985
                                               --------------   --------------   --------------   --------------   --------------
                                               --------------   --------------   --------------   --------------   --------------
  Income Taxes...............................  $      916,316   $      617,425   $    1,422,747   $      917,608   $      750,949
                                               --------------   --------------   --------------   --------------   --------------
                                               --------------   --------------   --------------   --------------   --------------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF ACTIVITIES

    Park Financial Corporation is a one-bank holding company providing bank and bank-related services through its subsidiary, Park National Bank. The majority of the subsidiary bank's business activity is with customers located within the immediate area of the subsidiary bank.

    A summary of the Company's significant accounting and reporting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Park National Bank. All significant intercompany accounts and transactions have been eliminated in preparing the consolidated financial statements.

    STATEMENTS OF CASH FLOWS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold and purchased for one day periods. Cash flows for loans originated by the Company, deposits and securities sold under agreement to repurchase are reported net. In 1993, other real estate of $1,586,378 was transferred to loans.

    CONCENTRATION OF CREDIT RISK

    Substantially all of the Company's loans, commitments to extend credit and standby letters of credit have been granted to customers in the Bank's market area. Investments in securities issued by State and political subdivisions (see
Note 2) involve diverse governmental entities. The concentration of credit by type of loan is set forth in Note 3. Standby letters of credit were granted primarily to commercial customers.

    INVESTMENT SECURITIES

    Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement requires that management determine the appropriate classification of securities at the date of adoption and thereafter as each individual security is acquired. In addition, the appropriateness of such classification is reassessed at each balance sheet date. The classifications and related accounting policies under SFAS No. 115 are as follows:

        HELD-TO-MATURITY SECURITIES

        Held to maturity securities consist of bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity. Held-to-maturity securities are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

        AVAILABLE-FOR-SALE SECURITIES

        Available-for-sale Securities consist of bonds, notes, and debentures not classified as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        TRADING ACCOUNT SECURITIES

        Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading account securities and are reported at fair value. Gains or losses on sales of trading account securities, adjustments to fair values, and other noninterest income are included in trading account profits and commissions. The Company had no investments it classified as trading at December 31, 1995 and 1994.

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company and its bank subsidiary have not invested in instruments which are typically described as derivative financial instruments, and have no current plans to do so, for trading, investing, hedging or other purposes.

    LOANS AND ALLOWANCES FOR LOSSES

    Loans are stated at the amount of unpaid principal. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

    Loans are reduced by an allowance for losses, which is established through provisions for loan losses charged to expense. Loans are charged against the allowance for losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of collectibility and prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued when management believes, after consideration of economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful. Interest on these loans is recognized only when actually paid by the borrower if collection of the principal is likely to occur.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

    BUILDINGS, LEASEHOLD IMPROVEMENTS AND EQUIPMENT

    Buildings and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on the straight-line method for financial reporting purposes at rates sufficient to absorb the cost over the estimated useful life of each asset which range from 3 to 32 years. For income tax reporting purposes, depreciation is provided using accelerated methods. Leasehold improvements are amortized over the term of the lease or the estimated useful lives of the improvements, whichever is shorter.

    INCOME TAXES

    In 1993, the Company began providing for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 (SFAS 109). In accordance with SFAS 109, the asset and liability approach is used to determine deferred income taxes. The asset and liability approach requires recognition of deferred tax liabilities and assets for the expected future consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. A valuation allowance is provided when it is

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) more likely than not that a deferred tax asset will not be realized. The effect of the adjustment as of January 1, 1993 to adopt SFAS 109 has been reflected in the income statement as a cumulative effect of an accounting change and increased 1993 net earnings by $850,221.

    The Company and its subsidiary bank file consolidated federal and unitary state income tax returns.

    EMPLOYEE BENEFIT PLAN

    The Company has established a 401(k) defined contribution profit sharing plan covering substantially all officers and employees. The Company matches employee contributions in accordance with the plan agreement. Additional annual contributions by the Company are voluntary and made at the discretion of the Board of Directors. Contributions of $64,275, $69,931 and $65,481 were made to the plan at December 31, 1995, 1994 and 1993, respectively.

    TREASURY STOCK

    The Company records the purchase of its common stock at cost. Gains or losses on the sale of treasury stock are based on the net proceeds and the cost basis of the common stock using the last-in, first-out method.

    NET INCOME PER SHARE OF COMMON STOCK

    Net income per share of common stock is calculated on the basis of the weighted average number of shares outstanding during the year which totaled 471,540, 471,931 and 468,692 shares in 1995, 1994 and 1993, respectively.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1994 and 1993 financial statements in order to conform to the 1995 presentation. These reclassifications had no effect on net income or stockholders' equity as originally presented.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

2 SECURITIES
    The amortized cost and estimated market values of investments in debt and equity securities at December 31, 1995 and 1994 are as follows:

                                                                            1995
                                                   ------------------------------------------------------
                                                                     GROSS        GROSS
                                                     AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                       COST          GAINS       LOSSES         VALUE
                                                   -------------  -----------  -----------  -------------
Available-For-Sale:
  U.S. Government Obligations....................  $  18,045,014   $ 104,094    $ (14,323)  $  18,134,785
  Obligations of Federal Agencies................     16,928,813     284,297      (39,150)     17,173,960
  Obligations of States and Political
   Subdivisions..................................     10,267,585     155,872      (19,516)     10,403,941
  Corporate Securities...........................     12,914,844     376,325       (9,974)     13,281,195
  Mortgage-Backed Securities.....................      2,001,654           0         (641)      2,001,013
  Other Securities...............................         49,500           0            0          49,500
                                                   -------------  -----------  -----------  -------------
                                                   $  60,207,410   $ 920,588    $ (83,604)  $  61,044,394
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------
Held-to-Maturity:
  Obligations of Federal Agencies................  $   1,149,884   $       0    $       0   $   1,149,884
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------

                                                                          1994
                                                --------------------------------------------------------
                                                                  GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED        FAIR
                                                    COST          GAINS        LOSSES          VALUE
                                                -------------  -----------  -------------  -------------
Available-For-Sale:
  U.S. Government Obligations.................  $  29,195,538   $       0   $    (653,597) $  28,541,941
  Obligations of Federal Agencies.............     12,970,556           0        (289,994)    12,680,562
  Obligations of States and Political
   Subdivisions...............................      6,033,104      55,289        (111,134)     5,977,259
  Corporate Securities........................      3,750,581           0        (116,974)     3,633,607
  Mortgage-Backed Securities..................      2,009,581           0         (54,950)     1,954,631
  Other Securities............................         49,500           0               0         49,500
                                                -------------  -----------  -------------  -------------
                                                $  54,008,860   $  55,289   $  (1,226,649) $  52,837,500
                                                -------------  -----------  -------------  -------------
                                                -------------  -----------  -------------  -------------
Held-to-Maturity:
  Obligations of States and Political
   Subdivisions...............................  $     513,559   $       0   $     (48,872) $     464,687
                                                -------------  -----------  -------------  -------------
                                                -------------  -----------  -------------  -------------

    During 1995, the Bank transferred a held-to-maturity security of $512,307 to available-for-sale.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

2 SECURITIES (CONTINUED)
    The amortized cost and estimated market value of securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are included below at their stated maturity date.

                                                              AVAILABLE-FOR-SALE            HELD-TO-MATURITY
                                                         ----------------------------  --------------------------
                                                           AMORTIZED        FAIR        AMORTIZED        FAIR
                                                             COST           VALUE          COST         VALUE
                                                         -------------  -------------  ------------  ------------
Due in One Year or Less................................  $  20,105,750  $  20,108,571  $  1,149,884  $  1,149,884
Due after One Year through Five Years..................     30,374,477     31,097,515             0             0
Due after Five Years through Ten Years.................      5,515,537      5,617,695             0             0
Due After Ten Years....................................      4,211,646      4,220,613             0             0
                                                         -------------  -------------  ------------  ------------
    Total..............................................  $  60,207,410  $  61,044,394  $  1,149,884  $  1,149,884
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------

    Gross gains from sales of securities available-for-sale were $39,125, $68,902 and $430,726 for 1995, 1994 and 1993, respectively.

    Investment securities with a carrying amount of $32,595,000 and $31,864,222 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and securities sold under repurchase agreements and for other purposes required or permitted by law.

3 LOANS
    Major classifications of loans at December 31, 1995 and 1994 are as follows:

                                                                              1995            1994
                                                                         --------------  --------------
Commercial.............................................................  $   70,905,502  $   61,320,880
Consumer...............................................................      11,113,783      13,107,442
Real Estate............................................................      33,151,994      29,580,177
Ready Reserve..........................................................         549,627         568,641
Other..................................................................         259,571         324,813
                                                                         --------------  --------------
    Total..............................................................  $  115,980,477  $  104,901,953
Less: Allowance for Loan Losses........................................       2,481,705       2,019,723
                                                                         --------------  --------------
    Loans (Net)........................................................  $  113,498,772  $  102,882,230
                                                                         --------------  --------------
                                                                         --------------  --------------

    The impairment of loans having carrying values of $1,889,581 in 1995 have been recognized in conformity with FASB Statement No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. The total allowance for credit losses related to these loans was $849,341 in 1995. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

3 LOANS (CONTINUED)
    Changes in the allowance for loan losses as of December 31, 1995, 1994 and 1993 were as follows:

                                                                    1995          1994          1993
                                                                ------------  ------------  ------------
Balance, Beginning of Year....................................  $  2,019,723  $  1,545,320  $  1,455,760
  Provision Charged to Operations.............................       720,000       740,227       552,000
  Loans Charged Off...........................................      (380,882)     (429,094)     (632,066)
  Recoveries..................................................       122,864       163,270       169,626
                                                                ------------  ------------  ------------
Balance, End of Year..........................................  $  2,481,705  $  2,019,723  $  1,545,320
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

    In the ordinary course of business, the Company and its subsidiary bank have granted loans to certain directors, officers, employees and stockholders and the companies with which they are associated. The approximate aggregate amount of all such loans at December 31, 1995 and 1994 was $1,805,534 and $2,078,120,
respectively.

4 LAND, BUILDINGS, LEASEHOLD IMPROVEMENTS AND EQUIPMENT
    Major classifications of these assets at December 31, 1995 and 1994 are summarized as follows:

                                                                        1995          1994
                                                                    ------------  ------------
Buildings and Improvements........................................  $    981,364  $    981,364
Leasehold Improvements............................................       733,251       733,251
Equipment.........................................................     2,717,230     2,556,028
Other.............................................................        21,111        21,111
                                                                    ------------  ------------
                                                                    $  4,452,956  $  4,291,754
Less: Accumulated Depreciation and Amortization...................     2,808,792     2,551,931
                                                                    ------------  ------------
                                                                    $  1,644,164  $  1,739,823
Land..............................................................       486,090       486,090
                                                                    ------------  ------------
    Total.........................................................  $  2,130,254  $  2,225,913
                                                                    ------------  ------------
                                                                    ------------  ------------

5 OTHER ASSETS
    Other assets consist of the following at December 31, 1995 and 1994:

                                                                        1995          1994
                                                                    ------------  ------------
Accrued Interest and Fees Receivable..............................  $  1,785,362  $  1,467,984
Deferred Taxes....................................................       297,943     1,118,544
Prepaid Expenses and Other........................................       147,331       194,405
                                                                    ------------  ------------
    Total.........................................................  $  2,230,636  $  2,780,933
                                                                    ------------  ------------
                                                                    ------------  ------------

6 NOTE PAYABLE
    At December 31, 1995 and 1994, the Company had $3,000,000 and $6,000,000,
respectively, available for use under a one year revolving promissory note with an unrelated bank. Interest which is payable monthly was at the federal funds rate plus 2.25% in 1995 and at the lenders prime rate in 1994 (effective rate of 7.63% on December 31, 1995 and 8.5% on December 31, 1994). The promissory notes are collateralized by all of the outstanding shares of common stock of Park National Bank. No borrowings were outstanding under the line at December 31, 1995 and 1994.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

7 INCOME TAXES
    The provision for income tax expense in the statements of income for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                                                      1995          1994         1993
                                                                  ------------  ------------  ----------
Current.........................................................  $  1,448,621  $    958,106  $  550,887
Deferred........................................................        48,642        72,309     108,217
                                                                  ------------  ------------  ----------
    Total.......................................................  $  1,497,263  $  1,030,415  $  659,104
                                                                  ------------  ------------  ----------
                                                                  ------------  ------------  ----------

    Deferred tax expense results from temporary differences in the recognition of revenue and expense for financial reporting and income tax purposes. The principal sources of these differences are the provision for loan losses for tax purposes which differs from the provision for financial reporting purposes, from using accelerated methods of depreciation for tax purposes only, and the benefits of alternative minimum tax credit carryforwards.

    The Company has alternative minimum tax credit carryforwards of $-0- and $352,014 at December 31, 1995 and 1994, respectively.

    Income tax expense differs from income tax expense computed by applying the statutory federal income tax rate. The reasons for these differences are as follows:

                                             1995                        1994                       1993
                                  --------------------------  --------------------------  -------------------------
                                                  PERCENT                     PERCENT                    PERCENT
                                                 OF PRETAX                   OF PRETAX                  OF PRETAX
                                    AMOUNT        INCOME        AMOUNT        INCOME        AMOUNT       INCOME
                                  -----------  -------------  -----------  -------------  ----------  -------------
Income Tax Expense at Statutory
 Rate...........................  $ 1,325,344        34.0%    $   974,237        34.0%    $  725,287        34.0%
State Taxes, Net of Federal Tax
 Benefit........................      253,107         6.5         186,089         6.5        135,615         6.4
Exempt Interest from Investments
 and Loans......................     (105,080)       (2.7)       (123,355)       (4.3)      (209,000)       (9.8)
Other...........................       23,892         0.6          (6,556)       (0.2)         7,202         0.3
                                  -----------         ---     -----------         ---     ----------         ---
  Income Tax Expense............  $ 1,497,263        38.4%    $ 1,030,415        36.0%    $  659,104        30.9%
                                  -----------         ---     -----------         ---     ----------         ---
                                  -----------         ---     -----------         ---     ----------         ---

8 COMMITMENTS AND CONTINGENT LIABILITIES
    The Company conducts the majority of its operations in leased facilities. In addition to basic rent, the Company is obligated to pay a percentage of insurance, real estate taxes, and other building operating and maintenance costs. The lease, which expires on October 31, 2004 includes a mark to market clause which allows the landlord to adjust the rent to market once during the period beginning on November 1, 1999 until the end of the lease. The lease includes options to renew for three additional successive ten year periods under similar terms. The Bank has also entered into sublease agreements with various tenants. These subleases call for base rental payments and operating expenses payable to Park National Bank and expire in 1998.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

8 COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    The approximate minimum annual rental commitments as of December 31, 1995 are as follows:

                                                                     GROSS       SUBLEASE       NET
YEAR ENDING DECEMBER 31,                                             AMOUNT       AMOUNT       AMOUNT
----------------------------------------------------------------  ------------  ----------  ------------
1996............................................................  $    307,000  $  (44,000) $    263,000
1997............................................................       312,000     (44,000)      268,000
1998............................................................       315,000     (11,000)      304,000
1999............................................................       263,000           0       263,000
                                                                  ------------  ----------  ------------
    Total.......................................................  $  1,197,000  $  (99,000) $  1,098,000
                                                                  ------------  ----------  ------------
                                                                  ------------  ----------  ------------

    The total rental expense under all lease agreements was $570,568, $578,057 and $652,839 in 1995, 1994 and 1993, respectively.

    In the normal course of business there are outstanding various commitments and contingent liabilities, such as commitments to extend credit, items held for collections, and unsold travelers checks, which are not reflected in the accompanying financial statements. The subsidiary bank does not anticipate losses as a result of these transactions.

9 FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
    The Company's subsidiary bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the subsidiary bank has in particular classes of financial instruments.

    The subsidiary bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of these instruments. The subsidiary bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

    The contract or notional amount of financial instruments whose contract amounts represent credit risk were approximately $32,434,688 and $25,513,751 for commitments to extend credit and $1,211,354 and $3,321,931 for standby letters of credit at December 31, 1995 and 1994, respectively.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The subsidiary bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the subsidiary bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

    Standby letters of credit are conditional commitments issued by the subsidiary bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The subsidiary bank holds appropriate collateral supporting those commitments for which collateral is deemed necessary.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

10 JUMBO CERTIFICATES OF DEPOSIT
    Certificate of deposits equal to or in excess of $100,000 totaled approximately $14,560,270 and $17,633,692 at December 31, 1995 and 1994,
respectively. Interest expense related to these deposits totaled approximately $317,000 and $762,000 at December 31, 1995 and 1994, respectively.

11 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN BANKS,
    FEDERAL FUNDS SOLD, AND COMMERCIAL PAPER

    For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

    ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST PAYABLE

    For these short-term receivables and payables, the carrying value is a reasonable estimate of fair value.

    INVESTMENT SECURITIES

    For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    LOANS

    The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

    DEPOSIT LIABILITIES

    The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

    SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

    OTHER BORROWINGS

    Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

11 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
   COMMITMENTS TO EXTEND CREDIT, LINE-OF-CREDIT ARRANGEMENTS,
    CREDIT CARD ARRANGEMENTS, AND LETTERS OF CREDIT

    For these commitments, the carrying amount is a reasonable estimate of fair value, since the stated fees and interest rates charged on these arrangements does not significantly vary from the terms currently being offered.

                                                              1995                            1994
                                                 ------------------------------  ------------------------------
                                                 CARRYING VALUE    FAIR VALUE    CARRYING VALUE    FAIR VALUE
                                                 --------------  --------------  --------------  --------------
Financial Assets:
  Investment Securities........................  $   62,194,278  $   62,194,278  $   53,351,059  $   53,302,187
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------
  Loans........................................  $  115,980,477                  $  104,901,953
  Less: Allowance for Loan Losses..............       2,481,705                       2,019,723
                                                 --------------                  --------------
    Net Loans..................................  $  113,498,772  $  115,485,449  $  102,882,230  $  104,084,659
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------
Financial Liabilities:
  Deposits.....................................  $  165,753,622  $  165,915,248  $  156,704,401  $  157,155,168
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------

12 REGULATORY CAPITAL REQUIREMENTS
    Federal regulatory agencies have adopted various capital standards for financial institutions, including risk-based capital standards. The primary objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of financial institutions' assets and off-balance-sheet items.

    Risk-based capital standards have been supplemented with requirements for a minimum Tier 1 capital to asset ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require a financial institution to maintain capital at higher levels.

    A comparison of the capital of the Company's bank subsidiary as of December 31, 1995, with the minimum requirements is presented below:

                                                                              WELL         ADEQUATELY
                                                               ACTUAL      CAPITALIZED     CAPITALIZED
                                                             -----------  -------------  ---------------
Total Risk-Based Capital...................................       12.2%           10%              8%
Tier 1 Risk-Based Capital..................................       10.6%            6%              4%
Leverage Ratio.............................................        8.1%            5%              4%

    Banking regulations restrict the amount of dividends that may be paid without prior approval of Bank supervisory authorities.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

13 PARENT COMPANY FINANCIAL INFORMATION

    Condensed financial information for Park Financial Corporation (parent Company only) follows:

                           BALANCE SHEETS (in 000's)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1995       1994
                                                                                              ---------  ---------
                                                      ASSETS
Interest-Bearing Deposits with Subsidiary Bank..............................................  $      15  $   1,642
Investments Held to Maturity................................................................      1,150          0
Commercial Paper............................................................................      1,570      2,281
Loans (Less Allowance for Loan Losses $101 in 1995 and 1994)................................      3,501      1,086
Investment in Bank Subsidiary...............................................................     16,553     14,237
Other Assets................................................................................        137         56
                                                                                              ---------  ---------
    Total Assets............................................................................  $  22,926  $  19,302
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Other Liabilities...........................................................................  $      38  $      65
Stockholders' Equity........................................................................     22,888     19,237
                                                                                              ---------  ---------
    Total Liabilities and Stockholders' Equity..............................................  $  22,926  $  19,302
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                          INCOME STATEMENT (in 000's)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1995       1994       1993
                                                                                       ---------  ---------  ---------
Dividend Income from Bank Subsidiary.................................................  $   1,150  $   1,000  $   1,000
Interest.............................................................................        394        223        271
Other................................................................................         47        166        248
                                                                                       ---------  ---------  ---------
    Total Income.....................................................................  $   1,591  $   1,389  $   1,519
Expenses.............................................................................        208        272        385
                                                                                       ---------  ---------  ---------
Income before Income Taxes, Equity in Undistributed Earnings of Subsidiary and
 Cumulative Effect of Change in Accounting Principle.................................  $   1,383  $   1,117  $   1,134
Provision for Income Taxes...........................................................         94         47         54
                                                                                       ---------  ---------  ---------
Income before Equity in Undistributed Earnings of Bank Subsidiary and Cumulative
 Effect of Change in Accounting Principle............................................  $   1,289  $   1,070  $   1,080
Equity in Undistributed Earnings of Bank Subsidiary..................................      1,112        765      1,264
                                                                                       ---------  ---------  ---------
Income before Cumulative Effect of Change in Accounting Principle....................  $   2,401  $   1,835  $   2,344
Cumulative Effect of Change in Accounting Principle..................................          0          0        (20)
                                                                                       ---------  ---------  ---------
NET INCOME...........................................................................  $   2,401  $   1,835  $   2,324
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       June 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

13 PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)
                      STATEMENTS OF CASH FLOWS (in 000's)

                                                                                              DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1995       1994       1993
                                                                                     ---------  ---------  ---------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
  Net Income.......................................................................  $   2,401  $   1,835  $   2,324
  Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
    Equity in Undistributed Earnings of Subsidiary.................................     (1,112)      (765)    (1,264)
    (Increase) Decrease in Prepaid Expenses and Other Assets.......................        (81)       129        481
    Increase (Decrease) in Other Liabilities.......................................        (26)       (30)       (58)
                                                                                     ---------  ---------  ---------
      Net Cash Provided by Operating Activities....................................  $   1,182  $   1,169  $   1,483
                                                                                     ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Held to Maturity Securities.........................................  $  (1,150) $       0  $       0
  Net (Increase) Decrease in Loans.................................................     (2,415)     1,132      2,193
  Net (Increase) Decrease in Commercial Paper......................................        711       (795)    (1,487)
                                                                                     ---------  ---------  ---------
      Net Cash Provided (Used) by Investing Activities.............................  $  (2,854) $     337  $     706
                                                                                     ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Decrease in Short-Term Borrowings............................................  $       0  $       0  $  (2,225)
  Sales of Treasury Stock..........................................................         45        150        275
  Purchase of Treasury Stock.......................................................          0       (197)       (87)
                                                                                     ---------  ---------  ---------
      Net Cash Provided (Used) by Financing Activities.............................  $      45  $     (47) $  (2,037)
                                                                                     ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.......................................................................  $  (1,627) $   1,459  $     152
Cash and Cash Equivalents -- Beginning of Year.....................................      1,642        183         31
                                                                                     ---------  ---------  ---------
CASH AND CASH EQUIVALENTS -- END OF YEAR...........................................  $      15  $   1,642  $     183
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
                                 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for:
  Interest.........................................................................  $      25  $       0  $      54
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
  Income Taxes Paid (Refund).......................................................  $     156  $     105  $     (71)
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    Federal law prevents the corporation from borrowing from its subsidiary bank unless the loans are secured by specified assets. Such secured loans by any subsidiary bank are generally limited to 10 percent of the subsidiary bank's capital and surplus.

    The payment of dividends to the corporation by subsidiary banks is subject to various federal and state regulatory limitations. The bank must obtain the approval of the Comptroller of the Currency if the total of all dividends declared in any calendar year exceeds the bank's net profits for that year combined with its retained net profits for the preceding two calendar years.

                   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                          STATEMENTS OF UNITED AND PFC

    The Unaudited Pro Forma Consolidated Balance Sheet is derived from the unaudited balance sheets of United and PFC as of June 30, 1996 included elsewhere herein and assumes that the transactions were consummated on June 30, 1996. The Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 1995 is derived from the audited Consolidated Statements of Income of United and PFC included elsewhere herein and assumes that the transactions were consummated on January 1, 1995. The Unaudited Pro Forma Consolidated Statements of Income for the Six Months Ended June 30, 1996 and 1995 are derived from the unaudited Consolidated Statements of Income of United and PFC included elsewhere herein and assumes that the transactions were consummated on January 1, 1996, and January 1, 1995, respectively.

    The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what United's results of operations or financial condition would actually have been if the transactions had occurred on the dates indicated, and do not project United's results or financial condition for or to any future period or date. The Unaudited Pro Forma Consolidated Financial Statements are presented for comparative purposes only. The pro forma adjustments, as discussed in Note 1, are based on available information and certain assumptions that management believes are reasonable.

    The acquisition will be accounted for using the purchase method of accounting. The purchase price of the acquisition will be allocated to the tangible assets and liabilities of PFC based upon management's preliminary estimates of their fair value with the remainder allocated to goodwill. The allocation of purchase price for the acquisition is subject to revision when additional information concerning asset and liability valuations are obtained. In the opinion of United's management, and assuming a stable interest rate environment, the asset and liability valuations for the acquisition will not be materially different from the Unaudited Pro Forma Consolidated Financial Statements presented.

        UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF UNITED AND PFC
                                 JUNE 30, 1996

                                                 COMMON AND                                                           PRO FORMA
                                                  PREFERRED                                                         CONSOLIDATED
                                                    STOCK           UNITED                                             BALANCE
                                  UNITED          OFFERING         PRO FORMA           PFC          ADJUSTMENTS         SHEET
                               -------------    -------------    -------------    -------------    -------------    -------------

                                                             ASSETS
Cash and due from banks.....   $  19,245,954    $ 15,258,960(a)  $ 34,504,914     $  12,467,786    $(44,377,258)(c) $ 30,450,690
                                                                                                     22,892,354(d)
                                                                                                      4,962,894(e)
Federal funds sold..........       3,425,000                        3,425,000          --                              3,425,000
Investment securities
 available for sale.........     104,523,116                      104,523,116        72,658,567                      177,181,683
Investment securities held
 to maturity................        --                                --              1,486,410      (1,486,410)(e)      --
                               -------------                     -------------    -------------    -------------    -------------
    Total investment
     securities.............     104,523,116                      104,523,116        74,144,977      (1,486,410)     177,181,683
                               -------------                     -------------    -------------    -------------    -------------
Loans and leases............     275,955,203                      275,955,203       119,238,867      (3,593,476)(e)  391,465,594
                                                                                                       (135,000)(c)
    Allowance for loan and
     lease losses...........      (2,989,690)                      (2,989,690)       (2,565,670)        101,000(e)    (5,454,360)
                               -------------                     -------------    -------------    -------------    -------------
      Net loans and
       leases...............     272,965,513                      272,965,513       116,673,197      (3,627,476)     386,011,234
                               -------------                     -------------    -------------    -------------    -------------
Property and equipment,
 net........................      10,537,048                       10,537,048         2,071,075         (12,414)(e)   12,595,709
Cash surrender value of life
 insurance..................       9,314,969                        9,314,969          --                              9,314,969
Intangible assets, net......       3,852,457                        3,852,457                --      21,369,496(c)    25,221,953
Other assets................       5,068,729                        5,068,729         2,872,679                        7,941,408
                               -------------    -------------    -------------    -------------    -------------    -------------
    Total assets............   $ 428,932,786    $ 15,258,960     $444,191,746     $ 208,229,714    $   (278,814)    $652,142,646
                               -------------    -------------    -------------    -------------    -------------    -------------
                               -------------    -------------    -------------    -------------    -------------    -------------

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits..................   $ 340,225,090                     $340,225,090     $ 166,443,237                     $506,668,327
  Securities sold under
   repurchase agreements....      29,282,911                       29,282,911        17,208,342                       46,491,253
  Accrued expenses and other
   liabilities..............       4,828,164                        4,828,164           894,073         595,300(b)     6,235,131
                                                                                                        (28,406)(e)
                                                                                                        (54,000)(c)
  Notes payable and other
   borrowings...............      16,097,095                       16,097,095                --      22,892,354(d)    38,989,449
                               -------------    -------------    -------------    -------------    -------------    -------------
    Total liabilities.......     390,433,260         --           390,433,260       184,545,652      23,405,248      598,384,160
                               -------------    -------------    -------------    -------------    -------------    -------------
Stockholders' equity:
  Preferred stock...........              --      11,000,000(a)    11,000,000          --                             11,000,000
  Common stock..............           5,466             472(a)         5,938           650,000        (650,000)(c)        5,938
  Additional paid-in
   capital..................      21,015,602        (740,000)(a)   25,274,090         1,198,497      (1,198,497)(c)   25,274,090
                                                   4,998,488(a)
  Retained earnings.........      17,794,504                       17,794,504        23,510,215     (22,914,915)(c)   17,794,504
                                                                                                       (595,300)(b)
    Unrealized loss on
     securities available
     for sale...............        (316,046)                        (316,046)         (178,496)        178,496(c)      (316,046)
    Less treasury stock.....        --                                --             (1,496,154)      1,496,154(c)       --
                               -------------    -------------    -------------    -------------    -------------    -------------
      Total stockholders'
       equity...............      38,499,526      15,258,960       53,758,486        23,684,062     (23,684,062)      53,758,486
                               -------------    -------------    -------------    -------------    -------------    -------------
      Total liabilities and
       stockholders'
       equity...............   $ 428,932,786    $ 15,258,960     $444,191,746     $ 208,229,714    $   (278,814)    $652,142,646
                               -------------    -------------    -------------    -------------    -------------    -------------
                               -------------    -------------    -------------    -------------    -------------    -------------

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME OF UNITED AND PFC
                          YEAR ENDED DECEMBER 31, 1995

                                                                                                    PRO FORMA
                                                                                                  CONSOLIDATED
                                                                                                  STATEMENT OF
                                                     UNITED           PFC         ADJUSTMENTS        INCOME
                                                  -------------  -------------   --------------   -------------
Interest income:
  Loans and leases..............................  $  25,089,584  $  11,268,722   $      27,000(f) $  36,142,994
                                                                                    (242,312)(h)
  Investment securities.........................      5,355,179      3,336,503      (140,917   )(h)     8,550,765
  Federal funds sold............................        760,820        363,523                        1,124,343
                                                  -------------  -------------   --------------   -------------
    Total interest income.......................     31,205,583     14,968,748      (356,229   )     45,818,102
                                                  -------------  -------------   --------------   -------------
Interest expense:
  Deposits......................................     10,438,601      5,171,989                       15,610,590
  Federal funds purchased and securities sold
   under repurchase agreements..................      1,453,699        499,627                        1,953,326
  Notes payable and other borrowings............        955,752             --     1,593,308(g)       2,549,060
                                                  -------------  -------------   --------------   -------------
    Total interest expense......................     12,848,052      5,671,616     1,593,308         20,112,976
                                                  -------------  -------------   --------------   -------------
  Net interest income...........................     18,357,531      9,297,132    (1,949,537   )     25,705,126
Provision for loan and lease losses.............         60,999        720,000       --                 780,999
                                                  -------------  -------------   --------------   -------------
    Net interest income after provision for loan                                  (1,949,537   )
     and lease losses...........................     18,296,532      8,577,132                       24,924,127
Noninterest income:
  Service charges and other fees................      2,922,664      1,529,870                        4,452,534
  Net investment securities gains...............        (32,329)        39,125                            6,796
  Other.........................................      1,028,650         89,717                        1,118,367
                                                  -------------  -------------   --------------   -------------
    Total noninterest income....................      3,918,985      1,658,712       --               5,577,697
                                                  -------------  -------------   --------------   -------------
Noninterest expense:
  Salaries and employee benefits................      9,291,893      3,489,762                       12,781,655
  Occupancy.....................................      1,208,300        595,766                        1,804,066
  Depreciation..................................      1,252,682        522,021       (28,813   )(h)     1,745,890
  Other.........................................      4,778,059      1,730,224     1,424,633(f)       7,932,916
                                                  -------------  -------------   --------------   -------------
    Total noninterest expense...................     16,530,934      6,337,773     1,395,820         24,264,527
                                                  -------------  -------------   --------------   -------------
Income before income taxes......................      5,684,583      3,898,071    (3,345,357   )      6,237,297
Income tax expense..............................      2,055,552      1,497,263      (768,290   )(i)     2,784,525
                                                  -------------  -------------   --------------   -------------
  Net income....................................      3,629,031      2,400,808    (2,577,067   )      3,452,772
  Dividends on preferred stock..................       --                   --     1,017,500(j)       1,017,500
                                                  -------------  -------------   --------------   -------------
    Net income applicable to common equity......  $   3,629,031  $   2,400,808   $(3,594,567   )  $   2,435,272
                                                  -------------  -------------   --------------   -------------
                                                  -------------  -------------   --------------   -------------
  Earnings per common share.....................  $        6.86  $        5.09                    $        4.23
  Weighted average common shares outstanding....        528,787        471,540                          575,947

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME OF UNITED AND PFC
                         SIX MONTHS ENDED JUNE 30, 1996

                                                                                                    PRO FORMA
                                                                                                  CONSOLIDATED
                                                                                                  STATEMENT OF
                                                      UNITED          PFC         ADJUSTMENTS        INCOME
                                                   -------------  ------------   --------------   -------------
Interest income:
  Loans and leases...............................  $  13,190,219  $  5,512,547   $      13,500(f) $  18,618,243
                                                                                     (98,023)(h)
  Investment securities..........................      2,967,237     2,169,878       (75,554   )(h)     5,061,561
  Federal funds sold.............................        293,714       161,577                          455,291
                                                   -------------  ------------   --------------   -------------
    Total interest income........................     16,451,170     7,844,002      (160,077   )     24,135,095
                                                   -------------  ------------   --------------   -------------
Interest expense:
  Deposits.......................................      5,734,866     2,712,324                        8,447,190
  Federal funds purchased and securities sold
   under repurchase agreements...................        634,696       323,781                          958,477
  Notes payable and other borrowings.............        505,302       --            796,654(g)       1,301,956
                                                   -------------  ------------   --------------   -------------
    Total interest expense.......................      6,874,864     3,036,105       796,654         10,707,623
                                                   -------------  ------------   --------------   -------------
    Net interest income..........................      9,576,306     4,807,897      (956,731   )     13,427,472
Provision for loan and lease losses..............         94,648       240,000       --                 334,648
                                                   -------------  ------------   --------------   -------------
    Net interest income after provision for loan                                    (956,731   )
     and lease losses............................      9,481,658     4,567,897                       13,092,824
Noninterest income:
  Service charges and other fees.................      1,611,671       782,230                        2,393,901
  Net investment securities gains................       --               1,000                            1,000
  Other..........................................        778,411        39,917                          818,328
                                                   -------------  ------------   --------------   -------------
    Total noninterest income.....................      2,390,082       823,147       --               3,213,229
                                                   -------------  ------------   --------------   -------------
Noninterest expense:
  Salaries and employee benefits.................      4,964,532     1,627,146                        6,591,678
  Occupancy......................................        444,598       307,812                          752,410
  Depreciation...................................        754,866       272,905        (5,151   )(h)     1,022,620
  Other..........................................      2,391,862       782,235       712,317(f)       3,886,414
                                                   -------------  ------------   --------------   -------------
    Total noninterest expense....................      8,555,858     2,990,098       707,166         12,253,122
                                                   -------------  ------------   --------------   -------------
Income before income taxes.......................      3,315,882     2,400,946    (1,663,897   )      4,052,931
Income tax expense...............................      1,034,411       924,572      (380,632   )(i)     1,578,351
                                                   -------------  ------------   --------------   -------------
  Net income.....................................      2,281,471     1,476,374    (1,283,265   )      2,474,580
  Dividends on preferred stock...................       --                  --       508,750(j)         508,750
                                                   -------------  ------------   --------------   -------------
    Net income applicable to common equity.......  $   2,281,471  $  1,476,374   $(1,792,015   )  $   1,965,830
                                                   -------------  ------------   --------------   -------------
                                                   -------------  ------------   --------------   -------------
  Earnings per common share......................  $        4.09  $       3.12                    $        3.25
  Weighted average common shares outstanding.....        557,284       472,710                          604,444

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME OF UNITED AND PFC
                         SIX MONTHS ENDED JUNE 30, 1995

                                                                                                    PRO FORMA
                                                                                                  CONSOLIDATED
                                                                                                  STATEMENT OF
                                                      UNITED          PFC         ADJUSTMENTS        INCOME
                                                   -------------  ------------   --------------   -------------
Interest income:
  Loans and leases...............................  $  12,046,404  $  5,298,164   $      13,500(f) $  17,276,246
                                                                                     (81,822)(h)
  Investment securities..........................      2,466,445     1,589,848       (72,653   )(h)     3,983,640
  Federal funds sold.............................        330,644       185,608                          516,252
                                                   -------------  ------------   --------------   -------------
    Total interest income........................     14,843,493     7,073,620      (140,975   )     21,776,138
                                                   -------------  ------------   --------------   -------------
Interest expense:
  Deposits.......................................      4,919,770     2,462,046                        7,381,816
  Federal funds purchased and securities sold
   under repurchase agreements...................        664,735       174,408                          839,143
  Notes payable and other borrowings.............        428,090            --       796,654(g)       1,224,744
                                                   -------------  ------------   --------------   -------------
    Total interest expense.......................      6,012,595     2,636,454       796,654          9,445,703
                                                   -------------  ------------   --------------   -------------
    Net interest income..........................      8,830,898     4,437,166      (937,629   )     12,330,435
Provision for loan and lease losses..............         20,203       360,000       --                 380,203
                                                   -------------  ------------   --------------   -------------
    Net interest income after provision for loan                                    (937,629   )
     and lease losses............................      8,810,695     4,077,166                       11,950,232
Noninterest income:
  Service charges and other fees.................      1,413,543       745,889                        2,159,432
  Net investment securities (losses).............        (18,584)      --                               (18,584)
  Other..........................................        542,684        70,564                          613,248
                                                   -------------  ------------   --------------   -------------
    Total noninterest income.....................      1,937,643       816,453       --               2,754,096
                                                   -------------  ------------   --------------   -------------
Noninterest expense:
  Salaries and employee benefits.................      4,519,089     1,561,571                        6,080,660
  Occupancy......................................        485,221       296,293                          781,514
  Depreciation...................................        587,666       285,694       (23,662   )(h)       849,698
  Other..........................................      2,616,187     1,084,229       712,317(f)       4,412,733
                                                   -------------  ------------   --------------   -------------
    Total noninterest expense....................      8,208,163     3,227,787       688,655         12,124,605
                                                   -------------  ------------   --------------   -------------
Income before income taxes.......................      2,540,175     1,665,832    (1,626,284   )      2,579,723
Income tax expense...............................        896,726       629,553      (365,587   )(i)     1,160,692
                                                   -------------  ------------   --------------   -------------
  Net income.....................................      1,643,449     1,036,279    (1,260,697   )      1,419,031
  Dividends on preferred stock...................       --                  --       508,750(j)         508,750
                                                   -------------  ------------   --------------   -------------
    Net income applicable to common equity.......  $   1,643,449  $  1,036,279   $(1,769,447   )  $     910,281
                                                   -------------  ------------   --------------   -------------
                                                   -------------  ------------   --------------   -------------
  Earnings per common share......................  $        3.19  $       2.19                    $        1.62
  Weighted average common shares outstanding.....        514,784       472,710                          561,944

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

                  NOTE TO THE UNAUDITED PRO FORMA CONSOLIDATED
                     FINANCIAL STATEMENTS OF UNITED AND PFC

NOTE 1:  PRO FORMA ADJUSTMENTS

    Management's assumptions and the related pro forma adjustments are as follows:

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Reflects the sale of $11,000,000 of preferred stock and approximately $5,000,000 of common stock. A total of 47,160 shares of the common stock are assumed to be sold at a price of $106.00 per share. A total of 440,000 shares of preferred stock are assumed to be sold at a price of $25.00 per share. Total offering costs of the preferred and common stock offerings are estimated to be $740,000.

(b) Reflects a $1,000,000 appreciation bonus granted to employees of PFC by the former owner. The after-tax effect is estimated to be $595,300, resulting in an increase in accrued liabilities and a reduction in equity.

(c) Reflects the allocation of the purchase price and the elimination of PFC's equity. The purchase price is $21,110,000 plus the equity of PFC excluding the unrealized loss on securities available for sale. The investment securities are recorded at fair value, therefore no adjustments are required. The fair value adjustment to loans was a decrease of $135,000. This adjustment to loans was based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Management determined that no fair value adjustment was necessary for deposits based on a discounted cash flow calculation that applies interest rates currently being offered on certificates of deposit of similar remaining maturities to the existing certificate of deposit portfolio.

    The following table summarizes the purchase price in excess of book value:

Bonus, net of tax effect.......................................  $ (595,300)
Fair value adjustment to loans.................................    (135,000)
Deferred taxes on loan adjustment..............................      54,000
Goodwill.......................................................  21,369,496
                                                                 ----------
Purchase price in excess of book value.........................  $20,693,196
                                                                 ----------
                                                                 ----------

(d) Reflects the additional proceeds received from bank financing to be obtained from Firstar in conjunction with the Park Acquisition.

(e) Reflects the cash liquidation and extinguishment of PFC's parent company-only assets and liabilities (excluding its investment in Park Bank).

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

(f) Reflects the effect of push-down accounting to goodwill resulting in additional amortization of $1,424,633 and $712,317 for the year ended December 31, 1995 and for the six months ended June 30, 1996 and 1995, respectively. Goodwill will be amortized over 15 years. A further effect of push-down accounting is to accrete to income the loan fair value adjustment over the estimated life of the respective portfolio. The accretion for the year ended December 31, 1995 and for each of the six months ended June 30, 1996 and 1995 is $27,000 and $13,500, respectively.

(g) Reflects the additional interest expense incurred as a result of the additional financing of $22,892,354 required to complete the Park Acquisition. The interest rate is assumed to be 140 basis points over the 90 day LIBOR rate or 6.96%. The actual interest rate may be higher or lower than this rate. A change of 0.125% in the interest rate would change the pro forma interest expense by approximately $29,000 for the year ended December 31, 1995 and by approximately $14,500 for each of the six months ended June 30, 1996 and 1995, respectively.

(h) Reflects the reduction of interest income and depreciation assuming PFC's loans, investment securities and property and equipment were assumed to be sold on January 1, 1995 and January 1, 1996, respectively. The amounts eliminated reflect actual interest income and depreciation expense recorded for the periods.

(i) Reflects the tax effect of the taxable pro forma adjustments. The goodwill amortization is not tax deductible. The effective tax rate is assumed to be forty percent for the year ended December 31, 1995 and for the six months ended June 30, 1996 and 1995 resulting in decreased income tax expense of $768,290, $380,632 and $365,587 respectively.

(j) Reflects the dividends paid on the preferred stock at an assumed rate of 9.25% per annum paid quarterly on $11,000,000 of preferred stock.

                        UNAUDITED PRO FORMA CONSOLIDATED
                   FINANCIAL STATEMENTS OF UNITED AND GOODHUE

    On January 1, 1994 Signal merged with Goodhue and changed its name to United. Goodhue shareholders converted their Goodhue common or preferred shares for common stock of United pursuant to an established conversion ratio for cash or for a combination of both cash and common stock. In addition to the merger of United and Goodhue, a noncompete agreement aggregating $1,500,000 was entered into with the majority stockholders of Goodhue. A total of $8,852,856 worth of Goodhue stock was converted for United stock and $9,263,984 worth of Goodhue stock was exchanged for cash. United raised $4,182,272 in equity from a common stock offering, the proceeds of which were used to reduce a portion of the debt incurred with the merger.

    The Unaudited Pro Forma Consolidated Balance Sheet is derived from the audited balance sheets of United as of December 31, 1993 which is not included herein and Goodhue as of December 31, 1993 which is included herein and assumes that the transactions were consummated on December 31, 1993. The Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1993 is derived from the audited Consolidated Statements of Income of United and Goodhue included elsewhere herein and assumes that the transactions were consummated on January 1, 1993.

    The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what United's results of operations or financial condition would actually have been if the transactions had occurred on the dates indicated. The unaudited Pro Forma Consolidated Financial Statements are presented for comparative purposes only. The pro forma adjustments, as discussed in Note 1, are based on available information and certain assumptions that management believes are reasonable.

    The unaudited pro forma information with respect to the purchase of Goodhue was based on the historical financial statements of Goodhue. The acquisition has been accounted for using the purchase method of accounting. The purchase price for the acquisition has been allocated to the tangible assets and liabilities of Goodhue based upon management's estimates of their fair value with the remainder allocated to goodwill.

      UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF UNITED AND GOODHUE
                               DECEMBER 31, 1993

                                                                                                        PRO FORMA
                                                                                                       CONSOLIDATED
                                                    UNITED           GOODHUE         ADJUSTMENTS      BALANCE SHEET
                                                --------------    --------------    --------------    --------------

                                                       ASSETS
Cash and due from banks......................   $    8,090,851    $    6,231,125    $  (9,263,984)(b) $   14,320,667
                                                                                       (1,500,000)(d)
                                                                                       10,762,675(e)
Federal funds sold...........................          500,000         4,950,000                           5,450,000
Investment securities........................       39,596,384        42,817,189          196,464(a)      82,610,037
Loans and leases.............................      114,083,609       104,395,435        1,562,501(a)     220,041,545
  Allowance for loan and lease losses........       (1,500,870)       (1,223,931)                         (2,724,801)
                                                --------------    --------------    --------------    --------------
    Net loans and leases.....................      112,582,739       103,171,504        1,562,501        217,316,744
                                                --------------    --------------    --------------    --------------
Property and equipment, net..................        4,302,610         5,039,918          898,725(a)      10,241,253
Other assets.................................        8,122,217         4,834,005        3,292,310(a)      17,748,532
                                                                                        1,500,000(d)
                                                --------------    --------------    --------------    --------------
    Total assets.............................   $  173,194,801    $  167,043,741    $   7,448,691     $  347,687,233
                                                --------------    --------------    --------------    --------------
                                                --------------    --------------    --------------    --------------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits...................................   $  147,516,564    $  143,481,773    $     591,190(a)  $  291,589,527
  Securities sold under repurchase                   6,766,347         8,554,941                          15,321,288
   agreements................................
  Accrued expenses and other liabilities.....        1,600,398         1,059,436          823,116(a)       3,482,950
  Notes payable and other borrowings.........        3,602,000           357,000            9,445(a)      10,548,848
                                                                                       10,762,675(e)
                                                                                       (4,182,272)(f)
                                                --------------    --------------    --------------    --------------
    Total liabilities........................      159,485,309       153,453,150        8,004,154        320,942,613
                                                --------------    --------------    --------------    --------------
Stockholders' equity:
  Preferred stock............................         --               2,833,607       (2,833,607)(b)       --
  Common stock...............................          302,746           110,497         (110,497)(b)          5,023
                                                                                            1,381(b)
                                                                                         (299,719)(c)
                                                                                              615(f)
Additional paid-in capital...................        3,955,701           171,450         (171,450)(b)     17,288,552
                                                                                        8,851,475(b)
                                                                                          299,719(c)
                                                                                        4,181,657(f)
Retained earnings............................        9,451,045        10,475,037        4,526,249(a)       9,451,045
                                                                                      (15,001,286)(b)
                                                --------------    --------------    --------------    --------------
    Total stockholders' equity...............       13,709,492        13,590,591         (555,463)        26,744,620
                                                --------------    --------------    --------------    --------------
    Total liabilities and stockholders'         $  173,194,801    $  167,043,741    $   7,448,691     $  347,687,233
     equity..................................
                                                --------------    --------------    --------------    --------------
                                                --------------    --------------    --------------    --------------

     See Note to the Unaudited Pro Forma Consolidated Financial Statements

   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME OF UNITED AND GOODHUE
                          YEAR ENDED DECEMBER 31, 1993

                                                                                                        PRO FORMA
                                                                                                       CONSOLIDATED
                                                                                                       STATEMENT OF
                                                            UNITED       GOODHUE       ADJUSTMENTS        INCOME
                                                         ------------  ------------   --------------   ------------
Interest income:
  Loans and leases.....................................  $  9,069,781  $  9,725,971                     $18,795,752
  Investment securities -- taxable.....................     2,098,870     2,383,653                      4,482,523
  Investment securities -- tax exempt..................       139,757       143,973                        283,730
  Federal funds sold...................................       115,164       253,129                        368,293
                                                         ------------  ------------   --------------   ------------
    Total interest income..............................    11,423,572    12,506,726        --           23,930,298
                                                         ------------  ------------   --------------   ------------
Interest expense:
  Deposits.............................................    23,367,221     4,585,589                      7,952,810
  Federal funds purchased and securities sold under
   repurchase agreements...............................       106,567       272,392                        378,959
  Notes payable and other borrowings...................       197,037        31,552         475,032(h)     703,621
                                                         ------------  ------------   --------------   ------------
    Total interest expense.............................     3,670,825     4,889,533         475,032      9,035,390
                                                         ------------  ------------   --------------   ------------
  Net interest income..................................     7,752,747     7,617,193      (475,032)      14,894,908
Provision for loan and lease losses....................       300,000       304,628       --               604,628
                                                         ------------  ------------   --------------   ------------
  Net interest income after provision for loan and                                       (475,032   )
   lease losses........................................     7,452,747     7,312,565                     14,290,280
Noninterest income:
  Service charges and other fees.......................     1,770,532     1,326,777                      3,097,309
  Net investment securities gains......................        75,194       210,256                        285,450
  Other................................................       302,721       261,762                        564,483
                                                         ------------  ------------   --------------   ------------
    Total noninterest income...........................     2,148,447     1,798,795       --             3,947,242
                                                         ------------  ------------   --------------   ------------
Noninterest expense:
  Salaries and employee benefits.......................     3,687,963     3,954,059                      7,642,022
  Occupancy and depreciation...........................       926,265       931,063                      1,857,328
                                                                                          219,487  (g)
                                                                                            (110,804)(g)
  Other................................................     2,801,898     2,214,788          370,000(i)   5,495,369
                                                         ------------  ------------   --------------   ------------
    Total noninterest expense..........................     7,416,126     7,099,910       478,683       14,994,719
                                                         ------------  ------------   --------------   ------------
  Income before income taxes and cumulative effect of                                    (953,715)
   change in accounting principle......................     2,185,068     2,011,450                      3,242,803
  Income tax expense...................................       725,224       707,000      (293,691   )(j)   1,138,533
                                                         ------------  ------------   --------------   ------------
    Income before cumulative effect of change in                                         (660,024   )
     accounting principle..............................     1,459,844     1,304,450                      2,104,270
    Cumulative effect of change in accounting                                             --
     principle.........................................       106,168        75,000                        181,168
                                                         ------------  ------------   --------------   ------------
      Net income.......................................  $  1,566,012  $  1,379,450   $  (660,024   )  $ 2,285,438
                                                         ------------  ------------   --------------   ------------
                                                         ------------  ------------   --------------   ------------
Earnings per share before cumulative effect of change
 in accounting principle...............................  $       4.65  $      11.80                    $      4.10
Cumulative effect of change in accounting principle....           .34           .68                            .35
                                                         ------------  ------------                    ------------
Earnings per share after cumulative effect of change in
 accounting principle..................................  $       4.99  $      12.48                    $      4.45
                                                         ------------  ------------                    ------------
                                                         ------------  ------------                    ------------
Average shares outstanding.............................       313,994       110,497                        513,565

                  NOTE TO THE UNAUDITED PRO FORMA CONSOLIDATED
                   FINANCIAL STATEMENTS OF UNITED AND GOODHUE

NOTE 1:  PRO FORMA ADJUSTMENTS
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Reflects the allocation of the purchase price based on estimated fair values of the tangible assets and liabilities of Goodhue with the remaining purchase price being allocated to goodwill.

(b) Reflects the exchange or redemption of Goodhue preferred and common stock for United stock or cash.

(c) Reflects the change in par value of United stock from $1 per share to $.01 per share.

(d) Reflects the noncompete agreement.

(e) Reflects the additional proceeds received from bank financing obtained to complete the merger.

(f) Reflects the application of the common stock offering proceeds to the debt.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(g) Reflects the effect of push-down accounting to goodwill resulting in additional amortization of $219,487 for the year ended December 31, 1993. The effect of push-down accounting to the tangible assets and liabilities resulted in accretion of $110,804 for the year ended December 31, 1993.

(h) Reflects the additional interest expense incurred as a result of the additional financing obtained to complete the merger (net of the repayment from proceeds of the common stock offering). The interest rate used was 7.12%, the rate actually in effect.

(i) Reflects the amortization of the noncompete agreements.

(j) Reflects the tax effect of the taxable pro forma adjustments. The goodwill amortization is not tax deductible. The effective tax rate is assumed to be forty percent for the year ended December 31, 1993 resulting in decreased income tax expense of $293,691.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNITED OR BY THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNITED SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           -------------------------

                               TABLE OF CONTENTS

ITEM                                                                        PAGE
--------------------------------------------------------------------------  ----
Summary...................................................................    3
Risk Factors..............................................................    8
Acquisition of Park.......................................................   11
Use of Proceeds...........................................................   13
Capitalization............................................................   14
Selected Financial Data...................................................   15
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   19
Business..................................................................   38
Management................................................................   45
Principal Shareholders....................................................   51
Supervision and Regulation................................................   53
Description of Securities.................................................   58
Underwriting..............................................................   64
Legal Matters.............................................................   64
Experts...................................................................   64
Additional Information....................................................   65
Index to Financial Information............................................  F-1

    UNTIL           , 1997 (  DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE SERIES A PREFERRED STOCK COVERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                 440,000 SHARES

                       [UNITED COMMUNITY BANCSHARES LOGO]

                                   % CUMULATIVE
                           PERPETUAL PREFERRED STOCK,
                                    SERIES A

                               -----------------
                              P R O S P E C T U S
                               -----------------

                               PIPER JAFFRAY INC.

                                          , 1997

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following expenses will be paid by the Registrant in connection with the distribution of the securities registered hereby and do not include the underwriting discount to be paid to the Underwriters. All of such expenses, except for the SEC registration fee and NASD fee are estimated.

SEC Registration Fee................................................  $   3,334
NASD Fee............................................................      1,600
Registrant's Legal Fees.............................................      *
Underwriter's Advisory Fee..........................................      *
Accountants' Fees and Expenses......................................      *
Printing Expenses...................................................      *
Blue Sky Fees and Expenses..........................................      *
Miscellaneous.......................................................      *
                                                                      ---------
Total...............................................................  $   *
                                                                      ---------
                                                                      ---------

------------------------
*   To be filed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521, subd. 2, of the Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

    Provisions regarding indemnification of officers and directors of the Registrant are contained in Bylaw Section 5.1 of the Registrant's Bylaws (Exhibit 3.2 to this Registration Statement).

    Under Section     of the Underwriting Agreement, filed as Exhibit 1.1
hereto, the Underwriter agrees to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933, as amended (the "Act"), against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    On January 1, 1994, United issued 138,067 shares of its Common Stock to shareholders of Goodhue in exchange for the conversion of the outstanding Goodhue shares in connection with the merger of Signal and Goodhue, in reliance upon an exemption under Rule 506 of Regulation D. Concurrently with that merger transaction, United issued 61,504 shares of its Common Stock to investors in exchange for an aggregate purchase price of $4,182,272, in reliance upon an exemption under Rule 506 of Regulation D. Based upon Letter of Investment Intent and Subscription Agreements, United believes the former Goodhue shareholders and the purchasing investors were "sophisticated investors" and they were either "accredited" investors or did not exceed an aggregate of 35 nonaccredited investors.

    In March, 1995, United issued 2,103 shares to the United Community Bancshares, Inc. Employee Stock Ownership Plan in exchange for an aggregate purchase price of $164,938, in reliance upon Section 4(2) of the Act.

    In August, 1995, United issued 41,907 shares of its Common Stock to investors in exchange for an aggregate purchase price of $3,527,731, in reliance upon an exemption under Section 3(a) (11) of the Act and Rule 147 thereunder. Based upon Letter of Investment Intent and Subscription Agreements, United believes that all of the investors were residents of the State of Minnesota, the state in which United is incorporated.

    In January, 1996, United issued 160 shares upon exercise of a stock option granted to a former employee in exchange for an aggregate purchase price of $11,754, in reliance upon an exemption under Section 4(2) of the Act.

    Also in January, 1996, United issued 50 shares to an accredited investor in exchange for an aggregate purchase price of $4,653, in reliance upon an exemption under Section 4(2) of the Act.

    In March, 1996, United issued 2,150 shares to the United Community Bancshares, Inc. Employee Stock Ownership Plan in exchange for an aggregate purchase price of $200,079, in reliance upon an exemption under Section 4(2) of the Act.

    In April, 1996, United issued 107 shares to an accredited investor in exchange for an aggregate purchase price of $9,957, in reliance upon an exemption under Section 4(2) of the Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement*

       2.1   Merger Agreement with Park Financial Corporation dated October 7, 1996

       2.2   Indemnification Agreement with the Park Financial Corporation Revocable Trust dated October 7, 1996

       3.1   Restated Articles of Incorporation

       3.2   Bylaws

       4.1   Statement of Designation*

       4.2   Form of Common Stock Certificate*

       4.3   Form of Series A Preferred Stock Certificate*

       4.4   Restated Articles of Incorporation (filed as Exhibit 3.1)

       4.5   Bylaws (filed as Exhibit 3.2)

       5.1   Opinion and Consent of Fredrikson & Byron, P.A.*

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.1   1994 Stock Option Plan**

      10.2   Executive Salary Continuation Agreement between Signal Bank and Galen T. Pate**

      10.3   Executive Salary Continuation Agreement between Signal Bank and Marcia L. O'Brien**

      10.4   Executive Salary Continuation Agreement between Signal Bank and John H. LeMay**

      10.5   Executive Salary Continuation Agreement between Signal Bank and John C. Dorsey**

      10.6   Executive Salary Continuation Agreement between United and Donald M. Davies**

      10.7   Lease Agreement between United and Whitewood (Minneapolis) Limited Partnership, dated September 7, 1995, respecting 2600 Eagan Woods Drive, Suite 155, Eagan, Minnesota.

      10.8   Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota corporation), dated January 1,
              1976, as amended, respecting 100 Signal Hills, West St. Paul, Minnesota.

      10.9   Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota general partnership), dated
              January 29, 1993, respecting an area in the Signal Hills Center.

      10.10  Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota general partnership), dated
              July 20, 1986, respecting an area in the Signal Hills Center.

      10.11  Lease Agreement between United and ELPO Partnership, dated January 1, 1996, respecting 432 West Third
              Street, Red Wing, Minnesota.

      10.12  Lease Agreement between CCC and County Crossroads Center United Partnership, dated August 27, 1993, respecting the County Crossroads Center, Hastings, Minnesota.

      10.13  Lease Agreement between CCC and Lubbers' Properties Inc., dated June 8, 1994, respecting 1014 South
              Highway 3, Northfield, Minnesota.

      10.14  Sublease Agreement between United and CENEX, Inc., dated August, 1994, as amended, respecting 5400
              Babcock Trail, Inver Grove Heights, Minnesota.

      12.1   Statement Regarding Computation of Ratios

      23.1   Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

      23.2   Consent of McGladrey & Pullen, LLP, independent auditors

      23.3   Consent of Leininger & Leininger, Ltd., independent auditors

      23.4   Consent of KPMG Peat Marwick LLP, independent auditors

      23.5   Consent of Larson, Allen & Weishair & Co., LLP, independent auditors

      24     Power of Attorney (included on signature page of the Registration Statement)

      27     Financial Data Schedule

------------------------
 * To be filed by amendment.

** Management agreement or compensatory plan or arrangement.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned Registrant further undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) It will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 21, 1996.

                                UNITED COMMUNITY BANCSHARES, INC.

                                By               /s/ R. SCOTT JONES
                                     ------------------------------------------
                                              R. Scott Jones, CHAIRMAN

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints R. Scott Jones and Galen T. Pate, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

                      SIGNATURE                                        TITLE                         DATE
------------------------------------------------------  ------------------------------------  -------------------

                  /s/ R. SCOTT JONES                    Chairman and Director (principal
     -------------------------------------------         executive officer)                   October 21, 1996
                    R. Scott Jones

                  /s/ GALEN T. PATE                     President and Director (principal
     -------------------------------------------         executive officer)                   October 21, 1996
                    Galen T. Pate

                /s/ MARCIA L. O'BRIEN                   Executive Vice President and Chief
     -------------------------------------------         Financial Officer (principal         October 21, 1996
                  Marcia L. O'Brien                      financial and accounting officer)

                /s/ ARLIN A. ALBRECHT
     -------------------------------------------        Director                              October 21, 1996
                  Arlin A. Albrecht

                /s/ LARRY C. BARENBAUM
     -------------------------------------------        Director                              October 21, 1996
                  Larry C. Barenbaum

               /s/ SPENCER A. BROUGHTON
     -------------------------------------------        Director                              October 21, 1996
                 Spencer A. Broughton

                                          Signatures continued on following page

                      SIGNATURE                                        TITLE                         DATE
------------------------------------------------------  ------------------------------------  -------------------

                  /s/ JAMES P. FRITZ
     -------------------------------------------        Director                              October 21, 1996
                    James P. Fritz

                 /s/ JOHN W. JOHNSON
     -------------------------------------------        Director                              October 21, 1996
                   John W. Johnson

                   /s/ ORA G. JONES
     -------------------------------------------        Director                              October 21, 1996
                     Ora G. Jones

                 /s/ LOUIS J. LANGER
     -------------------------------------------        Director                              October 21, 1996
                   Louis J. Langer

                       SECURITIES AND EXCHANGE COMMISSION
                       UNITED COMMUNITY BANCSHARES, INC.
                           EXHIBIT INDEX TO FORM S-1

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement*

       2.1   Merger Agreement with Park Financial Corporation dated October 7, 1996

       2.2   Indemnification Agreement with the Park Financial Corporation Revocable Trust dated October 7, 1996

       3.1   Restated Articles of Incorporation

       3.2   Bylaws

       4.1   Statement of Designation*

       4.2   Form of Common Stock Certificate*

       4.3   Form of Series A Preferred Stock Certificate*

       4.4   Restated Articles of Incorporation (filed as Exhibit 3.1)

       4.5   Bylaws (filed as Exhibit 3.2)

       5.1   Opinion and Consent of Fredrikson & Byron, P.A.*

      10.1   1994 Stock Option Plan**

      10.2   Executive Salary Continuation Agreement between Signal Bank and Galen T. Pate**

      10.3   Executive Salary Continuation Agreement between Signal Bank and Marcia L. O'Brien**

      10.4   Executive Salary Continuation Agreement between Signal Bank and John H. LeMay**

      10.5   Executive Salary Continuation Agreement between Signal Bank and John C. Dorsey**

      10.6   Executive Salary Continuation Agreement between United and Donald M. Davies**

      10.7   Lease Agreement between United and Whitewood (Minneapolis)Limited Partnership, dated September 7, 1995, respecting 2600 Eagan Woods Drive, Suite 155, Eagan, Minnesota.

      10.8   Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota corporation), dated January 1,
              1976, as amended, respecting 100 Signal Hills, West St. Paul, Minnesota.

      10.9   Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota general partnership), dated
              January 29, 1993, respecting an area in the Signal Hills Center.

      10.10  Lease Agreement between Signal Bank and Signal Hills Company (a Minnesota general partnership), dated
              July 20, 1996, respecting an area in the Signal Hills Center.

      10.11  Lease Agreement between United and ELPO Partnership, dated January 1, 1996, respecting 432 West Third
              Street, Red Wing, Minnesota.

      10.12  Lease Agreement between CCC and County Crossroads Center United Partnership, dated August 27, 1993, respecting the County Crossroads Center, Hastings, Minnesota.

      10.13  Lease Agreement between CCC and Lubbers' Properties Inc., dated June 8, 1994, respecting 1014 South
              Highway 3, Northfield, Minnesota.

      10.14  Sublease Agreement between United and CENEX, Inc., dated August, 1994, as amended, respecting 5400
              Babcock Trail, Inver Grove Heights, Minnesota.

      12.1   Statement regarding computation of ratios

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      23.1   Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

      23.2   Consent of McGladrey & Pullen, LLP, independent auditors

      23.3   Consent of Leininger & Leininger, Ltd., independent auditors

      23.4   Consent of KPMG Peat Marwick LLP, independent auditors

      23.5   Consent of Larson, Allen & Weishair & Co., LLP, independent auditors

      24     Power of Attorney (included on signature page of the Registration Statement)

      27     Financial Data Schedule

------------------------
 * To be filed by amendment.

** Management agreement or compensatory plan or arrangement.